Exhibit 10.21

FOUR POINTS CENTRE

BUILDING I

OFFICE LEASE

by and between

NEW TPG-FOUR POINTS, L.P.

and

SAILPOINT TECHNOLOGIES, INC.

Dated: July 3, 2012

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(continued)

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(continued)

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(continued)

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(continued)

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LEASE SUMMARY

This lease summary is made a part of the Lease and it shall be incorporated into the provisions thereof; provided, however, that to the extent that there exists a conflict between this lease summary and the Lease, the Lease shall govern.

Date:	July 3, 2012

Landlord:	NEW TPG-FOUR POINTS, L.P., a Texas limited partnership

Tenant:	SAILPOINT TECHNOLOGIES, INC., a Delaware corporation

Premises:	(i) 30,142 rentable square feet located on the first (1st) floor (being Suite 100) (the “Initial Premises”), (ii) 4,100 rentable square feet located on the second (2nd) floor (the “Phase 1 Must Take Premises”), and (iii) 4,109 rentable square feet located on the second (2nd) floor (the “Phase 2 Must Take Premises”) with the combination of the Phase 1 Must Take Premises and the Phase 2 Must Take Premises being Suite 222, all in the building known as Four Points Centre, Building II located at 11305 Four Points Drive, Austin, Texas 78726 and as more particularly described in Section 2 below.

Term:	Sixty-six (66) months, commencing on the earlier to occur of (i) the date on which Tenant takes occupancy of the Initial Premises, or (ii) the Completion Date, and ending on the last day of the sixty-sixth (66th) full calendar month after such date (see Section 4)
Base Rent:

Months	Annual Base Rent/RSF	RSF		Monthly Base Rent
1-12	$14.50	30,142	*	$36,421.58
13-18	$15.28	34,242	*	$43,601.48
19-24	$15.28	38,351		$48,833.61
25-36	$16.08	38,351		$51,390.34
37-48	$16.88	38,351		$53,947.07
49-60	$17.88	38,351		$57,142.99
60-66	$18.88	38,351		$60,338.91

(see Section 5 for further provisions)

*	The Rentable Square Feet (“RSF”) shall be increased if Tenant, in its sole discretion, elects to occupy and use any portion of the Phase 1 or Phase 2 Must Take Premises earlier than the Phase 1 Commencement Date and/or Phase 2 Commencement Date and the Monthly Base Rent shall be adjusted accordingly.

Permitted Use:	See Section 3

Options/Rights:	Renewal Option; Right of First Refusal; Termination Option (See Exhibit G)

Addresses for Notice:	To Landlord:

New TPG-Four Points, L.P. c/o Thomas Properties Group, LP 2005 Market Street, Suite 3200 Philadelphia, PA 19103, Attn: Mr. Randall L. Scott

with a copy to:

TPG-FP Services, LP 401 Congress Avenue, Suite 1850 Austin, TX 78701 Attention: Jerry M. Hackney, Senior Vice President-Property Management

and with a copy to:

Jeff Bates Bracewell & Giuliani LLP 111 Congress Avenue, Suite 2300 Austin, TX 78701-4061 Telephone: (512) 542-2130 Telecopy: (512) 479-3909

To Tenant:

Prior to the Commencement Date (as defined herein):

SailPoint Technologies, Inc. 6034 West Courtyard Drive, Suite 309 Austin, Texas 78730 Telephone: (512) 346-2000 Fax: (512) 346-2043 Attention: Cam McMartin After the Commencement Date:

SailPoint Technologies, Inc. 11305 Four Points Drive, Suite 100 Austin, Texas 78726 Telephone: (512) 346-2000 Fax: (512) 346-2043 Attention: Cam McMartin

FOUR POINTS CENTRE OFFICE LEASE

THIS OFFICE LEASE (this “Lease”) is made and entered into as of the 3rd day of July, 2012 (the “Effective Date”) by and between NEW TPG-FOUR POINTS, L.P., a Texas limited partnership (“Landlord”), and SAILPOINT TECHNOLOGIES, INC., a Delaware corporation (“Tenant”).

1.	Definitions.

All capitalized terms used in this Lease and not specifically defined in the text shall have the meanings ascribed to them in the glossary attached hereto as Exhibit B and hereby made a part hereof.

2.	Lease of Premises.

Subject to the covenants, terms, provisions and conditions of this Lease, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, (i) as of the Commencement Date, the Initial Premises, at which point the term “Premises” as used in this Lease shall refer to the Initial Premises and shall consist of approximately 30,142 rentable square feet, (ii) commencing on the first day of the thirteenth calendar month following the Commencement Date (the “Phase 1 Commencement Date”), the Phase 1 Must Take Premises, at which point the term “Premises” as used in this Lease shall refer to the Initial Premises and the Phase 1 Must Take Premises and shall consist of approximately 34,242 rentable square feet, and (iii) commencing on the first day of the nineteenth calendar month following the Commencement Date (the “Phase 2 Commencement Date”), the Phase 2 Must Take Premises, at which point the term “Premises” as used in this Lease shall refer to the Initial Premises, the Phase 1 Must Take Premises and the Phase 2 Must Take Premises and shall consist of approximately 38,351 rentable square feet, all as shown on the drawings attached hereto as Exhibit A, located on the first and second floors of the Building; provided, however, Tenant may elect, in its sole discretion (but upon prior written notice(s) to Landlord (which notice(s) shall contain the Rentable Area determined by Tenant’s Architect for the portion or all of the Phase 1 Must Take Premises and/or the Phase 2 Must Take Premises Tenant will occupy and conduct business therein), to occupy and conduct business therein in a portion or all of the Phase 1 Must Take Premises and/or the Phase 2 Must Take Premises following the Commencement Date but prior to the commencement of the thirteenth calendar month or the nineteenth calendar month, as applicable. Concurrently with the delivery of such notice, Tenant shall submit to Landlord the amount of Rent payable for the portion or all of the Phase 1 Must Take Premises and/or Phase 2 Must Take Premises for which Tenant will occupy and conduct business therein for the first month following the expiration of the Rent Abatement Period for the Phase 1 Premises and/or Phase 2 Premises, as applicable. In the event of and upon such occupancy and conducting of Tenant’s business therein, Landlord and Tenant agree to appropriately amend the Base Rent table contained in the Lease Summary and Section 5.1(a) to include rentable square footage inclusive of the rentable square footage Tenant occupies and uses in the Phase 1 Must Take Premises and/or the Phase 2 Must Take Premises. In addition, the Phase 1 Commencement Date and/or the Phase 2 Commencement Date shall be appropriately adjusted to be such date(s) of occupancy and use, and the references to the Premises shall include the applicable “must take” premises so occupied and used for all purposes under this Lease. Landlord also hereby grants to Tenant a non-exclusive license to use the Common Areas within the Building and the Property subject to the covenants, terms, provisions and conditions of this Lease. For purposes of determining whether Tenant is occupying any portion(s) or all of the Phase 1 Must Take Premises and/or the Phase 2 Must Take Premises and conducting business therein, the parties acknowledge that neither (i) the mere use of the corridors in either or both the Phase 1 Must Take Premises and/or the Phase 2 Must Take Premises for circulation through the 38,351 rentable square feet nor (ii) the presence of Tenant’s furniture, fixtures and equipment in any portion of such space shall constitute Tenant’s occupying or conducting business therein. In the event the demising wall(s) separating the Phase 1 Must Take Premises and/or the Phase 2 Must Take Premises from the adjacent leasable space on the second floor is (are) not constructed in the exact location(s) shown on the Final Plans, Landlord shall have STG Design (“STG”) determine the final Rentable Area of the Premises within ten (10) days of the date of Substantial Completion of the Tenant Improvements. STG’s final determination of the Rentable Area of the Premises shall be confirmed in writing to Landlord and Tenant, and deemed to be conclusive for all purposes hereunder. Anything in this Lease to the contrary notwithstanding, if it is determined that the Rentable Area of the Premises is different than the 38,351 rentable square feet specified in Section 2 (a) of this Lease, Landlord and Tenant shall promptly enter into a written lease amendment documenting such changes along with any adjustments to monetary amounts (including, without limitation, Base Rent and the Tenant Improvement Allowance), percentages or other amounts contained in this Lease which are based on the incorrect Rentable Area.

3.	Use of Premises.

The Premises shall be used solely for general office purposes consistent with Class A Buildings and Tenant shall not use, or permit others to use, any portion of the Premises or Tenant’s rights in the Property for the Prohibited Uses. The Parking Facility shall be used solely to provide parking for all modes of vehicular transportation.

4.	Term.

The term of this Lease (the “Term”) shall be sixty-six (66) months, commencing on the earlier of (i) the date on which Tenant takes occupancy of the Premises, or (ii) the Completion Date (the earlier of said date is herein referred to as the “Commencement Date”), and ending, without the necessity of any notice from either party, on the last day of the sixty-sixth (66th) full calendar month thereafter. Landlord shall not be liable for a failure to deliver possession of the Premises or any other space when such failure is directly due to Force Majeure Events. Tenant may take possession of the Premises fifteen (15) days prior to the Commencement Date (the “Pre-Commencement Period”) for the sole purpose of installing furniture, fixtures and equipment or other personal property within the Premises. During the Pre-Commencement Period, Tenant shall be bound by all obligations of this Lease, except that Tenant shall not be obligated to pay Base Rent or its Pro Rata Share of Operating Expenses, but shall be required to pay for extraordinary HVAC services pursuant to Section 9.2 requested by Tenant as a result of such early possession. Within fifteen (15) days of the receipt of a written request of either party, Landlord and Tenant will execute a memorandum in the form of Exhibit C attached hereto, setting forth the dates on which the Term begins and ends.

5.	Rent.

5.1 Items Comprising Rent. In consideration for this Lease, effective as of the Commencement Date, Tenant agrees to pay Landlord the following (hereinafter collectively referred to as “Rent”):

(a) Monthly base rent (“Base Rent”) in accordance with the following table:

Months	Annual Base Rent/RSF	RSF		Monthly Base Rent
1-12	$14.50	30,142	*	$36,421.58
13-18	$15.28	34,242	*	$43,601.48
19-24	$15.28	38,351		$48,833.61
25-36	$16.08	38,351		$51,390.34
37-48	$16.88	38,351		$53,947.07
49-60	$17.88	38,351		$57,142.99
60-66	$18.88	38,351		$60,338.91

*	The Rentable Square Feet shall be increased if Tenant, in its sole discretion, elects to occupy and use any portion of the Phase 1 or Phase 2 Must Take Premises earlier than the Phase 1 Commencement Date and/or Phase 2 Commencement Date and the Monthly Base Rent shall be adjusted accordingly.

(b) Tenant’s Pro Rata Share of Operating Expenses for the applicable calendar year, as estimated and reconciled by Landlord in accordance with Section 5.3 below.

(c) Intentionally deleted.

(d) Following the Commencement Date, any actual costs or expenses for goods, services or utilities which are (i) directly attributable to Tenant’s use or occupancy of the Premises and are of the type described in Section 9.2 hereof, and (ii) not otherwise included in Operating Expenses or completely reimbursed to Landlord by any other source or entity.

(e) Those charges which Landlord imposes on Tenant for services pursuant to Section 9.2 of this Lease.

(f) Any sums which Tenant becomes obligated to pay as a result of Tenant’s failure to comply with any of the terms and provisions of this Lease.

(g) Any other amounts due under this Lease.

(h) Notwithstanding anything in the above Section 5.1(a) to the contrary, applicable monthly Base Rent and Tenant’s Pro Rata Share of Operating Expenses (estimated to be $9.72/RSF for 2012) for all of the rentable square footage Tenant occupies and uses shall be abated for the first six (6) months of the Term (the “Rent Abatement Period”); provided, however, all other payments required to be paid by Tenant to Landlord pursuant to the Lease shall remain due and payable during the Rent Abatement Period. If at any time during the initial Term Landlord terminates this Lease as a result of an Event of Default of a monetary nature hereunder, the abatement of Base Rent and Tenant’s Pro Rata Share of Operating

Expenses for the Premises provided for herein shall immediately become void, and Tenant shall promptly pay to Landlord, in addition to all other amounts due to Landlord under the Lease, the full amount of all Base Rent and Tenant’s Pro Rata Share of Operating Expenses for the Premises herein abated, multiplied by a fraction, the numerator of which is the number of full calendar months remaining in the Term as of the date Landlord terminates this Lease as a result of an Event of Default of a monetary nature and the denominator of which is 66.

5.2 Time for Payment. Rent due under subparagraphs (a) and (b) above shall be payable in advance on the first (1st) day of each calendar month without prior notice or demand. Notwithstanding the foregoing, Tenant shall submit the sum of $60,836.60 on the date of execution of this Lease as the Rent payment for the seventh (7th) month of the Term for the Initial Premises. Landlord shall not be obligated to invoice Tenant monthly for Rent due under subparagraphs (a) or (b). All other sums due from Tenant shall be due and payable within thirty (30) days following presentation by Landlord of an invoice therefor, unless this Lease specifically provides otherwise. All Rent shall be payable in United States dollars and sent to Landlord as follows: (1) if by check, payable to the order of New TPG-Four Points, L.P., c/o Thomas Properties Group, Attn: Rent Receivable, 2005 Market Street, Suite 3200 Philadelphia, PA 19103, or (2) if by wire, using the instructions set forth below:

Bank Name:	Citizens Bank of Pennsylvania
2001 Market Street
Philadelphia, PA 19103
Routing No.:	036-076-150
Account No.:	6202049913
For Credit To:	New TPG—Four Points, L.P.

Rent for any partial calendar month during the Term shall be prorated on a per diem basis based on a three hundred sixty (360) day year.

5.3 Estimates and Annual Reconciliation of Operating Expenses. Prior to the commencement of each calendar year, or as soon thereafter as possible, Landlord shall furnish to Tenant a statement containing Landlord’s reasonable estimate of Operating Expenses (such statement amount shall be based on a budget prepared by Landlord in accordance with standard industry and accounting practices) for such year and a calculation of Tenant’s Pro Rata Share, which Landlord may re-estimate at any time. Thereafter, Tenant shall pay to Landlord one-twelfth of the amount of its Pro Rata Share on each monthly Rent payment date until further adjustment pursuant to this paragraph. If Landlord’s statement is furnished after the start of the year, then Tenant shall continue to pay the monthly amount of its Pro Rata Share of such expenses due for the prior year and on the next monthly Rent payment date after Tenant receives Landlord’s statement, Tenant shall also pay any excess amounts allocable to the prior months in that year. No later than one hundred eighty (180) days following the end of each calendar year during the Term, Landlord shall furnish to Tenant a statement showing the actual Operating Expenses during said calendar year (“Annual Operating Expenses Statement”) which, at a minimum, shall contain the actual Operating Expenses information (and any adjustments thereto to increase the Operating Expenses as specified in Section 15.1 of Exhibit B of this Lease) for such calendar year required to complete the forms attached hereto as Exhibit N. If the Annual Operating Expenses Statement reveals an underpayment, Tenant shall pay such underpayment to

Landlord within thirty (30) days (whether or not this Lease has expired or been terminated) after Landlord delivers the Annual Operating Expenses Statement to Tenant, and if the Annual Operating Expenses Statement shows an overpayment, Landlord shall credit the next monthly rental payment(s) of Tenant with an amount equal to such overpayment, or, if the Term has expired, promptly refund the overpayment to Tenant. The obligations set forth in this Section 5.3 shall survive the expiration or earlier termination of the Term. Notwithstanding the foregoing, future increases in Operating Expenses above the actual amounts for the prior calendar year beginning with those expenses for 2012, excluding Real Property Taxes, insurance, utilities, and janitorial expenses shall be limited to the lesser of (i) the actual increase or (ii) five percent (5%) (the “Cap”) per year on a cumulative basis.

5.4 Audit Rights. Tenant shall have the right to audit Landlord’s Annual Operating Expenses Statement as set forth in this Section 5.4. In order to exercise Tenant’s right to review the Annual Operating Expenses Statement, Tenant must provide written notice to Landlord of Tenant’s intention to conduct such audit within ninety (90) days after Landlord delivers the Annual Operating Expenses Statement for the applicable calendar year to Tenant and the review will cover only the most recently expired calendar year, and Landlord will not be obligated to provide information with respect to previous calendar years. If Tenant delivers to Landlord a notice pursuant to the preceding sentence, then upon five (5) days prior written notice and during normal business hours at Landlord’s office or such other place as Landlord shall reasonably designate, Tenant shall be entitled to inspect and examine those books and records of Landlord relating to the determination of any item of Operating Expenses paid in the subject calendar year. If, after inspection and examination of such books and records, Tenant disputes the amounts of Operating Expenses charged by Landlord, Tenant, by written notice to Landlord, may request an independent audit of such books and records. The independent audit of the books and records shall be conducted by a certified public accountant designated by Tenant and reasonably acceptable to Landlord (such accountant may not be compensated on a contingency fee or similar basis relating to the results of such audit). If, within ten (10) days after Landlord’s receipt of Tenant’s notice requesting an audit, Landlord and Tenant are unable to agree upon a certified public accountant to conduct such audit, then Tenant may designate a national or regional firm of certified public accountants not then employed by Landlord or Tenant to conduct such audit. Tenant acknowledges and agrees that any records of Landlord reviewed under this Section 5.4 (and the information contained therein) constitute confidential information of Landlord, which Tenant shall not disclose, nor permit to be disclosed by Tenant or it’s accountant, to anyone other than the Tenant’s accountants performing the review and the principals, employees and representatives of Tenant who receive the results of the review. Any accounting firm engaged to perform such an audit will be required to sign a nondisclosure agreement reasonably acceptable to Landlord. If the audit discloses that any item of Operating Expenses billed to Tenant was incorrect, the appropriate party shall pay the other party the deficiency or overpayment, as applicable. All costs and expenses of the audit shall be paid by the Tenant unless the audit shows that Landlord overstated Operating Expenses by more than five percent (5%) for the applicable calendar year, in which case Landlord shall pay all costs and expenses of the audit.

6.	Security Deposit.

(a) Any Event of Default for purposes of this Section 6(a) shall mean an Event of Default that is monetary in nature or an Event of Default that has liquidated into a monetary

Event of Default. No later than the Commencement Date, Tenant shall deposit with Landlord an unconditional and irrevocable letter of credit (the “Security Deposit”) in the amount of $659,637.27 in the form shown as Exhibit H and issued by Square 1 Bank or another bank reasonably satisfactory to both parties wherein said letter of credit can be drawn and that permits drawings via facsimile, as security for the full and faithful performance of every financial obligation of this Lease to be thereafter performed by Tenant. As long as there is no continuing Event of Default, the amount of Security Deposit required hereunder shall be reduced by $41,227.33 on the day after the ninetieth (90th) day following the expiration of the Rent Abatement Period, and shall continue to be reduced by such amount following the expiration of subsequent ninety (90) day periods, until the amount of Security Deposit required hereunder has been reduced to $100,000.00, at which amount it will remain until the expiration of the Term. If a notice of an Event of Default has been provided to the issuing bank of the irrevocable letter of credit (the “Issuing Bank”), and the Event of Default is subsequently cured, Landlord shall provide the Issuing Bank with written notice within ten (10) days after the Event of Default is cured stating that the Event of Default has been cured and the Security Deposit may be reduced per the schedule of reduction in the letter of credit. Landlord shall not be required to keep the proceeds from a draw on the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on either. If an Event of Default occurs and is continuing, Landlord may, but shall not be required to draw on the Security Deposit, in whole or in part, in either case for the payment of any Rent or any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of such Event of Default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of such Event of Default, including, without limitation, costs and attorneys’ fees incurred by Landlord to recover possession of the Premises (provided that Landlord may draw upon any Security Deposit in whole in the event Tenant defaults in its obligation to timely deliver a replacement letter of credit as required hereunder). If any portion of the proceeds from a draw on any Security Deposit is so used or applied, Tenant shall, within fifteen (15) days of Tenant’s receipt of Landlord’s written request therefor, cause the Issuing Bank to restore the Security Deposit to its original amount, and Tenant’s failure to do so shall be a “Default” under this Lease, without any additional notice or cure period required hereunder.

(b) Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Building and in this Lease, and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign the Security Deposit to the transferee or mortgagee, provided that Landlord shall pay all costs related to reissuing the irrevocable letter of credit if reissue is required to complete such transfer or assignment. Upon any transfer or assignment (but not a mere mortgage) of the Security Deposit, Landlord shall be deemed released by Tenant from all liability or obligation for the return of the Security Deposit and Tenant shall look solely to such transferee or mortgagee for the return of the Security Deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit, shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within sixty (60) days following the expiration of the Term and surrender of possession of the Premises to Landlord. Subject to the express provisions of this Lease, Tenant hereby waives all provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by

Tenant or to clean the Premises; rather, Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any other Tenant Parties.

(c) Any letter of credit delivered by Tenant hereunder as the Security Deposit shall expire no earlier than twelve (12) months after issuance and shall provide for automatic renewals of one-year periods unless the issuer has provided Landlord written notice of non-renewal at least sixty (60) days prior to the then expiration date (whereupon Tenant shall be obligated to provide a replacement letter of credit or a “Letter of Credit Extension”, as described below, meeting the requirements of this Section 6 no later than thirty (30) days prior to the expiration of the then outstanding and expiring letter of credit, as provided below). Any subsequent replacement letter of credit shall expire no earlier than twelve (12) months from the expiration date of the then outstanding and expiring letter of credit and shall provide for automatic 1-year renewals as described above, it being understood that in lieu of replacing any letter of credit, Tenant may procure an amendment extending its expiration date and so providing for automatic 1-year renewals (each a “Letter of Credit Extension”). Tenant shall ensure that at all times during the Term of this Lease and for fifteen (15) business days after expiration of the Term, one or more unexpired letters of credit in the aggregate amount of the Security Deposit required hereunder shall be in the possession of Landlord. To the extent that Tenant is obligated to furnish a replacement Letter of Credit Security Deposit hereunder, Tenant shall deliver a Letter of Credit Extension or a replacement letter of credit to Landlord no later than thirty (30) days prior to the expiration date of the then outstanding and expiring letter of credit; provided, however, that a replacement letter of credit shall not be required to have an effective date earlier than the expiration date of the then existing letter of credit being so replaced (it being the intent that Tenant not be required to have two outstanding letters of credit covering the same required Security Deposit amount at any one time). Failure by Tenant to deliver cash, any Letter of Credit Extension or any replacement letter of credit as required above shall entitle Landlord to draw under the outstanding letter(s) of credit and to retain the entire proceeds thereof as the Security Deposit under this Lease. Each letter of credit shall be for the benefit of Landlord and its successors and assigns, shall be expressly transferable (but only to a Mortgagee or a successor landlord under this Lease), and shall entitle Landlord or its successors or assigns to draw from time to time under the letter of credit in portions or in whole upon presentation of a sight draft.

7.	Failure of Building Systems.

(a) To the extent any of the services described in Section 9 require electricity, gas, water or other services supplied by public or private utility providers, Landlord’s covenants hereunder shall impose on Landlord only the obligation to use commercially reasonable efforts to cause the applicable utility providers to furnish the same. Any failure or defect in the services shall not be construed as an eviction of Tenant, entitle Tenant to any damages from Landlord, or, except as expressly provided herein, entitle Tenant to any reduction, abatement, offset, or refund of Rent. Landlord shall not be in breach or default under this Lease, provided Landlord uses commercially reasonable diligence during normal business hours to restore any such failure after Landlord receives written notice thereof.

(b) If the Premises or any portion thereof are rendered Untenantable and are not used by Tenant for a period of five (5) consecutive business days following Landlord’s receipt from Tenant of a written notice regarding such matters (the “Eligibility Period”) as a result of failure in the water, sewage, air conditioning, heating, ventilating, life safety systems or electrical systems of the Building, Tenant’s Base Rent and Tenant’s Pro Rata Share of Operating Expenses shall be reduced and abated after the expiration of the Eligibility Period for such time as the Premises (or portion thereof, as the case may be) remain Untenantable, in the same proportion as the Rentable Area rendered Untenantable bears to the total Rentable Area of the Premises; provided, however, there shall be no abatement of Rent: (i) if Landlord provides to Tenant other space in the Buildings which is reasonably suited for the temporary operation of Tenant’s business and pays all costs associated with moving the furniture, fixtures and equipment Tenant requires in such space; (ii) if the failure is caused in whole or in part by a governmental directive, failure of a utility provider to provide service to the Premises or by the negligent or willful acts or omissions of any Tenant Parties; (iii) to the extent such failure is caused by a fire or other casualty; or (iv) for any situation described by Section 9.4. As used herein, “Untenantable” means the Premises is in a condition not reasonably usable or accessible by Tenant or its employees for the conduct of its business, and, as a result of such condition, Tenant does not use the Premises in a manner substantially consistent with its ordinary conduct of business therefrom. Notwithstanding the foregoing, during any abatement of Rent period under this Lease, Tenant shall pay Landlord as Rent (other than Operating Expenses) Landlord’s normal charges for all services and utilities provided to and used by Tenant during the period of the abatement of Rent.

(c) Subject to the provisions of Section 7(a) above, Landlord shall not otherwise be liable to Tenant for any such failure, stoppage or interruption of any services or utilities or unavailability of access to the Property and such shall not be construed as an eviction of Tenant nor shall such entitle Tenant to any reduction, abatement, offset, or refund of Rent or to any damages from Landlord except as provided for herein, nor shall Landlord be in breach or default under this Lease. Landlord agrees to use reasonable diligence to restore any such failure, stoppage or interruption of services or utilities or unavailability of access to the Property after Landlord receives notice thereof from Tenant. Subject to the provisions of Section 7(a) above, Tenant hereby waives and disclaims, and agrees not to claim or assert, all present and future rights to assert that any such obligation of Landlord entitles Tenant to any counterclaim or any reduction, abatement, offset, or refund of Rent.

8.	Initial Tenant Improvements; Allowances; AS-IS.

8.1 Initial Tenant Improvements. Landlord shall oversee and manage the construction of the Tenant Improvements to the 38,351 rentable square feet in the Premises utilizing the general contractor selected solely at Tenant’s discretion as provided for in Exhibit D (the Tenant Improvement Letter) prior to the Commencement Date and in compliance with the “Final Plans” (as defined in Exhibit D), in accordance with, and subject to, the terms and conditions of the Tenant Improvement Letter attached hereto as Exhibit D. Landlord’s construction shall not include any personal property, furniture, fixtures and equipment of Tenant.

8.2 Allowances. Subject to Exhibit D and provided no Event of Default (it being agreed that if such Event of Default shall be cured by Tenant prior to Landlord’s exercise of the

Landlord’s remedies specified in Section 23.2, (a), and/or (b) of this Lease, then Tenant shall be entitled to the Tenant Improvement Allowance), Landlord shall make available to Tenant $1,649,093.00 (the “Tenant Improvement Allowance”) (calculated as $43.00 for each of 38,351 Rentable Square Feet) to be used for and in connection with (i) the purchase, installation and construction of the Tenant Improvements, (ii) space planning, architectural and engineering expenses related to the Tenant Improvements, (iii) plan review, permits, inspections and other governmental requirements and approvals relating to the Tenant Improvements, (iv) construction management services relating to the Tenant Improvements, and (v) any and all costs, expenses, fees and charges incurred in connection with the Tenant Improvements and/or the items described in (i) through (iv) above. If the Tenant Improvement Allowance is insufficient to defray the entire cost of the Tenant Improvements, the balance shall be paid entirely by Tenant pursuant to the terms and conditions specified in Exhibit D; provided, however, Tenant will not be required to pay any amount until the Landlord has paid the Tenant Improvement Allowance stated above less retainage equaling ten percent (10%) of the total cost of constructing the Tenant Improvements, which shall be deliberately withheld until completion to assure that the contractor and/or subcontractors satisfy their obligations in performing the approved improvements and/or approved work related thereto. Landlord has no obligation to advance more than the Tenant Improvement Allowance for any items under any circumstances.

8.3 Building Shell Condition. Landlord or its general contractor, at Landlord’s sole cost and expense, shall complete on or before the Commencement Date all improvements to the Building and Property necessary to satisfy the shell condition described upon Exhibit I attached hereto.

8.4 AS-IS. TENANT AGREES THAT IT IS NOT RELYING ON ANY WARRANTY OR REPRESENTATION MADE BY LANDLORD, LANDLORD’S AGENTS, OR ANY BROKER CONCERNING THE USE OR CONDITION OF THE PREMISES, COMMON AREAS OR THE PROPERTY. TENANT ACKNOWLEDGES AND AGREES THAT IT HAS INSPECTED THE PREMISES AND THAT IT ACCEPTS THE PREMISES IN THEIR PRESENT “AS-IS, WHERE IS” PHYSICAL CONDITION, WITHOUT ANY OBLIGATION BY LANDLORD TO PAINT, REDECORATE, OR PERFORM ANY OTHER WORK IN, ON OR ABOUT THE PREMISES AT ANY TIME, EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN THIS LEASE. LANDLORD, ANY AGENT OF LANDLORD AND ANY BROKER HAVE NOT MADE, AND WILL NOT MAKE, ANY WARRANTY OR REPRESENTATION OF ANY KIND, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PREMISES, THE BUILDING, COMMON AREAS OR ANY OTHER PORTION OF THE PROPERTY. LANDLORD EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTY OF SUITABILITY, HABITABILITY OR MERCHANTABILITY; IT BEING UNDERSTOOD THAT THE FOREGOING SHALL NOT BE CONSTRUED TO DIMINISH THE OBLIGATIONS OF LANDLORD THAT ARE EXPRESSLY SET FORTH IN THIS LEASE.

9.	Utilities and Services.

9.1 Landlord Obligations. Landlord shall furnish the following services and utilities to the Premises, the cost of which shall be included in Operating Expenses except as specifically provided otherwise herein, during Normal Working Hours except as provided for herein, subject to Landlord’s reasonable rules and regulations from time to time, provided such rules and regulations shall be applied uniformly to Tenant and all other tenants in the Buildings.

(a) HVAC. Landlord shall furnish heating, ventilation and air conditioning (“HVAC”) during Normal Working Hours in the Premises, common area hallways, lobbies and bathrooms as necessary in Landlord’s reasonable judgment for the comfortable use and occupancy of these areas as maintained in comparable buildings not owned or controlled by Landlord or an affiliate in close proximity to the Building (with good faith efforts to try and maintain temperatures between 72 and 76 degrees Fahrenheit), subject to compliance with all applicable mandatory governmental regulations and laws. Tenant shall not, without Landlord’s prior written consent, use any equipment or lighting not typically found in other tenant spaces in the Building which generate excessive heat and thereby affects the ambient temperature otherwise maintained in the Premises by the HVAC system under normal operation. In the event such equipment or lighting affects the ambient temperature, as reasonably determined by Landlord, and Tenant does not discontinue using such item(s) within five (5) days of Tenant’s receipt of Landlord’s written notice specifying the non-typical equipment or lighting, Landlord shall have the right to install any machinery or equipment which Landlord determines necessary to restore temperature balance, including, without limitation, modifications to the standard air conditioning equipment, and the cost thereof, including the cost of installation and any additional cost of operation and maintenance incurred thereby, shall be paid by Tenant to Landlord within fifteen (15) days of Tenant’s receipt of Landlord’s invoice with reasonable substantiation for all amounts. Landlord makes no representation with respect to the adequacy or fitness of the HVAC equipment in the Building to maintain temperatures which may be required for, or because of, any equipment of Tenant, and Landlord shall have no liability for loss or damage in connection therewith.

(b) Electricity. Landlord agrees to make available electrical services twenty-four (24) hours per day, 365 days per year in the amount necessary to service (i) all electrical devices and equipment in the Premises (not to exceed seven (7) watts per Rentable Square Foot in the Premises as specified below excluding equipment, if any, for which Tenant is already paying additional rent (e.g., a separate, non-base Building HVAC system), and (ii) common area restrooms, common areas and parking facilities for the Building at no additional cost to Tenant in excess of Tenant’s Pro Rata Share of Operating Expenses. Landlord shall furnish to the Premises electric current sufficient for HVAC (excluding any supplemental HVAC that is installed by Tenant or Landlord with respect to Tenant’s use or occupancy of the Premises) and, in addition to the electric current provided for said HVAC, electric current in accordance with the following specifications: (i) 2 watts per Rentable Square Foot of high voltage (480/277 volt) connected load for lighting facilities and other high voltage uses and (ii) 5 watts per Rentable Square Foot for low voltage (120/280 volt) connected load for outlets and other low voltage usage. Any costs to modify the existing electrical facilities that serve the Premises (including risers, transformers, and panel boxes) to provide such electrical capacity shall be borne by Tenant. Without the prior written consent of Landlord, which consent shall not be unreasonably conditioned, withheld or delayed, Tenant shall not install or operate any machinery, appliances or equipment in the Premises which (a) uses electrical current exceeding thirty (30) amperes at 110 volts on a single circuit, or (b) in any way increases the amount of electricity consumed in the Premises above the seven (7) watts per square foot amount stated above, and shall pay periodically as additional rent the additional expense incurred by the

Landlord as a result thereof if Landlord (i) documents such excess usage, (ii) provides Tenant written notice of its findings, and (iii) Tenant does not reduce its consumption within ten (10) days of its receipt of Landlord’s written notice. Landlord shall have the right from time to time to measure, using established commercially reasonable calculation methods or one or more temporary or permanent submeters or other devices, the consumption of electricity by the Premises. The cost of such measuring shall be borne by Landlord unless such measuring indicates that the electricity being consumed upon the Premises exceeds seven (7) watts per square foot of rentable area in the Premises for lighting and Tenant’s equipment excluding any equipment for which Tenant is already paying additional rent (e.g., a separate, non-base Building HVAC system) for electric consumption, in which event Tenant shall reimburse Landlord for the cost of such measuring, and shall in addition pay to Landlord monthly, as additional rent, the cost incurred by Landlord thereafter in furnishing such additional electricity to the Premises, which cost shall be calculated based on the actual cost of electrical service charged by the service provider and estimated by Landlord using its reasonable discretion. In the event Tenant’s electrical usage exceeds the seven (7) watts amount stated above and is documented as provided for herein, Landlord shall have the right to separately meter (and separately charge Tenant for the cost of installing a meter(s) (the “Submeter”) and for electrical usage metered thereby). In the event a Submeter is installed, Landlord shall on a monthly basis (and no more than once per month), during the Term and any extension(s) thereof, read the Submeter to determine the amount of the electricity consumed in the Premises since the last reading of the Submeter and then compute the cost of the electricity consumed by multiplying the cost per kilowatt hour charged by the electric utility provider to Landlord for that period by the amount of the kilowatt hours consumed. Promptly after such reading but no more than once per month, the Landlord shall invoice the Tenant for (i) the cost of the electric consumption in the Premises, and such amount shall be due and payable within thirty (30) days of Tenant’s receipt of the invoice (it being understood that such payments are not due at the same time as other payments of Rent hereunder).

(c) Elevators. Landlord shall furnish passenger elevator service to the Premises at all times.

(d) Water. Landlord shall make available water for normal lavatory and drinking purposes to be drawn from the public lavatory in the core of the floor on which the Premises are located.

(e) Janitorial. Landlord shall provide janitorial service in accordance with the specifications attached hereto as Exhibit F and made a part hereof. Landlord shall not be required to provide more than Building standard janitorial services for portions of the Premises used for storage, mailroom, kitchen or other ancillary purposes, nor shall Landlord be required to provide janitorial services to areas obstructed or locked by Tenant (unless such locked office is on a master key allowing access to janitorial staff), or used as a lavatory, other than the lavatory rooms shown on the floor plan of the Premises attached hereto as Exhibit A.

(f) Access. Landlord shall furnish Tenant’s employees access to the Building, Premises and the Parking Facility on a seven (7) day per week, twenty four (24) hours per day, 365 days per year basis, subject to compliance with such reasonable security measures and reasonable rules and regulations as shall from time-to-time be in effect for the Buildings and/or the Property, and Landlord’s maintenance activities.

(g) Common Areas. Landlord shall maintain the Parking Facility, common area lighting, landscaping and driveways on the Property and the common areas of the Buildings, including, without limitation, the restrooms, elevators and hallways, and the rooms and/or other areas utilized to provide services- e.g. electrical, mechanical, elevator- to all the occupants of the Building (collectively the “Common Area”), in good order and repair and in a clean condition.

(h) ADA. Landlord shall use commercially reasonable efforts to cause the Buildings (other than the Premises, which shall be the responsibility of Tenant) to meet the requirements imposed by the Americans with Disabilities Act (“ADA”) and Texas Accessibility Standards (“TAS”). Should the Buildings not be in compliance with ADA or TAS, Landlord shall make any changes or alterations required to so comply, it being further agreed that all expenses of such compliance shall be included as Operating Expenses. Notwithstanding the foregoing, Landlord shall have the right to contest any alleged violation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by Applicable Laws and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by Applicable Laws. Landlord, after the exhaustion of any and all rights to appeal or contest, will make all repairs, additions, alterations or improvements necessary to comply with the terms of any final order or judgment as provided in this Section 9.1(h). Any improvements needed to comply with the ADA or the TAS now or in the future in the Premises shall be performed by Tenant, at the sole cost and expense of Tenant.

(i) Other Services. Landlord shall provide the following additional services and/or equipment:

(1) washing of the outside windows in the Premises no less than one (1) time per calendar year;

(2) pest control for the Premises and Building;

(3) sprinkler and fire alarm systems as required by governmental authorities for the Premises and Building;

(4) interior plant maintenance in the common areas of the Building;

(5) landscaping services; and

(6) security services for the Building. Notwithstanding the provision of such security services, LANDLORD SHALL HAVE NO RESPONSIBILITY TO PREVENT, AND SHALL NOT IN ANY WAY BE LIABLE TO TENANT FOR LIABILITY OR LOSS TO TENANT, ITS EMPLOYEES, AGENTS, CONTRACTORS AND THEIR RESPECTIVE EMPLOYEES, TENANT’S CUSTOMERS, INVITEES, LICENSEES, SERVANTS AND VISITORS ARISING OUT OF LOSSES DUE TO THEFT, BURGLARY OR DAMAGE OR INJURY TO PERSONS OR PROPERTY, EXCEPT TO THE EXTENT THE LOSS WAS CAUSED BY THE NEGLIGENCE, RECKLESSNESS, OR WILLFUL MISCONDUCT OF LANDLORD OR ITS EMPLOYEES.

Unless specified to the contrary in this Lease, all of the services stated herein shall be provided at a level which is equal to that found in comparable, multi-tenant office buildings in Austin, Texas.

9.2 Extraordinary Services. Landlord may impose a charge and establish rules and regulations for any of the following: (a) the use of any HVAC by Tenant outside of Normal Working Hours; (b) additional or unusual janitorial services requested by Tenant in excess of the services specified in Exhibit F caused by the carelessness of Tenant or due to non-Building standard improvements in the Premises requiring non-standard janitorial services (i.e., private restrooms), or, if provided outside of the janitorial schedule agreed upon between Landlord and Tenant, due to the operation of Tenant’s business outside of Normal Working Hours that leads to Landlord not being able to provide janitorial services in accordance with such agreed upon schedule; (c) the removal of any refuse and rubbish from the Premises except for discarded material placed in wastepaper baskets and left for emptying as an incident to Landlord’s normal cleaning of the Premises; and (d) any other services not otherwise included in Operating Expenses provided pursuant to a written request by Tenant or otherwise agreed upon in writing between landlord and Tenant.

9.3 Telephone, Data, Internet Services. Tenant shall make its own arrangements for telephone and other communication services, and Landlord shall have no liability or obligation in connection therewith other than to provide reasonable access to the Building telephone closets.

9.4 Governmental Interruption in Utility Services. Landlord shall not be liable for damages or otherwise for failure, stoppage or interruption of any services or utilities or unavailability of access to the Property, nor shall the same be construed either as an eviction of Tenant, or result in an abatement of Rent (except as provided in Section 7), when such failure is caused by Force Majeure Events. If any governmental entity imposes mandatory controls or guidelines on Landlord or the Property or any part thereof, relating to the services provided by Landlord, or the reduction of emissions, Landlord may make such alterations to the Buildings or any other part of the Property related thereto and take such other steps as are necessary to comply with such controls and guidelines, the cost of such compliance and alterations shall be included in Operating Expenses, and Landlord shall not be liable therefor, for damages or otherwise, nor shall the same be construed either as an eviction of Tenant, or result in an abatement of Rent.

10.	Alterations.

10.1 Restriction on Alterations. Except for the Tenant Improvements specified in Exhibit D of this Lease, Tenant shall make no alteration, repair, addition or improvement in, to or about the Premises (collectively, “Alterations”), including, without limitation, the installation of any data or telecommunications cable, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, and it shall be reasonable for Landlord to require, among other things, some or all of the following: (a) the right to approve the plans and specifications for any work; (b) the right to require supplemental insurance satisfactory to

Landlord and naming each of Landlord and Manager as an additional insured; (c) the right to require forms of waivers of liens prior to commencement of work and/or unconditional lien releases for work completed; (d) requirements as to the manner in which or the time or times at which work may be performed; and (e) the right to approve the contractor or contractors to perform Alterations, which approval shall not be unreasonably conditioned, withheld or delayed. In addition, all Alterations that involve the installation of data or communications cable shall be subject to the terms and conditions of the voice and data cabling specifications adopted by Landlord from time to time and delivered to Tenant upon Tenant’s request for the same. Any modifications to any Alterations or Tenant Improvements will require the consent of Landlord in accordance with this Section 10.1.

All Alterations shall be compatible with a first class office building complex and completed in accordance with Landlord’s requirements and all applicable rules, regulations and requirements of governmental authorities and insurance carriers. The outside appearance, character or use of the Building shall not be affected by any Alteration, and no Alteration shall weaken or impair the structure of the Building or create the potential for unusual expenses to be incurred upon the removal of the Alterations and the restoration of the Premises upon the termination of this Lease. No part of the Building outside of the Premises shall be affected by any Alteration. The proper functioning of the Building Systems and Service Facilities shall not be affected by any Alteration and there shall be no Alteration which interferes with Landlord’s access to the Building Systems or interferes with the moving of Landlord’s equipment to or from the enclosures containing the Building Systems. Tenant shall not be permitted to install and make part of the Premises any materials, fixtures or articles which are subject to liens, conditional sales contracts or chattel mortgages other than trade fixtures, furniture and equipment. Tenant shall reimburse Landlord for its reasonable expenses in reviewing plans and inspecting all Alterations to assure compliance with Landlord’s requirements, including any out-of-pocket costs for engineering review. In addition, Tenant shall pay Landlord a construction supervision fee equal to five percent (5%) of the cost of all Alterations provided such Alterations are managed under Landlord’s supervision. Landlord’s review of any such plans or specifications or Alterations shall not constitute an express or implicit covenant or warranty that any such plans or specifications submitted by Tenant or Alterations to be constructed or as constructed by Tenant are safe or that the same comply with Applicable Laws. Further, Tenant shall indemnify, protect, defend and hold Landlord harmless from any loss, cost or expense, including reasonable attorneys’ fees and costs, incurred by Landlord as a result of any defects in design, materials or workmanship resulting from Alterations. If requested by Landlord, Tenant shall provide Landlord with copies of all contracts, receipts, paid vouchers, and any other documentation (including, without limitation, “as-built” drawings, air/water, balancing reports, permits and inspection certificates) in connection with the construction of such Alterations. Tenant shall promptly pay all costs incurred in connection with all Alterations. Any increase in any tax, assessment or charge levied or assessed as a result of any Alterations shall be payable by Tenant.

Notwithstanding anything in this Section 10.1 to the contrary, Tenant shall have the right to make cosmetic improvements to the interior of the Premises (such as painting, carpeting and wallpapering) without Landlord’s prior consent, provided that: (i) the cosmetic improvements do not impair the structural integrity, operation or value of the Building; (ii) such improvements do not cost in excess of $25,000 per project; and (iii) Tenant shall, prior to the commencement of the work, deliver to Landlord waivers of liens and proofs of contractor insurance, in form reasonably acceptable to Landlord, from all contractors performing such work and plans indicating the nature of the proposed improvements.

10.2 Removal and Surrender of Fixtures and Alterations. Any Alterations and the Tenant Improvements installed in the Premises pursuant to Exhibit D, and/or tenant improvements which are made to any additional space leased by Tenant in excess of the Rentable Area of the Premises (“Future Tenant Improvements”), which are attached to, or built into, the Premises, shall at the end of the Term become the property of Landlord and shall be surrendered with the Premises, unless Landlord notifies Tenant at the time it approves the Alterations or Future Tenant Improvements that Landlord will require Tenant to remove such Alterations or Future Tenant Improvements at the end of the Term. Notwithstanding anything contained herein to the contrary, provided the wall and door configuration shown on Tenant’s Final Plans for its Tenant Improvements are materially consistent with the wall and door configuration shown on the attached Exhibit A, Landlord agrees the only Tenant Improvements which Tenant will be required to remove at the expiration or early termination of this Lease are the server room rack, and the data or telecommunications cabling as provided for below. Tenant shall repair any damage to the Premises, the Building and any other part of the Property caused by the removal of any such Tenant Improvements, Alterations or Future Tenant Improvements all at Tenant’s sole expense to the reasonable satisfaction of Landlord. With respect to Tenant Improvements installed in the Premises pursuant to Exhibit D, Landlord shall own such Tenant Improvements and such Tenant Improvements shall become part of the Premises leased to Tenant hereunder. Landlord may, in its sole discretion, require Tenant to remove any data or telecommunications cable at the end of the Term, provided that Landlord shall provide written notice requesting the removal of such cable no less than sixty (60) days before the end of the Term. If Landlord does not provide such written request, Tenant shall have no obligation to remove any cable. The obligations of Tenant under this Section 10.2 shall survive the expiration or earlier termination of the Term.

10.3 Tenant’s Fixtures. Tenant shall have the right to install moveable, unattached trade fixtures, machinery and equipment (excluding Alterations, which are governed by Sections 10.1 and 10.2 hereof) required by Tenant or used by it in its business (collectively, “Tenant’s Property”), provided that same do not exceed applicable safe floor loads or otherwise impair the structure or Building Systems of the Building and further provided that Tenant’s Property shall be limited to items normally used for the permitted usage of the Premises. Except to the extent (if any) paid for by Landlord, in cash or by way of any credit or allowance provided hereunder, Tenant’s Property shall be and remain Tenant’s personal property and shall be removed by Tenant prior to the end of the Term. Tenant shall repair and restore any damage to the Premises and Building caused by such installation or removal.

11.	Maintenance and Repairs.

11.1 Tenant’s Obligations. Tenant shall maintain the Premises in a clean, safe, and good condition wear and tear, and damage by casualty or condemnation covered by Sections 13 and 14 of this Lease excepted, and shall not permit or allow to remain any waste or damage to any portion of the Premises. Except as otherwise covered by Landlord’s insurance, Tenant shall repair or replace, subject to Landlord’s direction and supervision, any damage to the Property caused by any negligence or willful misconduct of Tenant or any other Tenant Parties. Tenant shall perform all maintenance, repairs or replacements in a good, workmanlike and lien-free manner, consistent with the quality of labor and materials used in the Building and in accordance with all Applicable Laws. If Tenant fails to make such repairs or replacements within 15 days after Landlord’s written request to make such repair or replacement, then Landlord may make the same at Tenant’s cost. If any such damage occurs outside of the Premises or affects the structure or exterior of the Buildings or affects the Building Systems, then Landlord may elect to repair such damage at Tenant’s expense (unless said repair is otherwise covered by Landlord’s insurance or would have been covered by Landlord’s insurance had Landlord obtained the insurance required in Section 12.5), rather than having Tenant repair such damage. The cost of all maintenance, repair or replacement work performed by Landlord under this Section 11.1 shall be paid by Tenant to Landlord within 30 days after Landlord has invoiced Tenant therefor.

11.2 Landlord’s Obligations. Subject to Section 13 of this Lease, Landlord shall repair and maintain consistent with the quality of labor and materials used in the Building, defects in, and damage to, the Building Systems serving or located on the Premises, and other portions of the Common Area or Property not leased to Tenant or other tenants, including, but not limited to, the exterior walls, windows, roof, foundation, Common Areas, structural portions and the mechanical, electrical, plumbing and HVAC systems serving the Premises, Buildings and Property, as well as the Parking Facility and driveways serving the Buildings and Property. If such maintenance and repair is required by the act, neglect, misuse, fault or omission of any of the Tenant Parties, then Tenant shall pay the cost of such maintenance and repairs (unless such maintenance and repair is otherwise covered by Landlord’s insurance or would have been covered by Landlord’s insurance had Landlord obtained the insurance required in Section 12.5) within thirty (30) days after Landlord has invoiced Tenant therefor. If any repairs are required or elected to be made by Landlord, Tenant shall permit Landlord to remove Tenant’s fixtures, inventory, equipment and other property to the extent required to enable Landlord to make such repairs.

11.3 Waiver of Liability. Landlord shall not be liable for any injury to persons or property arising from any repairs, maintenance, alteration or improvement in or to any portion of the Property or the Building, including the Premises, or any personal property located therein, including, without limitation, Tenant’s Property, UNLESS LANDLORD OR ITS EMPLOYEES OR AGENTS ARE NEGLIGENT OR RECKLESS IN PERFORMING SUCH REPAIRS, MAINTENANCE, ALTERATIONS OR IMPROVEMENTS, AND SUCH NEGLIGENCE OR RECKLESSNESS IS A CONTRIBUTING OR PROXIMATE CAUSE OF THE LOSS OR DAMAGE, OR ANY INJURY OR LOSS RESULTING FROM LANDLORD’S BREACH OF THIS LEASE. FURTHER, NO INDEMNIFIED PARTIES SHALL BE LIABLE FOR ANY DAMAGE TO PERSONS OR PROPERTY CAUSED BY OTHER TENANTS OR OTHER PERSONS IN OR ABOUT THE PROPERTY OR FOR ANY CONSEQUENTIAL DAMAGES ARISING OUT OF ANY LOSS OF USE OF THE PREMISES OR ANY EQUIPMENT OR FACILITIES THEREIN BY TENANT OR ANY PERSON CLAIMING THROUGH OR UNDER TENANT. Tenant waives and releases its right (if any) to make repairs at Landlord’s expense under Applicable Law.

12.	Insurance; Waiver of Subrogation.

Tenant shall at all times during the Term (and prior to the Term with respect to any activity of Tenant at the Property) and at its own cost and expense procure and continue in force insurance as follows:

12.1 Liability Insurance. Workers’ compensation insurance, employer’s liability insurance, automobile liability, commercial general liability insurance and commercial umbrella or excess liability insurance adequate to protect Tenant and Landlord against liability for injury to or death of any person or damage to property in connection with the use, operation or condition of the Premises. The limits of liability under the workers’ compensation policy shall be at least equal to the greater of the statutory requirements therefor or $1,000,000 per bodily injury, each accident; bodily injury, by disease, each person; and bodily injury, by disease, policy limit. The limits of liability under the employer’s liability policy shall be at least $1,000,000.00 per bodily injury, each accident; bodily injury, by disease, each person; and bodily injury, by disease, policy limit. The commercial general liability policy shall be in an amount of not less than $2,000,000.00 per occurrence and in the aggregate. The automobile liability policy shall be in an amount of not less than $1,000,000.00 per occurrence. The umbrella/excess policy shall be in an amount of not less than $4,000,000.00. Not more frequently than once each two (2) years, if, in the reasonable and documented opinion of Landlord or Landlord’s mortgagee or of the independent insurance broker retained by Landlord, the amount of Tenant’s commercial general liability coverage at that time is not adequate, Tenant shall increase such liability insurance coverages as reasonably required by Landlord; provided, however, such increases shall not exceed commercially reasonable insurance coverages required to be carried by tenants leasing comparable office space in Class A Buildings.

12.2 Property Insurance. Insurance covering all Tenant Improvements and Alterations, trade fixtures, merchandise and other personal property from time to time in, on or upon the Premises, including, Tenant’s Property, from time to time during the Term, providing protection against any peril included within the classification “Causes of Loss – Special Form” (formerly known as “All Risk Coverage”), together with insurance against sprinkler water damage, vandalism and malicious mischief. The proceeds of such insurance shall be used for the repair or replacement of the property so insured. Upon termination of this Lease due to any casualty, the proceeds of such insurance shall be paid to Landlord and Tenant, as their interests appear in the insured property. The full replacement value of the items to be insured under this paragraph shall be determined by Tenant and acknowledged by the company issuing the insurance policy by the issuance of an agreed amount endorsement at the time the policy is initially obtained, and shall be increased from time to time if and to the extent necessary to maintain full replacement value coverage. Landlord covenants and agrees, during the Term of this Lease and any renewal thereof, to require other tenants in the Buildings to maintain similar replacement value insurance coverage on such tenants’ tenant improvements and alterations in such tenants’ premises so that the Operating Expenses are not increased as a result of Landlord assuming the responsibility for insuring such other tenants’ tenant improvements or alterations.

12.3 Business Interruption Insurance. Loss of income or business interruption insurance in the amount of $250,000.00 to reimburse Tenant for direct and indirect loss of earnings, if any, and extra expenses associated with the displacement of Tenant’s business in the event of the damage of or destruction of the Premises by a fire or other casualty.

12.4 Policy Requirements.

(a) All insurance required to be carried by Tenant hereunder shall be issued by responsible insurance companies, licensed to do business in the State of Texas and reasonably acceptable to Landlord. Insurance companies rated A:IX or better by Best’s Insurance Reports shall be deemed acceptable.

(b) Each policy shall be written on an “occurrence” basis and shall have a deductible or deductibles, if any, which do not exceed the deductible amount(s) generally maintained by similarly situated tenants in Class A Buildings, as determined by Landlord. Each policy (except the workers’ compensation, employer’s liability, and business interruption policy) shall name Landlord and Landlord’s lender and their respective members, managers, partners, officers, directors, agents and employees as additional insureds, as their interests may appear and the commercial general liability policy shall also name Manager as an additional insured. Certificates evidencing the existence and amounts of such insurance shall be delivered to Landlord by Tenant at least thirty (30) days prior to Tenant’s occupancy of any portion of the Premises, and in any event, prior to any activity of Tenant at the Property. No such policy shall be cancelable except after thirty (30) days’ prior written notice to Landlord. Tenant shall provide Landlord with originals of the endorsement(s) to Tenant’s commercial general liability insurance policy and all risks property insurance policies which include the following exact wording:

It is agreed that New TPG-Four Points, L.P. and Thomas Properties Group, LP, and their respective members, managers, partners, officers, directors, affiliates, agents and employees are additional insureds. The coverage under this policy is primary insurance with respect to liability arising out of the ownership, maintenance or use of the premises leased to SailPoint Technologies, Inc.

Tenant shall, at least thirty (30) days prior to the expiration of any such policy, furnish Landlord with renewals or “binders” thereof. Should Tenant at any time neglect or refuse to provide the insurance required by this Lease, or should such insurance be canceled, Landlord shall have the right, but not the duty, in addition to all other rights and remedies provided herein, to procure the same and Tenant shall pay the cost thereof as Rent promptly upon Landlord’s demand. Tenant will deliver copies of its policies and endorsements to Landlord within twenty (20) days after Landlord’s written request therefor.

(c) The policies of insurance required to be carried by Tenant shall be primary and non-contributing with, and not in excess of any other insurance available to Landlord. The cost of defending any claims made against any of the policies required to be carried by Tenant shall not be included in any of the limits of liability for such policies. Tenant shall immediately report to Landlord, and promptly thereafter confirm in writing, the occurrence of any injury, loss or damage incurred by Tenant, or Tenant’s receipt of notice or knowledge of any claim by a third party or any other occurrence, that might give rise to such claims. It shall be the responsibility of Tenant not to violate nor knowingly permit to be violated any condition of the policies required by this Lease.

(d) If any of the liability insurance policies required to be maintained by Tenant pursuant to this Section contains aggregate limits which apply to operations of Tenant other than those operations which are the subject of this Lease, and such limits are diminished by more than $200,000.00 after any one or more incidents, occurrences, claims, settlements, or judgments against such insurance, Tenant shall take immediate steps to restore aggregate limits or shall maintain other insurance protection for such aggregate limits. Any policy of property insurance required hereunder may be in “blanket coverage” form, provided any such “blanket coverage” policy (i) specifically provides that the amount of insurance coverage required hereunder shall in no way be prejudiced by other losses covered by the policy or (ii) is in an amount not less than the sum of one hundred percent (100%) of the actual replacement costs of all of the properties covered under such “blanket coverage” insurance policy. Neither the issuance of any such property insurance policy nor the minimum limits specified in this Section shall be deemed to limit or restrict in any way Tenant’s liability arising under or out of this Lease.

12.5 Landlord’s Insurance. Landlord shall, at all times during the Term hereof, maintain in force insurance of the type commonly referred to as an “all risk of physical loss” policy in an amount equal to the full replacement cost of the Building, the Parking Facility, improvements to the Common Areas, including rental loss insurance in an amount equal to not less than twelve (12) months’ Rent for the Building. Landlord shall also maintain in force at all times during the Term hereof commercial general liability insurance in an amount not less than $2,000,000.00 insuring the Building and the Property against all risks and hazards as are customarily insured against, in Landlord’s reasonable judgment, by others similarly situated and operating like properties. Without limitation of the foregoing, Landlord shall maintain in force such additional or alternative insurance as may be required by the holder of the Mortgage or as Landlord may reasonably determine is appropriate and consistent with other owners of Class A Buildings. The premiums and deductible amounts on the insurance policies referred to in this paragraph will be part of Operating Expenses.

12.6 Waiver of Subrogation. Landlord and Tenant each hereby releases the other, and waives its right of recovery against the other, for any direct or consequential loss or damage arising out of or incident to the perils covered by the property insurance policy or any other policies carried by the waiving party to the extent such losses or damages are actually covered by such insurance policies, WHETHER OR NOT SUCH DAMAGE OR LOSS MAY BE ATTRIBUTABLE TO THE NEGLIGENCE OF EITHER PARTY OR THEIR AGENTS, INVITEES, CONTRACTORS, OR EMPLOYEES. Each property insurance policy carried by either Landlord or Tenant in accordance with this Lease shall include a waiver of the insurer’s rights of subrogation to the extent necessary to effect the foregoing. Such waiver shall not limit any indemnity or other waiver made under this Lease. Landlord and Tenant each also hereby releases the other, and waives its right of recovery against the other, for any direct or consequential loss or damage arising out of or incident to the perils that would be covered by the property insurance policy or policies required to be carried by the waiving party even if not actually carried, WHETHER OR NOT SUCH DAMAGE OR LOSS MAY BE ATTRIBUTABLE TO THE NEGLIGENCE OF EITHER PARTY OR THEIR AGENTS,

INVITEES, CONTRACTORS, OR EMPLOYEES. THE PARTIES HEREBY ACKNOWLEDGE THAT THIS WAIVER OF SUBROGATION PROVISION APPLIES EVEN IF THE RELEASED PARTY IS NEGLIGENT.

13.	Damage or Destruction.

13.1 Damage and Restoration. If all or any portion of the Premises, Building or any Building Systems or Common Areas of the Building serving or providing access to the Premises and/or the Parking Facility shall be damaged by fire, storm or other casualty, Landlord shall, except as otherwise provided herein, repair, rebuild and restore the Property, Premises, Building and such Building Systems, Common Area(s) and/or Parking Facility as promptly as practical under the circumstances at the expense of the Landlord. Such restoration shall be to substantially the same condition that existed prior to the casualty, except for modifications, if any, required by zoning and building codes and other Applicable Laws then in effect and applicable to such restoration or by the holder of a Mortgage on the Building and any other modifications to the Common Areas deemed desirable by Landlord (provided (i) access to the Premises and any common restrooms serving the Premises is not materially impaired, and (ii) the quality and character of such modifications are no less than the condition that existed prior to the casualty). Upon any damage to the Premises, Tenant shall assign to Landlord or its designee all insurance proceeds payable to Tenant for Tenant Improvements and Alterations under the insurance required to be maintained by Tenant under Section 12.2, and Landlord shall repair, rebuild and restore the Tenant Improvements and Alterations installed in the Premises to the condition stated above; provided that if the cost of such repair (the “Repair Cost”) by Landlord exceeds the insurance proceeds received by Landlord from Tenant’s insurance carrier, such shortfall shall be paid by Tenant to Landlord prior to Landlord’s repair of the damage to the Premises. Landlord and Tenant agree that the Repair Cost shall be determined by competitively bidding the required repairs with the three (3) general contractors Tenant selects from the list of six (6) contractors specified in Section 1.2 of Exhibit D of this Lease, and Tenant shall have the right, in its sole discretion, to select the general contractor from the three (3) who submitted bids to provide the repairs after the competitive bids have been submitted. Once the Tenant has selected the general contractor to make the repairs (the “Selected Repair Contractor”), Landlord shall promptly enter into a contract with the Selected Repair Contractor to provide the materials and perform the work to complete the repairs. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof, except as provided for in the following sentence. Unless Landlord or Tenant elects to terminate this Lease as provided in this Section 13, this Lease will remain in full force and effect and Landlord shall repair such damage to the extent required in this Section as expeditiously as possible under the circumstances and, during the period required for restoration, a just and proportionate part of Rent shall be abated during the time and to the extent the Premises, or portion thereof, are Untenantable (as defined in Section 7(b) of this Lease) as of the date of the casualty and such abatement shall continue until the Premises, or portion thereof, Building or any Building Systems or Common Areas of the Building serving or providing access to the Premises and/or the Parking Facility are repaired or rebuilt and made tenantable; provided however, if the damage to the Building or any Building Systems or Common Area of the Building serving or providing access to the Premises and/or the Parking Facility has not been repaired and the Premises made ready for occupancy within seven (7) months after the date or the damage or destruction, then Tenant shall have the right and option to terminate this Lease by giving written notice to Landlord within fifteen (15) days after the end of such seven (7) month period; provided, however, there shall be no abatement of Rent if Landlord provides to Tenant other space in the Building which is reasonably suited for the temporary operation of Tenant’s business and Landlord pays all costs associated with moving the furniture, fixtures, equipment and telecommunication services Tenant requires in such space. Notwithstanding the foregoing, during any Rent abatement period under this Lease, Tenant shall pay Landlord as Rent Landlord’s normal charges for all services and utilities provided to and used by Tenant, if any, during the period of the Rent abatement. If Landlord should elect or be obligated pursuant to this Lease to repair or rebuild because of any damage or destruction, Landlord’s obligation to repair or restore the Premises, Building or any portion thereof shall be limited to the level of restoration stated above for the Building and the Tenant Improvements in the Premises and shall not extend to any furniture, equipment, supplies or other personal property owned or leased by Tenant, its employees, contractors, invitees or licensees.

13.2 Termination. If the Property, Premises, Building or any Building Systems or Common Area of the Building serving or providing access to the Premises and/or the Parking Facility is damaged by fire or other casualty (whether or not the Premises are affected) (a) and in Landlord’s reasonable estimation, restoration thereof cannot reasonably be completed within two hundred ten (210) days after the date of the casualty; or (b) Landlord’s Mortgagee shall require that insurance proceeds, or any portion thereof, from Landlord’s insurance be used to retire the Mortgage debt in whole or in part such that the cost of performing the required repair and restoration exceeds the insurance proceeds available to Landlord; or (c) the damage results from a risk which is not fully insured under the insurance policies required by the Lease (except for any deductible amount of such loss under the policy maintained by Landlord); or (d) and there is substantial damage which occurs during the last eighteen (18) months of the Term, then in any such event Landlord shall give Tenant a written notice (the “Damage Notice”) no later than forty-five (45) days following the date of such damage including a good faith estimate of the date on which the repair of the damage will be substantially complete and whether the loss is covered by Landlord’s insurance coverage. Either Landlord or Tenant may elect to terminate this Lease by notice in writing to the other party within thirty (30) days after the date of Tenant’s receipt of the Damage Notice; provided, however, if the Damage Notice specifies that the insurance proceeds are insufficient to cover the cost of the repairs, Tenant may, in its sole discretion, elect to pay Landlord the excess of the cost of such repairs over the amount of available insurance proceeds, by giving Landlord notice thereof within 10 days after receipt of the Damage Notice, in which event neither party will elect to terminate the Lease based on the lack of sufficient insurance proceeds and Landlord will proceed with the repair thereof, with Tenant funding such excess cost to Landlord as the funds are required.

14.	Eminent Domain.

14.1 In case the whole of the Premises, or such part of the Premises or the Building as shall substantially interfere with Tenant’s use and occupancy of the Premises, shall be taken (whether permanent or temporarily for a period that exceeds 30 days) by any lawful power or authority by exercise of the right of eminent domain, or sold to prevent such taking, within sixty (60) days after receipt of notice of such taking, either Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to said authority. If a portion of the Building or Property is so taken or sold in lieu thereof, which renders the Building or Property economically unviable for its use as presently intended, or requires cancellation of substantially all tenant leases in the Building, or any Landlord’s Mortgagee requires that Landlord terminate this Lease, this Lease may be terminated by Landlord, as of the date of the vesting of title under such taking or sale, by written notice to Tenant within sixty (60) days following notice to Landlord of the date on which said vesting will occur. Tenant shall not because of such taking assert any claim against Landlord, any Landlord’s Mortgagee or the taking authority for any compensation because of such taking, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant. In the event this Lease is not terminated pursuant to this Section 14.1, Landlord shall restore the Premises, the Building and the Property to substantially their condition prior to such partial taking, and the Rent shall be abated in proportion to the time during which, and to the part of the Premises, the Common Area and/or the Parking Facility of which, Tenant is actually deprived of normal and customary use on account of such taking and restoration in substantially the same manner as before the taking and restoration. Notwithstanding the foregoing, during any Rent abatement under this Lease, Tenant shall continue to be obligated to pay Landlord for all services and utilities provided to and used by Tenant, if any, during the period of the Rent abatement. Nothing contained in this Section shall be deemed to give Landlord any interest in, or prevent Tenant from seeking a separate award against the taking authority for, the taking of personal property and fixtures belonging to Tenant or for relocation or business interruption expenses recoverable from the taking authority.

15.	Assignment and Subletting.

15.1 Limitation.

(a) Except as provided for herein, Tenant shall not directly or indirectly, or voluntarily or involuntarily, (i) assign, mortgage or otherwise encumber (collectively, “Assignment”) all or any portion of its leasehold estate, including, without limitation, an Assignment accomplished, directly or indirectly, by consolidation, merger, reorganization or other operation of law, or (ii) permit the Premises or any portion thereof to be occupied or used by anyone other than Tenant or Tenant’s employees, guests, contractors, vendors and invitees or sublet the Premises or any portion thereof (collectively, a “Sublease”) without obtaining the prior written consent of Landlord, which consent shall not be unreasonably conditioned (except as otherwise described below), withheld or delayed. The transfer, assignment or hypothecation of any stock, partnership interest, equity, voting or other ownership interest in Tenant, directly or indirectly, in excess of fifty percent (50%), in the aggregate, shall be deemed an Assignment hereunder. Any attempted Assignment or Sublease (collectively, a “Transfer”) without such consent shall, in addition to constituting an Event of Default hereunder, be null and void and of no effect. No Transfer shall relieve Tenant of its obligation to pay the Rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer. Consent to one Transfer shall not be deemed to constitute consent to any other Transfer. No Transfer shall relieve Tenant of its obligations hereunder. Notwithstanding anything to the contrary herein, Tenant may without Landlord’s approval assign this Lease to a successor to Tenant by purchase, merger, consolidation or reorganization, provided that all of the following conditions are satisfied (a “Permitted Transfer”): (w) Tenant is not in Default; (x) Tenant’s successor shall own substantially all of the assets of Tenant and have a net worth which is at least equal to Tenant’s net worth as of the Effective Date; (y) the proposed transferee intends to use the Premises for the use permitted hereunder; and (z) Tenant shall give Landlord written notice within at least 15 Business Days of the effective date of the Permitted Transfer. Tenant’s notice to Landlord shall include information and documentation evidencing the Permitted Transfer and showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant’s successor shall sign a commercially reasonable form of assumption agreement.

(b) Notwithstanding any law or custom to the contrary, Landlord’s refusal to consent to any Transfer requiring Landlord’s consent hereunder shall be deemed reasonable if:

(1) The Transferee is engaged in a business which is not consistent with the quality of the Buildings or the Property; or

(2) The Transferee intends to use the space being transferred for purposes which are not permitted under this Lease; or

(3) The space being Transferred is not suitable for the uses permitted under this Lease in conformity with all applicable building and safety codes; or

(4) The Transferee will use the Premises or the Building in a manner that would materially increase the pedestrian or vehicular traffic to the Premises or the Building or would adversely affect the mechanical systems or structural components of the Building; or

(5) The Transferee is either (i) another occupant of the Property (provided Landlord may not withhold its consent if Landlord is unable to accommodate such occupant’s need for additional space in the Building, excluding the space covered by the proposed Transfer), or (ii) a prospective tenant with whom Landlord is in lease negotiations for space in the Buildings or any other building owned by Landlord (or an affiliate thereof) in Austin, Texas; or

(6) Intentionally deleted;

(7) The Transferee is a government (or subdivision or agency thereof); and

(8) The above is documented.

15.2 Notice of Intent to Assign or Sublet. If Tenant desires at any time to make a Transfer, it shall first give Landlord a notice (the “Transfer Notice”) that includes the following: (a) the size and location of the space Tenant proposes to Transfer (the “Transfer Space”); (b) the terms of the proposed Transfer and a copy of the instrument by which the Transfer will be made in the form that will be executed by the parties thereto; (c) the date on which Tenant proposes that the Transfer be effective, which shall be at least twenty-five (25) days after the Transfer Notice; (d) the name and address of the proposed assignee, subtenant, transferee or occupant (“Transferee”); and (e) reasonably satisfactory information about the proposed Transferee’s business, business history and proposed business to be carried on in the Transfer Space. Landlord shall then have a period of fifteen (15) days following receipt of the Transfer Notice within which to notify Tenant in writing whether Landlord elects to: (i) recapture the Transfer Space as provided for below; (ii) permit Tenant to assign this Lease or sublet such space for the duration specified by Tenant in its notice; or (iii) reasonably reject the proposed assignment or sublease. If Landlord fails to notify Tenant in writing of its election within the fifteen (15) day period, Landlord shall be deemed to have elected option (iii) above.

15.3 Right of Recapture; Landlord’s Consent.

(a) Within fifteen (15) days after Landlord’s receipt of all of the information required in the Transfer Notice, Landlord may by written notice to Tenant elect to recapture the Transfer Space and terminate this Lease with respect thereto (provided, this recapture right shall not apply to any Permitted Transfer) effective as of the proposed commencement date of such sublease or assignment (the “Effective Date of Recapture”). If Landlord elects to recapture, Tenant shall have the option to withdraw the proposed sublease or assignment by written notice to Landlord given within ten (10) days after Tenant’s receipt of Landlord’s recapture notice, in which event this Lease shall continue in full force and effect as if such sublease or assignment had not been proposed, and if Tenant fails to timely give notice of such withdrawal, Tenant shall surrender possession of the space proposed to be subleased or subject to the assignment to Landlord on the Effective Date of Recapture of such space from the Premises in the condition required under this Lease, such date being the termination date of this Lease for such space. Such recapture and termination shall not relieve Tenant of any obligation or liability arising prior to such recapture and termination or which by the terms hereof or their inherent nature survive the termination of this Lease (including, without limitation, with respect to any event or circumstance for which Tenant is to provide indemnity hereunder, which indemnity obligations shall continue regardless of such recapture or termination). If the Transfer Space is less than the entire Premises, this Lease shall remain in full force and effect with respect to the remainder of the Premises, except that Rent (including Tenant’s Pro Rata Share of Operating Expenses) shall be adjusted to reflect the diminution in the number of square feet of the Rentable Area.

(b) If the Transfer is not completed within one hundred twenty (120) days of Landlord’s consent thereto, Tenant shall once again comply with all of the provisions of this Section 15, including, without limitation, the obligation to give Landlord the Transfer Notice and Landlord shall again have the right of recapturing the Transfer Space and terminating the Lease with respect thereto as provided for herein.

(c) Any Sublease shall provide that it is subject and subordinate to this Lease and to any Mortgages; that Landlord may enforce the provisions of the Sublease, including collection of Rent; that the cost of any modification to the Premises, Building and/or Property arising from or as a result of the Sublease, including any modifications to convert a single tenant floor to a multi-tenant floor, shall be the sole responsibility of Tenant; that in the event of termination of this Lease for any reason, including, without limitation, a voluntary surrender by Tenant, or in the event of any reentry or repossession of the Premises by Landlord, Landlord may, in its sole discretion, either (i) terminate the Sublease or (ii) take over all of the right, title and interest of Tenant, as sublessor, under such Sublease, in which case the Transferee shall attorn to Landlord, but that nevertheless Landlord shall not (1) be liable for any previous act or omission of Tenant under such Sublease, (2) be subject to any counterclaim, defense or offset previously accrued in favor of the Transferee against Tenant, (3) be bound by any previous modification of any Sublease made without Landlord’s written consent, or by any previous prepayment by the Transferee of more than one month’s Rent, (4) be bound by any security or advance rental deposit made by such subtenant which is not delivered or paid over to Landlord and with respect to which such subtenant shall look solely to Tenant for refund or reimbursement, or (5) be obligated to perform any work in the subleased space or to prepare it for occupancy, and in connection with such attornment, the subtenant shall execute and deliver to Landlord any commercially reasonable instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed, automatically upon and as a condition of its occupying or using the Premises or any part thereof, to have agreed to be bound by the terms and conditions set forth in this Section 15.3(c). The provisions of this Section 15.3(c) shall be self-operative, and no further instrument shall be required to give effect to this provision.

(d) Each Transferee by assignment shall assume all obligations of Tenant under this Lease from and after the subject Transfer and shall be and remain liable jointly and severally with Tenant for the payment of the Rent from and after the subject Transfer, and for the performance of all of the terms, covenants, conditions and agreements herein contained on Tenant’s part to be performed for the Term of this Lease from and after the subject Transfer. In the event the Base Rent and/or other amount payable by the sublessee or assignee is less than the amount specified in this Lease, the amount(s) specified in the sublease or assignment document shall be the amount(s) required to be paid by the sublessee or assignee and Tenant shall pay any deficiency; provided, nothing in this sentence shall be construed to relieve or release Tenant from its obligations under this Lease. No Assignment shall be binding on Landlord unless the Transferee and Tenant shall deliver to Landlord a counterpart of the Assignment and which contains a covenant of assumption by the Transferee satisfactory in substance and form to Landlord consistent with the requirements of this Section. Failure or refusal of the Transferee to execute such instrument of assumption shall not release or discharge the Transferee from its liability as set forth above.

(e) If there are any Profits (as defined in the following paragraph) from any Transfer, Tenant shall pay fifty percent (50%) of such Profits to Landlord as additional Rent. Landlord’s share of Profits shall be paid to Landlord within thirty (30) days after receipt thereof by Tenant. The payments of Profits to Landlord shall be made on a monthly basis as additional Rent with respect to each Transfer separately, subject to an annual reconciliation on each anniversary date of the Transfer. If the payments to Landlord under this paragraph during the twelve (12) months preceding each annual reconciliation exceed the amount of Profits determined on an annual basis, then Landlord shall refund to Tenant the amount of such overpayment or credit the overpayment against Tenant’s future obligations under this paragraph, at Landlord’s option. If Tenant has underpaid its obligations hereunder during the preceding twelve (12) months, Tenant shall immediately pay to Landlord the amount owing after the annual reconciliation. Anything in this Lease to the contrary notwithstanding, this Section 15.3(e) shall not apply to a Permitted Transfer.

For purposes of this Section, “Profits” are defined as all cash or cash equivalent amounts and sums which Tenant (including any affiliate or successor of Tenant or other entity related to Tenant) receives on an annual basis from any Transferee, directly or indirectly, attributable to the Premises or any portion thereof, less the sum of the following: (1) the amortized amount for each such annual period of (i) any additional tenant improvement costs paid to or on behalf of

Tenant’s Transferee by Tenant; (ii) market leasing commissions paid by Tenant in connection with the Transfer; (iii) other economic concessions (planning allowance, lease takeover payments, moving expenses, etc.) paid by Tenant to or on behalf of the Transferee in connection with the Transfer; and (iv) Tenant’s reasonable attorneys’ fees paid by Tenant in connection with the Transfer (such amounts to be amortized over the term of the Transfer), and (2) the Rent paid during each such annual period by Tenant attributable to the Transfer Space (pro rata based on Rentable Square Feet). Any lump sum payment received by Tenant from a Transferee shall be treated like any other amount so received by Tenant for the applicable annual period and shall be utilized in computing Profits in accordance with the foregoing. All Profits and the components thereof shall be subject to audit by Landlord’s property manager or other in-house representatives at reasonable times mutually acceptable to Tenant and Landlord. Tenant shall deliver to Landlord, upon request but no more than one time per calendar year, any information reasonably required by Landlord to calculate and/or substantiate the amount of Profits hereunder. If Landlord’s audit reveals that Tenant has underpaid Landlord Profits by more than five percent (5%), Tenant shall reimburse Landlord the cost Landlord incurs in conducting such audit as additional Rent within fifteen (15) days of Landlord’s written request therefor.

15.4 Costs. Tenant agrees to pay to Landlord Landlord’s reasonable actual out of pocket costs and attorneys’ fees (in an amount not to exceed $2,000.00) incurred in connection with any request for a consent to a Transfer, whether or not Landlord consents to the Transfer or the same is finally consummated.

16.	Landlord’s Reserved Rights.

16.1 Right of Entry. Landlord and its agents and representatives shall have the right, at all reasonable times, but in such manner as to cause as little undue disturbance to Tenant as reasonably practical, to enter the Premises for the following purposes: (a) inspecting the physical condition of the Premises; (b) performing all obligations of Landlord under this Lease or Applicable Law; (c) showing the Premises to prospective purchasers, mortgagees and tenants (but only during the last twelve months of the Term of this Lease); (d) maintaining, repairing, replacing, extending or otherwise modifying the Building or Building Systems, but only in a manner that does not materially and adversely affect Tenant’s ability to utilize the Premises for its permitted use; and (e) accessing telephone closets, electrical panels, and similar installations that may serve areas of the Building other than (or in addition to) the Premises. Except for (i) bona fide emergencies and (ii) entry to furnish janitorial or other services to be provided by Landlord hereunder, Landlord will give Tenant no less than twenty-four (24) hours prior written (via e-mail) or oral notice prior to any entry, and Tenant shall have the right to have one of its employees accompany Landlord or its agent or representative, as the case may be. No such entry shall be construed under any circumstances as a forcible or unlawful entry into the Premises, or an eviction of Tenant or result in an abatement of Rent. Tenant hereby waives any claim against Landlord or its agents or representatives for damages for any injury or inconvenience to or interference with, Tenant’s business or quiet enjoyment of the Premises except from damages arising from Landlord’s gross negligence or willful misconduct. Landlord will make reasonable efforts to coordinate any such visit with Tenant’s schedule to the extent such visit only affects the Premises and no other tenants in the Building.

16.2 Building and Common Areas. Without limitation of the preceding paragraph, and provided Landlord does not unreasonably interfere with Tenant’s use of the Premises, Building, Common Area, the Parking Facility, and private access roads and building appurtenances on the Land, Landlord may: (a) install, repair, replace or relocate pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Building above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas of the Premises or the rest of the Building; (b) repair, renovate, alter, expand or improve the Property; (c) make changes to the Common Area, including, without limitation, changes in the location, size, shape and number of street entrances, driveways, ramps, entrances, exits, parking spaces, parking areas, loading and unloading areas, halls, passages, stairways and other means of ingress and egress, direction of traffic, landscaped areas and walkways; (d) close temporarily any of the Common Areas for maintenance purposes as long as reasonable access to the Premises remains available; (e) designate other land outside the boundaries of the Building to be a part of the Common Area; (f) use the Common Area while engaged in making additional improvements, repairs or alterations to the Building, or any portion thereof; (g) take such reasonable measures as Landlord deems advisable for the access control of the Building and its occupants; (h) evacuating the Building for cause, suspected cause, or for drill purposes; (i) temporarily denying access to the Building; (j) closing the Building after Normal Working Hours and on Sundays and Holidays, subject, however, to Tenant’s right to enter when the Building is closed after Normal Working Hours under such reasonable regulations as Landlord may prescribe from time to time and uniformly apply to all tenants of the Buildings; and (k) do and perform such other acts and make such other changes in, to or with respect to the Common Area and Building and other portions of the Property as Landlord may deem appropriate.

16.3 Name. Landlord may adopt any name for the Building or the Property and Landlord reserves the right to change the name and/or the address of the Building or the Property and/or any part thereof at any time after providing Tenant with no less than ninety (90) days prior written notice.

16.4 Sale of a Building in Property. In the event the Building or Building I is sold such that Landlord no longer owns both Buildings, Tenant’s Pro Rata Share shall automatically adjust so that it is calculated by dividing the Rentable Square Feet in the Premises by the total Rentable Square Feet in the Building which is hereby stipulated to be 96,056 Rentable Square Feet . Tenant’s Pro Rata Share of Operating Expenses shall then be based on the Operating Expenses for the Building only. Any shared Operating Expenses for the Property shall be allocated equitably between the Buildings pursuant to a reasonable reciprocal easement agreement between the owners of the Buildings; provided, however, any such Operating Expenses shall be subject to the limitations, and exclusions regarding Operating Expenses, and the Cap specified herein. In addition, the Gross Up described in Section 15.1 of Exhibit B of this Lease shall be based on the (i) Operating Expenses, and (ii) Rentable Square Feet in the Building. In the event such sale occurs (i) between the Commencement Date and the Phase 1 Commencement Date, Tenant’s Pro Rata Share shall be equal to 31.3796%, (ii) between the Phase 1 Commencement Date and the Phase 2 Commencement Date, Tenant’s Pro Rata Share shall be equal to 35.5648% and (iii) following the Phase 2 Commencement Date, Tenant’s Pro Rata Share shall be equal to 39.9256%. Such adjustments shall be automatic and without the need to amend the Lease, and any other defined terms shall be deemed appropriately amended as well. In no event shall the adjustments as a result of such sale result in an increase in the amount of Operating Expenses paid by Tenant hereunder. Moreover such a sale (along with the corresponding adjustment to Tenant’s Pro Rata Share) shall not increase Tenant’s obligations nor impair Tenant’s rights under this Lease.

17.	Indemnification and Waiver.

17.1 Indemnity by Tenant. SUBJECT TO SECTION 12.6, TENANT SHALL DEFEND, INDEMNIFY, AND HOLD HARMLESS THE INDEMNIFIED PARTIES FROM AND AGAINST ALL CLAIMS, DEMANDS, LIABILITIES, CAUSES OF ACTION, SUITS, JUDGMENTS, DAMAGES, AND EXPENSES (INCLUDING ATTORNEYS’ FEES) ARISING FROM (I) ANY INJURY TO OR DEATH OF ANY PERSON OR THE DAMAGE TO OR THEFT, DESTRUCTION, LOSS, OR LOSS OF USE OF ANY PROPERTY OR INCONVENIENCE (A “LOSS”), TO THE EXTENT CAUSED BY ANY ACT OR OMISSION OR WILLFUL MISCONDUCT OF ANY TENANT PARTIES, OR (II) TENANT’S FAILURE TO PERFORM ITS OBLIGATIONS UNDER THIS LEASE, BUT NOT TO THE EXTENT THE LOSS WAS CAUSED BY THE NEGLIGENCE, RECKLESSNESS, OR WILLFUL MISCONDUCT OF LANDLORD, ITS EMPLOYEES, OR ITS AGENTS OR BY LANDLORD’S BREACH OF THIS LEASE. The indemnity set forth in this Section 17.1 shall survive termination or expiration of this Lease and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of Rent under any provision of this Lease. If any proceeding is filed for which indemnity is required hereunder, the Tenant agrees, upon request therefor, to defend the indemnified party in such proceeding at its sole cost utilizing counsel satisfactory to the indemnified party.

17.2 Waiver. SUBJECT TO THE PROVISIONS OF SECTION 12.6, AS A MATERIAL PART OF THE CONSIDERATION TO LANDLORD FOR ENTERING INTO THIS LEASE, TENANT HEREBY ASSUMES ALL RISK OF AND RELEASES, DISCHARGES AND HOLDS HARMLESS LANDLORD FROM AND AGAINST ANY AND ALL LIABILITY TO TENANT FOR DAMAGE TO PROPERTY OR INJURY TO PERSONS IN, UPON OR ABOUT THE PREMISES FROM ANY CAUSE WHATSOEVER EXCEPT THAT WHICH IS CAUSED BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ANY INDEMNIFIED PARTY OR BY LANDLORD’S BREACH OF THIS LEASE. IN NO EVENT SHALL LANDLORD BE LIABLE TO TENANT FOR ANY INJURY TO ANY PERSON IN OR ABOUT THE PREMISES OR DAMAGE TO THE PREMISES OR FOR ANY LOSS, DAMAGE OR INJURY TO ANY PROPERTY OF TENANT THEREIN OR BY ANY MALFUNCTION OF ANY UTILITY OR OTHER EQUIPMENT, INSTALLATION OR SYSTEM, OR BY THE RUPTURE, LEAKAGE OR OVERFLOW OF ANY PLUMBING OR OTHER PIPES, INCLUDING, WITHOUT LIMITATION, WATER, STEAM AND REFRIGERATION LINES, SPRINKLERS, TANKS, DRAINS, DRINKING FOUNTAINS OR SIMILAR CAUSE IN, ABOUT OR UPON THE PREMISES, THE BUILDING OR ANY OTHER PORTION OF THE PROPERTY, UNLESS SUCH LOSS, DAMAGE OR INJURY IS CAUSED BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ANY INDEMNIFIED PARTY OR BY LANDLORD’S BREACH OF THIS LEASE.

18.	Definition of Landlord.

The term “Landlord” as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title of the Premises or the lessees under ground leases of the land or master leases of the Building, if any. In the event of any transfer, assignment or other conveyance of any such title, Landlord herein named (and in case of any subsequent transfer or conveyance, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability for the performance of any covenant or obligation on the part of Landlord contained in this Lease thereafter to be performed. Without further agreement, the transferee of such title shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder during its ownership of the Premises. Landlord may transfer its interest in the Premises without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on Landlord’s part of any term or condition of this Lease.

19.	Subordination.

19.1 Subordination. Subject to Tenant’s rights under this Section 19 hereof and Landlord’s obligation to obtain the Subordination Agreements referenced below, this Lease shall be subordinate to any existing and future deed of trust, mortgage, and/or other security instrument (each, a “Mortgage”) and any ground lease, master lease, or primary lease (each, a “Primary Lease”), which may now or hereafter encumber the Property and/or the Building, and all renewals, modifications, consolidations, replacements and extensions thereof. Landlord shall obtain from its current mortgagee an executed subordination, non-disturbance and attornment agreement in the form attached hereto as Exhibit J contemporaneously with the execution and delivery of this Lease by Landlord. Landlord agrees to obtain from any future mortgagee, ground lessor or ground lessee (herein referred to as a “Landlord’s Mortgagee”), a subordination, non-disturbance and attornment agreement (a “Subordination Agreement”) on such mortgagee or ground lessee’s standard form (as revised pursuant to reasonable negotiations between Tenant and such mortgagee or ground lessee, as long as such Subordination Agreement contains provisions whereby, as long as Tenant is not in Default hereunder, Tenant’s rights under this Lease shall not be disturbed) within thirty (30) days following Landlord’s execution of any such mortgage or ground lease entered into after the Effective Date of this Lease. Any Landlord’s Mortgagee may elect, at any time, unilaterally, to make this Lease superior to its Mortgage, Primary Lease, or other interest in the Premises by so notifying Tenant in writing, and signifying its election in the instrument creating its lien or lease or by separate recorded instrument. The provisions of this Section 19.7 shall be self-operative and no further instrument of subordination shall be required (except for the Subordination Agreement signed by Landlord’s Mortgagee); however, in confirmation of such subordination, Tenant shall execute and return to Landlord (or such other party designated by Landlord) within fifteen (15) days after Tenant’s receipt of written request therefor such documentation, in recordable form if required.

19.2 Attornment. In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage covering the Premises, or in the event the interests of Landlord under this Lease shall be transferred by reason of deed in lieu of foreclosure or other legal proceedings, or in the event of termination of any lease under which

Landlord may hold title, such transferee or purchaser at foreclosure or under power of sale, or the lessor of the Landlord upon such lease termination, as the case may be (sometimes hereinafter called “such person”), shall, in accordance with and subject to the terms of the Subordination Agreement, recognize the interest of Tenant under the terms, covenants, and conditions of the Lease for the remaining balance of the Term and any renewal or extension thereof made in accordance with the terms of this Lease, and Tenant shall attorn to such person and shall recognize and be bound and obligated hereunder to such person as the Landlord under this Lease, subject to the terms of the Subordination Agreement. Tenant’s obligation to attorn to such person in accordance with the terms of the Subordination Agreement shall survive the exercise of any such power of sale, foreclosure or other proceeding. Tenant agrees that the institution of any suit, action or other proceeding by any mortgagee to realize on Landlord’s interest in the Premises pursuant to the powers granted to a mortgagee under its mortgage, shall not, by operation of law or otherwise, result in the cancellation or termination of the obligations of the Tenant hereunder. Tenant shall execute the Subordination Agreement confirming such attornment with ten (10) business days of delivery by Landlord .

19.3 Notice to Landlord’s Mortgagee. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgagee a reasonable opportunity to cure any of Landlord’s defaults hereunder. Landlord shall give Tenant notice of the identity, address, telephone and telecopier numbers of all Landlord’s Mortgagees in writing in the form of a notice in the manner provided for herein. Tenant further agrees that if Landlord shall have failed to cure any default within the time period provided for in this Lease, then Landlord’s Mortgagee shall have the Landlord’s Mortgagee Cure Period to cure such default.

19.4 Landlord’s Mortgagee’s Protection Provisions. Subject to the terms of Exhibit J, if Landlord’s Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord’s Mortgagee shall not be: (1) liable for any act or omission of any prior lessor (including Landlord); (2) bound by any rent or additional rent or advance rent which Tenant might have paid for more than one month in advance to any prior lessor (including Landlord) which is not delivered or paid over to Landlord’s Mortgagee, and all such rent shall remain due and owing, notwithstanding such advance payment; (3) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord’s Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (4) bound by any termination, amendment or modification of this Lease made without Landlord’s Mortgagee’s consent and written approval, except for any termination by Tenant of this Lease expressly provided for in this Lease, and further, except for any amendment made to effectuate any renewal, extension or expansion option or right of first refusal set forth in this Lease, or to confirm the Commencement Date or any other date set forth in the Lease, or to confirm the square footage of the Premises and to modify the terms of the Lease to reflect such square footage; (5) subject to any defenses to the performance by Tenant of its obligations under this Lease expressly set forth in this Lease and related to periods of time following the acquisition of the Building by Landlord’s Mortgagee which Tenant might have against any prior lessor (including Landlord), unless the condition of default giving rise to any such defense is ongoing following such date and Tenant has provided written notice to Landlord’s Mortgagee (whether prior to or after Landlord’s Mortgagee succeeding to the interest of Landlord under this Lease) and provided Landlord’s Mortgagee a reasonable opportunity (not to exceed the Landlord’s Mortgagee Cure Period) to cure the event giving rise to such offset event; and (6) subject to any offsets, abatement or reductions in Rent which Tenant might have against any prior lessor (including Landlord) except for those offset, abatement or reduction rights which (A) are expressly provided in this Lease, (B) relate to periods of time following the acquisition of the Building by Landlord’s Mortgagee, and (C) Tenant has provided written notice to Landlord’s Mortgagee (whether prior to or after Landlord’s Mortgagee succeeding to the interest of Landlord under this Lease) and provided Landlord’s Mortgagee a reasonable opportunity (not to exceed the Landlord’s Mortgagee Cure Period) to cure the event giving rise to such offset event. Nothing in this Lease shall be construed to require Landlord’s Mortgagee to see to the application of the proceeds of any loan, and Tenant’s agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.

20.	Substitution of Premises.

Intentionally deleted.

21.	Surrender of Premises and Removal of Property.

21.1 No Merger. The voluntary or other surrender of this Lease by Tenant, a mutual cancellation or a termination hereof, shall not constitute a merger, and shall, at the option of Landlord, terminate all or any existing subleases or shall operate as an assignment to Landlord of any or all subleases affecting the Premises.

21.2 Surrender of Premises. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located therein in good repair and condition, free of Hazardous Materials placed on the Premises during the Term, broom-clean, wear and tear (and condemnation and casualty damage) excepted, and shall deliver to Landlord all keys to the Premises. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all of Tenant’s Property placed in the Premises or elsewhere in the Building by Tenant (but Tenant may not remove any such item which was paid for, in whole or in part, by Landlord or by any of Landlord’s prior tenants [except Tenant herein]). Tenant shall, at Tenant’s sole cost and expense, repair all damage caused by such removal. All items not so removed shall, at Landlord’s option, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items. The provisions of this Section 21.2 shall survive the expiration or earlier termination of the Term.

21.3 Disposal of Property. In the event of the expiration of this Lease or other re-entry of the Premises by Landlord as provided in this Lease, any of Tenant’s Property which is not removed by Tenant upon the expiration of the Term of this Lease, or within 48 hours after a termination by reason of Tenant’s Default, shall be considered abandoned and Landlord may remove any or all of such property and dispose of the same in any manner or store the same in a public warehouse or elsewhere for the account of, and at the expense and risk of, Tenant. If

Tenant shall fail to pay the costs of storing any such property after it has been stored for a period of 30 days or more, Landlord may sell any or all of such property at public or private sale, in such manner and at such places as Landlord, in its sole discretion, may deem proper, without notice to or demand upon Tenant. In the event of such sale, Landlord shall apply the proceeds thereof, first, to the cost and expense of sale, including reasonable attorneys’ fees; second, to the repayment of the cost of removal and storage; third, to the repayment of any other sums which may then or thereafter be due to Landlord from Tenant under any of the terms of this Lease; and fourth, the balance, if any, to Tenant.

22.	Holding Over.

If Tenant fails to vacate the Premises at expiration or earlier termination of the Term, then Tenant shall be a tenant at sufferance as to such space and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, (a) Tenant shall pay, in addition to the other Rent, holdover rent (on a per diem basis) for the Premises equal to 150% of each of the Base Rent and Tenant’s Pro Rata Share of Operating Expenses payable during the last month of the Term, and (b) Tenant shall otherwise continue to be subject to all of Tenant’s obligations under this Lease. The provisions of this Section 22 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law or a consent by Landlord to any holding over by Tenant and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises upon the expiration of the Term or upon the earlier termination hereof and to assert any remedy in law or equity to evict Tenant and/or collect damages in connection with such holding over. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold the Indemnified Parties harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including any claims made by any succeeding lessees founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

23.	Defaults and Remedies.

23.1 Defaults by Tenant. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant (each, a “Default” or an “Event of Default”):

(a) if Tenant fails to pay Rent or make any other payment required to be made by Tenant under this Lease as and when due and such failure continues for five (5) days after delivery of written notice from Landlord to Tenant that the same is past due and payable, provided Landlord shall not be required to give more than three (3) such notices in any consecutive twelve (12) month period;

(b) if Tenant makes a Transfer in violation of the terms of this Lease;

(c) if Tenant fails to observe or perform the provisions of Section 3 or those provisions of Section 10 in the case of Alterations that are adversely affecting Building Systems or other parts of the Building outside of the Premises or are weakening the structure of the Building and such failure continues for ten (10) business days after notice thereof from Landlord to Tenant;

(d) if Tenant fails to provide estoppel certificates, or other certificates as herein provided, and such failure continues for five (5) business days after notice to Tenant following the expiration of the period provided herein for the delivery of such certificates;

(e) except as otherwise provided in this Section 23.1 or elsewhere in this Lease, if Tenant fails to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and such failure continues for a period of more than thirty (30) days after Landlord has delivered to Tenant written notice thereof (or so long as Tenant commenced to cure such default promptly following receipt of such notice, but the default is not curable within thirty (30) days despite undertaking all reasonable efforts, then such period shall be extended, but in no event more than an additional thirty (30) days);

(f) if any action is taken by or against Tenant pursuant to any statute pertaining to bankruptcy or insolvency or the reorganization of Tenant (unless, in the case of a petition filed against Tenant, the same is dismissed within ninety (90) days); if Tenant makes any general assignment for the benefit of creditors; if a trustee or receiver is appointed to take possession of all or any portion of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or if all or any portion of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease is attached, executed upon, or otherwise judicially seized and such seizure is not discharged within thirty (30) days; and/or

(g) if Tenant fails to vacate and surrender the Premises as required by this Lease upon the expiration of the Term or sooner termination of this Lease.

23.2 Landlord’s Remedies. If there shall occur and be continuing an Event of Default, Landlord shall have and may exercise all remedies available to Landlord at law or in equity or under any statute or ordinance. Without limitation of the foregoing, Landlord may at its option:

(a) Performance of Obligations: Make any such payment or perform any other act which Tenant should have performed. All sums so paid by Landlord and all costs incurred by Landlord in making such payment or performing such other act or obligation and/or in enforcing this Lease, including attorneys’ fees, together with interest thereon at the Default Rate, shall be payable to Landlord on demand and Tenant agrees to pay any such sums, and Landlord shall have (in addition to any other right or remedy hereunder) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of Default by Tenant in the payment of Rent.

(b) Termination: Terminate this Lease by giving written notice thereof and, upon the giving of such notice, this Lease and the estate hereby granted shall expire and terminate with the same force and effect as though the date of such notice were the date fixed for the expiration of the Term, and all rights of Tenant hereunder shall expire and terminate, but Tenant shall remain liable as provided in (d) below and as otherwise hereinafter provided; and/or

(c) Recovery of Possession; Reletting: Whether or not this Lease has been terminated as herein provided, terminate Tenant’s right of possession and re-enter and repossess the Premises or any part thereof by summary proceedings, ejectment, forcible entry and detainer, forcible detainer or otherwise, and Landlord shall have the right to remove all persons and property therefrom and change the locks, without judicial process. Landlord shall be under no liability for or by reason of any such entry, repossession or removal. No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease or to accept a surrender thereof unless a written notice of such intention is given by Landlord to Tenant or unless the termination of this Lease is decreed by a court of competent jurisdiction. If (and only to the extent) required by Applicable Law, Landlord shall use reasonable efforts to relet the Premises on market terms and may satisfy said obligation by complying with the provisions of (f) below; however, Landlord may at its option relet all or any part of the Premises for the account of Tenant for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions (which may include concessions or free Rent) and for such uses as Landlord, in its sole discretion, may determine, and Landlord may collect and receive any Rents payable by reason of such reletting; and apply the same on account of Rent due and to become due hereunder. Landlord shall not be required to accept any tenant offered by Tenant or observe any instruction given by Tenant about such reletting, or do any act or exercise any care or diligence with respect to such reletting, unless required by Applicable Law. Solely for the purpose of such reletting, Landlord may decorate or make repairs, changes, alterations or additions in or to the Premises or any part thereof to the extent deemed by Landlord desirable or convenient, and the reasonable cost of such decoration, repairs, changes, alterations or additions shall be charged to and be payable by Tenant as Rent hereunder, as well as any reasonable brokerage and legal fees expended by Landlord. Landlord reserves the right to terminate this Lease at any time after taking possession of the Premises as aforesaid. Neither termination nor repossession and reletting shall relieve Tenant of its obligations hereunder, all of which shall survive such termination, repossession or reletting. Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Section 23 from time to time and that no suit or recovery of any portion due Landlord hereunder shall be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord. If Landlord terminates Tenant’s possession of the Premises under this Section 23, Landlord shall have no obligation to post any notice and Landlord shall have no obligation whatsoever to tender to Tenant a key for new locks installed in the Premises; and/or

(d) Damages: Terminate this Lease and recover from Tenant upon demand therefor, as damages for Tenant’s default, an amount equal to the sum of the following: (i) the cost of recovering the Premises, including, without limitation, reasonable attorneys’ fees; (ii) the unpaid Rent earned at the time of termination, plus interest thereon at the Default Rate; (iii) the difference, if any, between (1) Rent and other sums which would be payable under this Lease for the remainder of the Term, discounted to present worth at the rate of five percent (5%) per annum, and (2) the then fair market rental value of the Premises as reasonably determined by Landlord for the same period, discounted to present worth at the same rate; (iv)

costs of reletting and refurbishing the Premises, including, without limitation, reasonable legal fees, brokerage commissions, the costs of alterations and the value of other concessions or allowances granted to a new tenant, and (v) any other sum of money and damages owed by Tenant to Landlord.

(e) Calculation of Rent: In calculating future Rent for purposes of subparagraphs (c) and (d) above, Landlord’s reasonable and good faith estimate of future Operating Expenses shall be based on historical escalations and the then current market conditions. In addition, Landlord may include as an item of Rent its reasonable attorneys’ fees and costs in enforcing its rights hereunder, together with each of the other expenses related thereto as described in subparagraph (c) above.

(f) Mitigation: Landlord shall have a duty to mitigate damages in accordance with Applicable Law. Notwithstanding the foregoing, upon the occurrence of an Event of Default, Landlord and Tenant agree that if Landlord sues Tenant to enforce the Lease and collect Rent that has accrued, unless contrary to Applicable Law, Landlord will have satisfied the duty to mitigate and will have used objectively reasonable efforts to relet the Premises if Landlord does the following within sixty (60) days after the occurrence of the Event of Default: (1) place the Premises on Landlord’s inventory of available space; (2) make Landlord’s inventory available to area brokers; (3) show the Premises to prospective tenants who request to see it; and (4) otherwise make commercially reasonable efforts to lease the Premises on market terms.

(g) Reimbursement. Landlord has or will pay substantial real estate brokerage commissions relating to this Lease (the “Commissions”). If Landlord terminates this Lease as a result of an Event of Default of a monetary nature hereunder, Tenant shall, to the extent Landlord has not recovered the full amount of its damages under subparagraph (d) above, immediately pay to Landlord the unamortized cost of the Commissions.. The unamortized cost is calculated by amortizing the Commissions over the number of months of the initial Term during which Tenant is required to pay Base Rent at 10% per annum on a monthly basis and multiplying the monthly amortized cost by the number of months remaining in the initial Term after such termination. Landlord may, or, at Tenant’s request, shall, after such termination forward a statement to Tenant setting forth the unamortized Commissions incurred by Landlord that are payable in accordance with this Section 23.2(g), but the failure to deliver the statement shall not be deemed to be a waiver of the right to collect such amounts.

23.3 Waivers by Tenant. In the event of a termination of this Lease as a result of an Event of Default, Tenant hereby waives all right to recover or regain possession of the Premises, to save forfeiture by payment of Rent due or by other performance of the conditions, terms or provisions hereof, and without limitation of or by the foregoing, Tenant waives all right to reinstate or redeem this Lease notwithstanding any provisions of any statute, law or decision now or hereafter in force or effect and Tenant waives all right to any second or further trial in summary proceedings, ejectment, forcible entry and detainer, forcible detainer or in any other action provided by any statute or decision now or hereafter in force or effect. Landlord shall not be required to serve Tenant with any notices or demands as a prerequisite to its exercise of any of its rights or remedies under this Lease, other than those notices and demands specifically required under this Lease. Tenant expressly waives the service of any statutory demand or notice that is a prerequisite to Landlord’s commencement of eviction proceedings against Tenant, including, without limitation, the demands and notices specified in the Texas Property Code.

23.4 Repossession. If Landlord exercises either of the remedies provided in Sections 23.2(b) or 23.2(c), Tenant shall surrender possession and vacate the Premises and immediately deliver possession thereof to Landlord, and Landlord may re-enter and take complete and peaceful possession of the Premises, with or without process of law, full and complete license to do so being hereby granted to Landlord, and Landlord may remove all occupants and property therefrom, using such force as may be necessary to the extent allowed by Applicable Law, without being deemed guilty in any manner of trespass, eviction or forcible entry and detainer and without relinquishing Landlord’s right to Rent or any other right given to Landlord hereunder or by operation of law. In order to exercise its remedies hereunder and to regain possession of the Premises and to deny Tenant access thereto, Landlord or its agent may, at the expense and liability of the Tenant, alter or change any or all locks or other security devices controlling access to the Premises without posting or giving notice of any kind to Tenant, and Tenant hereby waives all of such notices or demands to the fullest extent allowed by Applicable Law. Unless contrary to Applicable Law (after giving full force and effect to Tenant’s waivers in this Lease), Landlord shall have no obligation to provide Tenant a key or grant Tenant access to the Premises so long as Tenant is in Default under this Lease. Unless contrary to Applicable Law (after giving full force and effect to Tenant’s waivers in this Lease), Tenant shall not be entitled to recover possession of the Premises, terminate this Lease, or recover any actual, incidental, consequential, punitive, statutory or other damages or award of attorneys’ fees, by reason of Landlord’s alteration or change of any lock or other security device and the resulting exclusion from the Premises of Tenant or Tenant’s agents, servants, employees, customers, licensees, invitees or any other persons from the Premises in accordance with the terms of this paragraph. TENANT ACKNOWLEDGES THAT THE PROVISIONS OF THIS SUBPARAGRAPH OF THIS LEASE SUPERSEDE THE LOCKOUT PROVISIONS OF THE TEXAS PROPERTY CODE AND TENANT FURTHER WARRANTS AND REPRESENTS THAT IT HEREBY KNOWINGLY WAIVES ANY RIGHTS IT MAY HAVE THEREUNDER TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW.

23.5 Methodology of Calculating Charges. Landlord and Tenant are knowledgeable and experienced in commercial leasing transactions and agree that the provisions of this Lease for determining all Rent and other charges and amounts payable by Tenant are commercially reasonable and valid, and as to each such charge or amount, constitutes a “method by which the charge is to be computed” for purposes of Section 93.012 of the Texas Property Code, even though such methods may not state a precise mathematical formula for determining such charges. ACCORDINGLY, TENANT VOLUNTARILY AND KNOWINGLY WAIVES ALL RIGHTS AND BENEFITS, IF ANY, OF A TENANT UNDER SECTION 93.012 OF THE TEXAS PROPERTY CODE, AS SUCH SECTION NOW EXISTS OR AS IT MAY BE HEREAFTER AMENDED OR SUCCEEDED.

23.6 Right of Landlord to Injunction; Remedies Cumulative. Upon any actual or threatened Event of Default, Landlord shall have the right of injunction to restrain the same. The rights and remedies given to Landlord in this Lease are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by Landlord, shall be deemed to be in exclusion of any of the others.

23.7 Lien. Landlord waives all contractual, statutory and constitutional liens held by Landlord on Tenant’s personal property, goods, equipment, inventory, furnishings, chattels, accounts and assets (“Tenant’s Property”) to secure the obligations of Tenant under this Lease until such time as Landlord may obtain an enforceable judgment against Tenant from a court with jurisdiction of Tenant or Tenant’s Property, at which time Landlord shall have such lien rights at law and in equity to enforce and collect such judgment and Tenant’s obligations under this Lease.

23.8 Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE, OR FOR THE ENFORCEMENT OF ANY REMEDY UNDER ANY STATUTE, ORDINANCE OR OTHERWISE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, TENANT WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LAWSUIT BROUGHT BY LANDLORD TO RECOVER POSSESSION OF THE PREMISES FOLLOWING LANDLORD’S TERMINATION OF THIS LEASE PURSUANT TO SECTION 23.2(b) OR THE RIGHT OF TENANT TO POSSESSION OF THE PREMISES PURSUANT TO SECTION 23.2(c) AND ON ANY CLAIM FOR DELINQUENT RENT WHICH LANDLORD MAY JOIN IN ITS LAWSUIT TO RECOVER POSSESSION.

23.9 Definition of Tenant. The term “Tenant” shall be deemed to include all persons or entities named as Tenant under this Lease, or each and every one of them. If any of the obligations of Tenant hereunder is guaranteed by another person or entity, the term “Tenant” shall be deemed to include all of such guarantors and any one or more of such guarantors. If this Lease has been assigned, the term “Tenant” shall be deemed to include both the assignee and the assignor.

23.10 Tenant’s Obligation Not Dependent. SUBJECT TO THE OTHER TERMS OF THIS LEASE, TENANT’S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND TENANT SHALL CONTINUE TO PAY RENT HEREUNDER WITHOUT ABATEMENT, SETOFF, OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, EXPRESS OR IMPLIED.

23.11 Defaults by Landlord. The occurrence of any of the following shall constitute a material default and breach of this Lease by Landlord (a “Landlord Default”):

(a) if Landlord fails to perform, comply with, or observe any other agreement or obligation of Landlord under this Lease and such failure continues for a period of more than thirty (30) days after Tenant has delivered to Landlord written notice thereof (or so long as Landlord commenced to cure such default promptly following receipt of such notice, but the default is not curable within thirty (30) days despite undertaking all reasonable efforts, then such period shall be extended, but in no event more than an additional sixty (60) days); and/or

Upon any Landlord Default, Tenant, to the fullest extent permitted by law, shall have the right to maintain any and all actions at law or suits in equity or other proceedings (including the right to injunctive relief) to enforce the curing or remedying of such default or for damages resulting from such default.

24.	Covenant Against Liens.

All work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party shall be deemed authorized and ordered by Tenant only, and Tenant shall not permit any mechanic’s liens to be filed against the Premises or the Property in connection therewith. Upon completion of any such work, Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work. If such a lien is filed, then Tenant shall, within ten (10) days after Tenant obtains knowledge thereof (or such earlier time period as may be necessary to prevent the forfeiture of the Premises, the Property or any interest of Landlord therein or the imposition of a civil or criminal fine with respect thereto), either (i) pay the amount of the lien and cause the lien to be released of record, or (ii) diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including reasonable expenses and interest, shall be paid by Tenant to Landlord within ten (10) days after Landlord has invoiced Tenant therefor together with interest at the Default Rate. Tenant shall defend, indemnify and hold harmless the Indemnified Parties from and against all claims, demands, causes of action, suits, judgments, damages and expenses (including attorneys’ fees) in any way arising from or relating to the failure by any Tenant Party to pay for any work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party. This indemnity provision shall survive termination or expiration of this Lease. Landlord and Tenant acknowledge and agree that their relationship is and shall be solely that of “landlord-tenant” (thereby excluding a relationship of “owner-contractor,” “owner-agent” or other similar relationships). Accordingly, all materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracting with Tenant, any contractor or subcontractor of Tenant or any other Tenant Party for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises, at any time from the date hereof until the end of the Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same. Nothing herein shall be deemed a consent by Landlord to any liens being placed upon the Premises, the Property or Landlord’s interest therein due to any work performed by or for Tenant or deemed to give any contractor or subcontractor or materialman any right or interest in any funds held by Landlord to reimburse Tenant for any portion of the cost of such work.

25.	Interest on Tenant’s Obligations; Late Charges.

25.1 Interest. Any amount due from Tenant to Landlord which is not paid when due shall bear interest at the lesser of ten percent (10%) per annum or the maximum lawful rate of interest (said lesser rate is herein referred to as the “Default Rate”), from the date such payment is due until paid, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease.

25.2 Late Charge. In the event Tenant is late in paying any amount of Rent due under this Lease, Tenant shall pay Landlord a late charge equal to five percent (5%) of each delinquent amount of Rent and any subsequent delinquent amount of Rent. The parties agree that the amount of such late charge represents a reasonable estimate of the cost and expense that would be incurred by Landlord in processing each delinquent payment of Rent by Tenant and that such late charge shall be paid to Landlord as liquidated damages for each delinquent payment, but the payment of such late charge shall not excuse or cure any default by Tenant under this Lease. The parties further agree that the payment of late charges and the payment of interest provided for in the preceding paragraph are distinct and separate from one another in that the payment of interest is to compensate Landlord for the use of Landlord’s money by Tenant, while the payment of a late charge is to compensate Landlord for the additional administrative expense incurred by Landlord in handling and processing delinquent payments, but excluding attorneys’ fees and costs incurred with respect to such delinquent payments. Notwithstanding anything contained herein to the contrary, Landlord agrees that the first time in any given calendar year in which Tenant is late in the payment of Rent, no late charges will be due provided such payment is made within five (5) days after Tenant’s receipt of Landlord’s written notice to Tenant of such delinquency.

26.	Quiet Enjoyment.

Tenant, upon the paying of all Rent hereunder and performing each of the covenants, agreements and conditions of this Lease required to be performed by Tenant, shall lawfully and quietly hold, occupy and enjoy the Premises during the Term without hindrance or molestation of anyone lawfully claiming by, through or under Landlord, subject, however, to the terms and conditions of this Lease. This covenant of quiet enjoyment is in lieu of any implied covenant of quiet enjoyment under Texas law.

27.	Parking Facilities.

Landlord shall make available to Tenant, throughout the Term, permits for Tenant and its employees and invitees to park, at any given time, on an unreserved basis, four (4) cars in the Parking Facility for each 1000 Rentable Square Feet of the Premises, subject to such reasonable rules and regulations as Landlord may establish. Twelve (12) of the foregoing spaces shall be reserved spaces in the locations shown on Exhibit K. Parking may be access controlled. There shall be no charge for any of the parking spaces specified herein during the Term or any Renewal Term. Tenant understands that parking patterns and areas may be modified by Landlord in its sole discretion provided such modification does not unreasonably interfere with Tenant’s use of the Parking Facility and parking spaces and private access roads and building appurtenances on the Land. Landlord shall have no liability for any damage to persons or property which may occur in, on, or about the Parking Facility.

28.	Brokers.

Landlord and Tenant each warrants to the other that it has not had any contact or dealings with any real estate broker or other intermediary other than Tenant’s dealings with Oxford Commercial and Landlord’s dealings with Oxford Alliance Services dba Oxford Commercial (collectively, “Brokers”) which would give rise to the payment of any fee or brokerage commission in connection with this Lease. Landlord and Tenant shall each indemnify the other from and against any loss, liability or damage (including reasonable and actual counsel fees and costs) with respect to any fee or brokerage commission (except to Brokers) arising out of any act or omission of the indemnifying party. Landlord agrees to pay brokerage commissions due in connection with this Lease to Brokers in accordance with a separate commission agreement executed by Landlord and Brokers. Tenant has no obligation to pay any brokerage commissions to Brokers due in connection with this Lease.

29.	Rules and Regulations.

The “Rules and Regulations” attached hereto as Exhibit E are hereby incorporated herein and made a part of this Lease. Tenant agrees to abide by and comply with each and every one of said Rules and Regulations and any amendments, modifications and/or additions thereto as may hereafter be adopted by Landlord for the safety, care, security, good order and cleanliness of the Premises, the Building, the Parking Facility or any other portion of the Property provided such existing and/or future Rules and Regulations (i) are consistent for all tenants of the Buildings, (ii) applied uniformly among all tenants of the Buildings, and (iii) do not materially and adversely affect Tenant’s use and occupancy of the Premises, Building, Common Area and/or Parking Facility. Landlord shall have the right to amend, modify or add to the Rules and Regulations in its sole discretion. Landlord agrees that the Rules and Regulations shall not be enforced so as to discriminate against Tenant and that Landlord shall use commercially reasonable efforts to enforce the Rules and Regulations uniformly against all tenants in the Building; provided, however, that Landlord shall not be liable to Tenant for Landlord’s failure to enforce the Rules and Regulations against any other tenants. Tenant shall not be obligated to comply with any future Rules and Regulations or amendments thereto until Tenant has received a written copy of such Rules and Regulations. In the event of a conflict between this Lease and the Rules and Regulations, the terms and conditions of the Lease shall prevail.

30.	Signage.

30.1 Directory. Landlord shall maintain a directory at the Building to accommodate the names of tenants of the Building and shall provide Tenant with name placement thereon as Tenant may request and change from time to time at Landlord’s sole cost and expense.

30.2 Signs. Tenant shall be permitted to install, at its own expense, appropriate signs containing Tenant’s name at the entrances to the Premises, in the reception area(s) of the Premises and, if and so long as Tenant leases all of the Rentable Area on individual floors of the Premises, on the walls of the elevator lobbies on each floor of the Premises leased solely by

Tenant. Any such signs will be designed and constructed in a manner compatible with Building standard signs and graphics criteria and shall be subject to Landlord’s prior written approval which approval shall not be unreasonably conditioned, withheld or delayed. Upon expiration of the Term, Tenant shall promptly remove all of its signs and repair and restore the surfaces on which such signs were attached to a condition and appearance which is consistent with the finishes (e.g. paint and any other exterior finishes) in close proximity to such surface, at Tenant’s expense.

30.3 Building Signage. Commencing as of the Effective Date, Tenant shall have the right to place its signage -i.e. name, logo, etc. (“Tenant’s Exterior Building Signage”) on the Building in one of the two locations shown on the attached Exhibit L, but such right shall only be effective if Landlord grants any other existing or future tenant(s) in the Building that leases as much as or less rentable square footage in the Building as Tenant Building exterior signage rights. Tenant’s Exterior Building Signage shall be at Tenant’s sole cost and expense with design, location and lettering subject to Landlord’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed.

30.4 Monument Sign.

(a) Tenant shall have the right, at Tenant’s sole cost and expense, to place Tenant’s signage (“Tenant’s Monument Sign Placement”) on the existing monument sign (the “Monument Sign”) for the Building located at the entry to the Property in the location on the monument shown on the attached Exhibit L.

(b) Tenant shall be solely responsible for all costs in connection with Tenant’s Monument Sign Placement –i.e. name, logo, etc. on the Monument Sign including, without limitation, all costs of obtaining permits and zoning and regulatory approvals, if any, and all costs of design, construction, installation, and supervision. Prior to commencing any work in connection with the installation of Tenant’s Monument Sign Placement, Tenant shall furnish to Landlord for its approval (which approval shall not be unreasonably withheld or delayed) copies of all plans and specifications for the installation of Tenant’s Monument Sign Placement; names and addresses of contractors; copies of contracts; necessary permits required, if any, and evidence of contractor’s and subcontractor’s insurance in an amount reasonably satisfactory to Landlord. Tenant shall be solely responsible for any damage to Tenant’s Monument Sign Placement.

(c) Tenant must obtain Landlord’s written consent (which approval shall not be unreasonably withheld, conditioned or delayed) for Tenant’s Monument Sign Placement prior to its fabrication and installation. Landlord reserves the right to withhold consent to Tenant’s Monument Sign Placement if, in the reasonable judgment of Landlord, it is not harmonious with the design standards of the Building. To obtain Landlord’s consent, Tenant shall submit design drawings to Landlord, showing the type and sizes of all lettering; the colors, finishes and types of materials used.

(d) Upon expiration of the Term, Tenant shall promptly remove all its exterior signs and repair and restore the surfaces on which such signs were attached to a condition and appearance which is consistent with the finishes (e.g. paint) in close proximity to such surface, at Tenant’s expense.

31.	Personal Property Taxes.

Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises or in or on the Property. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and Landlord elects to pay the same, or if the assessed value of Landlord’s property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, within thirty (30) days following written request therefor and the presentation of documentation specifying the basis for the increase and related documentation from Landlord, the part of such taxes for which Tenant is primarily liable hereunder; however, Landlord shall not pay such amount if Tenant notifies Landlord that it will contest the validity or amount of such taxes before Landlord makes such payment, and thereafter diligently proceeds with such contest in accordance with Applicable Laws and if the non-payment thereof does not pose a threat of loss or seizure of the Building or the Property or interest of Landlord therein or impose any fee or penalty against Landlord.

32.	General Provisions.

32.1 No Waiver. The waiver by Landlord or Tenant of any breach of any provision contained in this Lease, which waiver shall only be effective if the same is in writing, or the failure of Landlord or Tenant to insist on strict performance by Tenant or Landlord, shall not be deemed to be a waiver of such provision as to any subsequent breach thereof or of any other provision contained in this Lease. The acceptance of Rents hereunder by Landlord shall not be deemed to be a waiver of any breach or default by Tenant regardless of Landlord’s knowledge of such breach or default at the time of acceptance of Rent.

32.2 Terms; Headings. The words “Landlord” and “Tenant” as used herein shall include the plural, as well as the singular. The words used in neuter gender include the masculine and feminine and words in the masculine or feminine gender include the neuter. If there is more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. The headings or titles of this Lease shall have no effect upon the construction or interpretation of any part hereof. Any reference to a period of time measured in days refers to calendar days unless otherwise specifically indicated.

32.3 Entire Agreement. This instrument along with any exhibits and attachments or other documents attached hereto constitutes the entire and exclusive agreement between Landlord and Tenant with respect to the Premises. The exhibits attached hereto, including, without limitation, Exhibit G, are incorporated herein by this reference for all purposes. This instrument and said exhibits and attachments and other documents may be altered, amended, modified or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant hereby agree that all prior or contemporaneous oral and written understandings, agreements or negotiations relative to the leasing of the Premises are merged into and superseded by this instrument.

32.4 Successors and Assigns. Subject to the provisions of Section 15 relating to Assignment and Sublease, this Lease is intended to and does bind the heirs, executors, administrators, successors and assigns of any and all of the parties hereto.

32.5 Notices. All notices, consents, approvals, requests, demands and other communications (collectively “notices”) which Landlord or Tenant are required or desire to serve upon, or deliver to, the other shall be in writing and shall be sent by certified U.S. mail, return receipt requested, or by a reputable commercial overnight courier service (such as, but not limited to, Federal Express), to the appropriate addresses indicated in the Lease Summary, or at such other place or places as either Landlord or Tenant may, from time to time, designate in a written notice given to the other. If the term “Tenant” in this Lease refers to more than one person or entity, Landlord shall be required to make service or delivery, as aforesaid, to any one of said persons or entities only. Notices shall be deemed sufficiently served or given at the earlier of (i) time of receipt or (ii) three (3) days after it was sent. Any notice, request, communication or demand by Tenant or Landlord to the other party hereto shall be addressed in accordance with the addresses set forth in the Lease Summary. Rejection or other refusal to accept a notice or the inability to deliver the same because of a changed address of which no notice was given, shall be deemed to be receipt of the notice on the date delivery was first attempted.

32.6 Severability. If any provision of this Lease shall be held invalid or unenforceable to any extent, the remaining provisions of this Lease shall not be affected thereby and each of said provisions shall be valid and enforceable to the fullest extent permitted by law.

32.7 Time of Essence. Time is of the essence of this Lease and each provision hereof in which time of performance is established.

32.8 Governing Law. This Lease shall be governed by, interpreted and construed in accordance with the laws of the State of Texas applicable to contracts executed and performed entirely within the State of Texas. Any party bringing a legal action or proceeding against any other party arising out of or relating to this Lease must bring such legal action or proceeding in the applicable court(s) of Travis County, Texas having jurisdiction over the subject matter of such action or proceeding, and each party submits to the jurisdiction of such court(s).

32.9 Attorneys’ Fees. In the event of any dispute, whether in litigation or in an alternative dispute resolution proceeding, between the parties, the prevailing party shall be entitled to obtain, as part of the resolution thereof, all reasonable attorneys’ fees, costs and expenses incurred in connection with such dispute, except as may be limited by Applicable Law.

32.10 Light and View. Any diminution or shutting off of light or view by any structure which may be erected on lands adjacent to the Building or any other portion of the Property shall in no manner affect this Lease or impose any liability whatsoever on Landlord.

32.11 Bankruptcy Prior to Commencement. If, at any time prior to the Commencement Date, any action is taken by or against Tenant in any court pursuant to any statute pertaining to bankruptcy or insolvency or the reorganization of Tenant, Tenant makes any general assignment for the benefit of creditors, a trustee or receiver is appointed to take possession of substantially all of Tenant’s assets or of Tenant’s interest in this Lease, or there is an attachment, execution or other judicial seizure of substantially all of Tenant’s assets or of Tenant’s interest in this Lease, then this Lease shall ipso facto be canceled and terminated and of no further force or effect. In such event, neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or of any order of any court shall be entitled to possession of the Premises or any interest in this Lease and Landlord shall, in addition to any other rights and remedies under this Lease, be entitled to retain any Rent, security deposit or other monies received by Landlord from Tenant as liquidated damages.

32.12 Force Majeure. Neither Landlord nor Tenant shall be liable for any failure to comply or delay in complying with its obligations hereunder (other than Tenant’s obligation to pay Rent and other sums hereunder, the obligations to carry insurance hereunder or to comply with Section 3 hereof) if such failure or delay is due to Force Majeure Events. Landlord shall not be obliged to settle any strike to avoid a Force Majeure Event from continuing.

32.13 Applicable Laws. At its sole cost and expense, Tenant shall promptly comply with all requirements of Applicable Laws, other than making any changes to the structure of the Building, relating to or arising out of the use, occupancy, repair or alteration of the Premises. Tenant, at its sole cost and expense, shall obtain and maintain throughout the Term, any business licenses or permits required by any governmental body for the conduct of its business within the Premises.

32.14 Estoppel Certificates. Either party shall, without charge, at any time and from time to time hereafter, within ten (10) business days after written request of the other, certify by written instrument duly executed and acknowledged to any mortgagee or purchaser, or proposed mortgagee or proposed purchaser, or any other person, firm or corporation specified in such request: (a) as to whether this Lease has been supplemented or amended, and, if so, the substance and manner of such supplement or amendment; (b) as to the validity and force and effect of this Lease, in accordance with its tenor as then constituted; (c) as to the party’s knowledge the existence of any default thereunder; (d) as to the party’s knowledge the existence of any offsets, counterclaims or defenses thereto on the part of such other party; (e) as to the commencement and expiration dates of the Term of this Lease and the date to which Rent has been paid; and (f) as to any other matters as may reasonably be so requested. Any such certificate may be relied upon by the party requesting it and any other person, firm or corporation to whom the same may be exhibited or delivered and the contents of such certificate shall be binding on the party executing same.

32.15 Examination of Lease. The submission of this instrument for examination or signature by Tenant, Tenant’s agents or attorneys, does not constitute a reservation of, or an option to lease, and this instrument shall not be effective or binding as a lease or otherwise until its execution and delivery by both Landlord and Tenant.

32.16 Landlord Liability. NOTWITHSTANDING ANYTHING IN THIS LEASE OR ANY APPLICABLE LAW TO THE CONTRARY, THE LIABILITY OF LANDLORD HEREUNDER (INCLUDING ANY SUCCESSOR LANDLORD HEREUNDER) AND ANY RECOURSE BY TENANT AGAINST LANDLORD SHALL BE LIMITED SOLELY TO THE INTEREST OF LANDLORD IN THE PROPERTY,

AND NEITHER LANDLORD, NOR ANY OF ITS CONSTITUENT MEMBERS, NOR ANY OF THEIR RESPECTIVE AFFILIATES, PARTNERS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR SHAREHOLDERS SHALL HAVE ANY PERSONAL LIABILITY THEREFOR, AND TENANT, FOR ITSELF AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER TENANT, EXPRESSLY WAIVES AND RELEASES LANDLORD AND SUCH RELATED PERSONS AND ENTITIES FROM ANY AND ALL PERSONAL LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES EXCEPT AS SPECIFICALLY PROVIDED FOR HEREIN, INCLUDING WITHOUT LIMITATION ANY LIABILITY UNDER SECTIONS 22 OR 34 HEREOF. TENANT HEREBY WAIVES ITS STATUTORY LIEN UNDER SECTION 91.004 OF THE TEXAS PROPERTY CODE.

32.17 Representations by Tenant. Tenant represents and warrants to Landlord that, on the date hereof and throughout the Term, the following:

(a) Tenant is a corporation, duly organized and validly existing in good standing under the laws of Delaware, has qualified to do business in the State of Texas and has all requisite power and authority to enter into and perform its obligation under this Lease;

(b) no governmental action is required to be taken, given or obtained, as the case may be, by or from any governmental authority and no filing, recording, publication or registration in any public office or any other place, is necessary to authorize the execution, delivery and performance by Tenant of this Lease or for the legality, validity, binding effect or enforceability hereof;

(c) the execution and delivery of this Lease by Tenant and the performance of its obligation hereunder will not contravene any Applicable Laws, or any judgment or order applicable to or binding on it, or contravene or result in any breach of, or constitute any default under, its articles of organization or any indenture, mortgage, contract, agreement or instrument to which the Tenant is a party or by which any of its properties may be bound; and

(d) the execution, delivery and performance of this Lease by Tenant has been duly authorized by all necessary action;

(e) this Lease has been duly executed and delivered by Tenant and constitutes the legal, valid and binding obligation of Tenant enforceable against Tenant in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, liquidation or similar laws affecting creditors’ rights generally and by general principles of equity; and

(f) Tenant is in compliance and will continue to comply with all applicable anti-money laundering laws, including, without limitation, the USA Patriot Act, and the laws administered by the United States Treasury Department’s Office of Foreign Assets Control, including, without limitation, Executive Order 13224 (the “Executive Order”). Tenant further represents (such representation to be true throughout the Term) (i) that it is not, and it is not owned or controlled directly or indirectly by any person or entity, on the SDN List published by the United States Treasury Department’s Office of Foreign Assets Control and (ii) that it is not a person otherwise identified by government or legal authority as a person with whom a U.S. person is prohibited from transacting business. As of the date hereof, a list of such designations and the text for the Executive Order are published under the internet website address www.ustreas.gov/offices/enforcement/ofac.

32.18 Representation and Warranty By Tenant Regarding CalSTRS Prohibited Transactions. One of the indirect owners of Landlord is the California State Teachers’ Retirement System (“CalSTRS”), which is a unit of the California State and Consumer Services Agency established pursuant to Title I, Division 1, Parts 13 and 14 of the California Education Code, Sections 22000, et seq. (the “CEC”). Under the CEC, CalSTRS is prohibited from engaging in certain transactions with or for the benefit of an “employer,” “employing agency,” “member,” “beneficiary” or “participant” (as such terms are defined in the CEC). In addition, CalSTRS may be subject to certain restrictions and requirements under the Internal Revenue Code, 26 U.S.C. Section 1 et seq. (the “IRC”). Accordingly, Tenant represents and warrants to CalSTRS that: (a) Tenant is neither an “employer,” “employing agency,” “member,” “beneficiary” or “participant” (as such terms are defined in the CEC); (b) Tenant has not made any contribution or contributions (as such terms are defined in the IRC) to CalSTRS; (c) Tenant and CalSTRS do not have any relationship described in Section 267(b) of the IRC; (d) other than the Rent to be paid under this Lease, neither CalSTRS, nor Thomas Properties Group, LP, their affiliates, related entities, agents, officers, directors or employees, (collectively, “CalSTRS Affiliates”), has received or will receive, directly or indirectly, any payment, consideration or other benefit from Tenant or any person or entity affiliated with Tenant (collectively, “Tenant Affiliates”), and no CalSTRS Affiliate has any agreement or arrangement with Tenant or any Tenant Affiliate relating to the transactions contemplated by this Lease except as expressly set forth in this Lease; and (e) except for publicly traded shares of stock or other publicly traded ownership interests, no CalSTRS Affiliates have any direct or indirect ownership interest in Tenant or any Tenant Affiliates.

32.19 Memorandum of Lease. Tenant shall not record this Lease or any memorandum of this Lease without the prior written consent of Landlord, which consent may be withheld or denied in the sole and absolute discretion of Landlord, and any recordation by Tenant shall be a Default under this Lease.

32.20 Landlord’s Fees. Whenever Tenant requests Landlord to take any action or give any consent required or permitted under this Lease and the direct cost, or portion thereof, of the person(s) taking such action and/or providing such consent is not recouped by the Landlord through Operating Expenses for the Building, Tenant will reimburse Landlord for Landlord’s reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including, without limitation, reasonable fees of attorneys, engineers and architects, within thirty (30) days after Landlord’s delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

32.21 Representations by Landlord. Landlord represents and warrants to Tenant that, on the date hereof and throughout the Term, the following:

(a) Landlord is a limited partnership, duly organized and validly existing in good standing under the laws of Texas, has qualified to do business in the State of Texas and has all requisite power and authority to enter into and perform its obligation under this Lease;

(b) no governmental action is required to be taken, given or obtained, as the case may be, by or from any governmental authority and no filing, recording, publication or registration in any public office or any other place, is necessary to authorize the execution, delivery and performance by Landlord of this Lease or for the legality, validity, binding effect or enforceability hereof;

(c) the execution and delivery of this Lease by Landlord and the performance of its obligation hereunder will not contravene any Applicable Laws, or any judgment or order applicable to or binding on it, or contravene or result in any breach of, or constitute any default under, its articles of organization or any indenture, mortgage, contract, agreement or instrument to which the Landlord is a party or by which any of its properties may be bound; and

(d) the execution, delivery and performance of this Lease by Landlord has been duly authorized by all necessary action;

(e) this Lease has been duly executed and delivered by Landlord and constitutes the legal, valid and binding obligation of Landlord enforceable against Landlord in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, liquidation or similar laws affecting creditors’ rights generally and by general principles of equity; and

(f) Landlord is in compliance and will continue to comply with all applicable anti-money laundering laws, including, without limitation, the USA Patriot Act, and the laws administered by the United States Treasury Department’s Office of Foreign Assets Control, including, without limitation, the Executive Order. Landlord further represents (such representation to be true throughout the Term) (i) that it is not, and it is not owned or controlled directly or indirectly by any person or entity, on the SDN List published by the United States Treasury Department’s Office of Foreign Assets Control and (ii) that it is not a person otherwise identified by government or legal authority as a person with whom a U.S. person is prohibited from transacting business..

33.	DTPA WAIVER.

PURSUANT TO SECTION 17.42 OF THE TEXAS BUSINESS AND COMMERCE CODE, TENANT WAIVES ALL PROVISIONS OF SUBCHAPTER E OF CHAPTER 17 OF SUCH CODE (OTHER THAN SECTION 17.555) (THE “DTPA”) WITH RESPECT TO THIS LEASE. TO INDUCE LANDLORD TO ENTER INTO THIS LEASE, TENANT REPRESENTS AND WARRANTS: (A) TENANT IS REPRESENTED BY LEGAL COUNSEL OF ITS OWN CHOICE AND DESIGNATION IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THIS LEASE; (B) TENANT’S COUNSEL WAS NOT DIRECTLY OR INDIRECTLY IDENTIFIED, SUGGESTED OR SELECTED BY LANDLORD OR AN AGENT OF LANDLORD; (C) TENANT IS LEASING THE PREMISES

FOR BUSINESS OR COMMERCIAL PURPOSES, NOT FOR USE AS TENANT’S RESIDENCE; (D) TENANT HAS SUFFICIENT KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS AND IT CAN EVALUATE THE MERITS AND RISKS OF THIS LEASE; (E) TENANT IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION RELATIVE TO LANDLORD WITH RESPECT TO THIS LEASE; (F) TENANT HAS A CHOICE OTHER THAN TO ENTER INTO THIS LEASE WITH THIS DTPA WAIVER PROVISION, IN THAT IT CAN ENTER INTO A LEASE AGREEMENT WITH ANOTHER LANDLORD OR PAY MORE CONSIDERATION TO ENTER INTO THIS LEASE WITHOUT THIS DTPA WAIVER PROVISION; (G) TENANT IS KNOWINGLY AND VOLUNTARILY AGREEING TO THIS DTPA WAIVER PROVISION AND CONSIDERS IT BINDING AND ENFORCEABLE; AND (H) TENANT ACKNOWLEDGES THAT LANDLORD WOULD NOT ENTER INTO THIS LEASE FOR THE SAME CONSIDERATION OR UPON THE SAME TERMS BUT FOR THE INCLUSION OF THIS DTPA WAIVER PROVISION IN THIS LEASE.

34.	Hazardous Materials.

The term “Hazardous Materials” means any substance, material, or waste which is now or hereafter classified or considered to be hazardous, toxic, or dangerous under any Applicable Laws relating to pollution or the protection or regulation of human health, natural resources or the environment, or poses or threatens to pose a hazard to the health or safety of persons on the Premises or the Property. Tenant shall not use, generate, store, or dispose of, or permit the use, generation, storage or disposal of Hazardous Materials on or about the Premises or the Property except in a manner and quantity necessary for the ordinary performance of Tenant’s business, and then in compliance with all Applicable Laws. If Tenant breaches its obligations under this Section, Landlord may immediately take any and all action reasonably appropriate to remedy the same, including taking all appropriate action to clean up or remediate any contamination resulting from Tenant’s use, generation, storage or disposal of Hazardous Materials. Tenant shall defend, indemnify, and hold harmless the Indemnified Parties from and against any and all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including reasonable attorneys’ fees and cost of clean up and remediation) arising from Tenant’s failure to comply with the provisions of this Section. This indemnity provision shall survive termination or expiration of this Lease. Landlord shall not (and shall not permit its agents or employees to) use, generate, store or dispose of Hazardous Materials at the Building, except in a manner and quantity necessary for the operation of the Building and then in compliance with all Applicable Laws. Landlord represents and warrants to Tenant that, to the best of Landlord’s actual knowledge as of the latter of the Effective Date or delivery of possession of the Premises to Tenant, there are no Hazardous Materials, including asbestos containing materials, PCBs or petroleum, present, installed, released or discharged in or about the Premises or Property which are in violation of any Applicable Laws, that the Premises and Property are in compliance with all environmental laws, and that Landlord has and will maintain and operate the Building, including the Common Areas and Parking Facility, and the Property in compliance with all Applicable Laws including any laws related to the storage and disposal of Hazardous Materials. Landlord further represents and warrants to Tenant that, to the best of Landlord’s actual knowledge, there are no underground storage tanks for petroleum products or Hazardous Materials, active or abandoned, located on the Land on which the Building is situated and that there is no pending, threatened or anticipated claim, lawsuit, governmental proceedings or liens or other legal or administrative action involving environmental matters with respect to the Premises or Property. Landlord hereby agrees to indemnify Tenant and hold Tenant harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorney fees, costs of settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Tenant by any person, entity or governmental agency for or with respect to, matters arising from Landlord’s violation of the covenants in this Section. The obligations of Landlord under this Section shall survive any expiration or termination of this Lease.

35.	Guaranty of Lease.

Intentionally Deleted.

36.	Counterparts.

This Lease may be executed in multiple counterparts, including by fax, electronic mail and other electronic means, each of which shall be deemed an original and all of which together shall constitute a single instrument.

37.	Relation of Parties.

It is the intention of this Lease to create the relationship between the parties hereto of landlord and tenant and no other relationship whatsoever, and nothing contained in this Lease (including, without limitation, the method of determining Rent) shall be construed to make the parties hereto partners or joint venturers or to render either party hereto liable for any of the debts or obligations of the other party.

38.	Joint and Several Liability.

If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant’s obligations under this Lease. Notices, payments and agreements given or made by, with or to any one person or entity shall be deemed to have been given or made by, with and to all of them.

39.	Appraisal of the Property.

TENANT HEREBY WAIVES ALL RIGHTS TO PROTEST THE APPRAISED VALUE OF THE PROPERTY OR TO APPEAL THE SAME AND ALL RIGHTS TO RECEIVE NOTICES OF REAPPRAISALS AS SET FORTH IN SECTIONS 41.413 AND 42.015 OF THE TEXAS TAX CODE.

40.	Usury.

All agreements between Landlord and Tenant, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever shall the amount contracted for, charged or received by Landlord for the use, forbearance or retention of money hereunder or otherwise exceed the maximum amount which Landlord is legally entitled to contract for, charge or collect under the applicable state or federal law. If, from any circumstance whatsoever, fulfillment of any provision hereof at the time performance of such provision shall be due shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall be automatically reduced to the limit of such validity, and if from any such circumstance Landlord shall ever receive as interest or otherwise an amount in excess of the maximum that can be legally collected, then such amount which would be excessive interest shall be applied to the reduction of Rent hereunder, and if such amount which would be excessive interest exceeds such Rent, then such additional amount shall be refunded to Tenant.

41.	Exercise Facility.

Landlord agrees to construct and equip an exercise facility for the Tenant’s use as well as other tenants of the Buildings in either Four Points Centre Building I or Building II in a manner substantially consistent with the plan (and substantially containing the equipment shown thereon) attached hereto as Exhibit O. Landlord reserves the right to charge a de minimis “towel fee” in the event the patrons of such facility request towel service.

In the event Landlord does not complete the construction of such exercise facility and install the equipment specified above within ninety (90) days of the Commencement Date, Landlord agrees to pay to Tenant the sum of $500.00 per day for each day the construction is not substantially completed and/or equipment is not installed beyond such date. Landlord shall pay said amount within thirty (30) days of Tenant’s written request.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the dates set forth below, to be effective as of the Effective Date.

LANDLORD:

NEW TPG-FOUR POINTS, L.P.,
a Texas limited partnership

By: TPG-NEW FP GP, LLC,
a Delaware limited liability company
Its: General Partner

By: Thomas Properties Group, L.P.,
a Maryland limited partnership
Its: Manager

By: Thomas Properties Group, Inc.,
a Delaware corporation
Its: General Partner

By: /s/ Randall L. Scott
Name: Randall L. Scott
Title: Authorized Signatory
Date: July 3, 2012

TENANT:

SAILPOINT TECHNOLOGIES, INC., a Delaware corporation

By: /s/ Cam McMartin
Name: Cam McMartin
Title: Chief Financial Officer
Date: June 29, 2012

EXHIBIT A

FLOOR PLAN

SAILPOINT
30,142 RSF
*SEE THQ LEASE - EXH G-II
FOR TENANT EXCLUSIONS
FOR BLDG. 2

June 22, 2012

FOUR POINTS CENTRE

BUILDING 2

SG DESIGN

FOUR POINTS CENTRE

01
FLOOR

4,109 RSF
4,100 RSF

June 22, 2012

FOUR POINTS CENTRE

BUILDING 2

STG DESIGN

FOUR POINTS CENTRE

02
FLOOR

EXHIBIT B

GLOSSARY OF DEFINED TERMS

1.	Applicable Laws. All laws, statutes, ordinances and other governmental rules, regulations and requirements, and all restrictive covenants, now or hereafter in effect, which apply to the Property, the Buildings and/or the Premises and/or Tenant’s operations within the Premises, including, without limitation, those pertaining to environmental protection.

2.	Building. The office building known as Four Points Centre Building II and located at 11305 Four Points Drive, Austin, Texas 78726.

3.	Building Systems. The electrical, mechanical, vertical transportation, sprinkler, fire and life safety, structural, security, heating, ventilation and air conditioning systems serving the Building, including pipes, wiring, cabling, ducts and conduits forming an integral part of such systems.

4.	Class A Buildings. Means office buildings in the Austin, Texas area with comparable or better management, construction quality and amenities, including the landscaping and grounds, associated with such buildings as currently exist at the Property, that contain at least 50,000 square feet and structured parking, as reasonably designated by Landlord.

5.	Completion Date. Means the date on which Substantial Completion occurs with respect to the Premises; provided, however, if Substantial Completion is delayed because of a “Tenant Delay” (as defined in Exhibit D attached to the Lease), then the Completion Date shall be deemed to occur on the earliest date (as determined by Landlord) that the Tenant Improvements would have been Substantially Complete but for such Tenant Delay.

6.	Fair Market Rental Rate. The Fair Market Rental Rate shall mean the annual amount of rental that a willing tenant would pay and a willing landlord would accept in arm’s length, bona fide negotiations for a renewal or expansion lease of the subject premises to be executed at the time of determination and to commence on the commencement of the subject lease term, based upon other comparable lease transactions made concerning the Building and other Class A Buildings within seven (7) miles of the Building, taking into consideration all relevant terms and conditions of such comparable leasing transactions, including, without limitation: (i) location, quality and age of the building: (ii) use and size of the space in question; (iii) location and/or floor level within the building; (iv) extent of leasehold improvement allowances (considering existing improvements); (v) the amount of any abatement of rental or other charges; (vi) parking charges or inclusion of same in rental; (vii) lease takeovers/assumptions; (viii) amenities, including fitness centers, restaurants and the like; (ix) relocation allowances; (x) refurbishment and repainting allowances; (xi) any and all other concessions or inducements; (xii) distinction between “gross” and “net” lease; (xiii) extent of services provided or to be provided; (xiv) base year or dollar amount for escalation purposes (both operating costs and ad valorem/real estate taxes); (xv) credit standing and financial stature of the tenant or subtenant; (xvi) any other adjustments (including by way of indexes) to base rental; and (xvii) length of term.

7.	Force Majeure Events. Means acts of God, inability to obtain labor, strikes, lockouts, lack of materials, governmental restrictions, enemy actions, civil commotion, riots, insurrection, war, fire, earthquake, hurricane, unavoidable casualty or other similar causes beyond a party’s reasonable control.

8.	Gross Property Income. All Rent and other income actually collected from operations during each year, except interest income derived from funds on deposit in financial institutions. “Rent” shall mean all amounts collected from tenants in the Property other than (i) security and other tenant deposits (other than as applied to pay Rent); and (ii) Rents paid in advance by tenants, except the portion of any such advance payment applied to the Rent due for the current month. Gross Property Income shall include all income from the Property whether or not characterized as Rent, including parking charges, operating expense reimbursements and fees, amounts paid for after-hours or excess utilities, air conditioning service or other services, amounts paid for special services rendered to tenants of the Building, and vending machine rental charges, but Gross Property Income shall not include any amounts received in settlement of insurance claims by Landlord, as awards in litigation or other proceedings (other than such amounts which compensate Landlord for income which Landlord otherwise would have received from the Property), as costs and fees recovered in litigation, or from refund or return of taxes paid or amounts paid under construction or service contracts.

9.	Holidays. Shall have the meaning set forth in the definition of “Normal Working Hours.”

10.	Indemnified Parties. Shall mean any and all of the following: Landlord; any Mortgagee, whether now or hereafter existing; Manager; and their respective members, managers, partners, officers, directors, agents and employees.

11.	Land. That certain real property located in Travis County, Texas, as more particularly described as follows: Lot 2, Block “B”, FOUR POINTS CENTRE PUD, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded under Document No. 200200080 and corrected under Document no. 2004185158, both of the Official Public Records of Travis County, Texas.

12.	Landlord’s Mortgagee Cure Period. Shall mean (i) with respect to defaults that can be cured by the payment of money, five (5) days from and after the expiration of the time period provided in the Lease for the cure thereof by Landlord and (ii) with respect to defaults that cannot be cured by the payment of money, within fifteen (15) days from and after the expiration of the time period provided in the Lease for cure thereof by Landlord, provided, however, that if such default cannot with diligence be cured by Landlord’s Mortgagee within such fifteen (15) day period, then as long as is reasonably necessary as long as Landlord’s Mortgagee commences a cure within such fifteen (15) day period and pursues such cure with diligence to completion.

13.	Manager. Thomas Properties Group, LP, or any successor manager of the Building.

14.	Normal Working Hours. The periods from 7:00 a.m. to 7:00 p.m., Monday through Friday, and from 8:00 a.m. to 1:00 p.m. Saturday with respect to the Premises and Building, except

New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the day after Thanksgiving Day, and Christmas Day (on the days such holidays are generally observed) (“Holidays”).

15.

Operating Expenses. (a) For the purposes of this Lease, “Operating Expenses” shall mean the total of all actual costs incurred by Landlord and disbursements of Landlord (but not specific costs billed to specific tenants of the Buildings), computed on the accrual basis and calculated in accordance with generally accepted accounting principles consistently applied, which are attributable and allocable to the management, operation, maintenance, cleaning, protecting, servicing and repair of the Property for a particular calendar year or portion thereof. Operating Expenses shall include, without limitation, (i) the cost of providing, managing, operating, maintaining and repairing air conditioning, sprinkler, fire and life safety, electricity, steam, heating, mechanical, ventilation, Common Area lighting, escalator and elevator systems and all other utilities and the cost of supplies, including, without limitation, replacement lamps and ballasts, and equipment and maintenance and service contracts in connection therewith; (ii) the cost of repairs, general maintenance and cleaning, trash removal, telephone service, janitorial service, and supplies, security, indoor and outdoor landscaping, and other Property services, if any; (iii) the cost of fire, extended coverage, boiler, sprinkler, apparatus, commercial general liability, property damage, rent, earthquake, hurricane and other insurance; (iv) wages, salaries and other labor costs including taxes, insurance, retirement, medical and other employee benefits for all staff at or below the grade of property manager engaged either full or part-time in operation, management or maintenance related to the Property, including without limitation, project accounting and accounts receivable and payable personnel with the cost of wages, salaries and other labor costs specified above allocated pro rata based upon the square footage that the Property bears to the total amount of square footage of office properties owned and/or managed by Landlord and its affiliates in the Austin, Texas market; (v) fees, charges and other costs, including management fees, consulting fees, legal fees and accounting fees, of all independent contractors engaged by Landlord to the extent such services benefit the tenants of the Buildings generally or reasonably charged by Landlord if Landlord performs any such services in connection with the Property (currently the management fee is three and one-half percent (3.5%) of Gross Property Income, calculated prior to the inclusion of said management fee in Gross Property Income); (vi) the fair market rental value of the Property manager’s offices and storage areas in the Buildings, provided said offices and storage areas are of a size comparable to other property management offices for similar office buildings and are devoted to the management, operation, maintenance or repair of the Property (or to the extent such areas are devoted to other properties, then pro rata to the Property and such other properties) but not leasing, marketing or construction personnel or functions; (vii) the cost of business taxes and licenses; (viii) fees imposed by any federal, state or local government for fire and police protection, trash removal or other similar services which do not constitute Real Property Taxes as defined below; (ix) any charges which are payable by Landlord to a special assessment district or imposed upon Landlord pursuant to any lawful means; (x) the costs of contesting the validity or applicability of any governmental enactment after the Effective Date which would increase Operating Expenses; (xi) capital costs incurred in connection with any equipment, device or other improvement reasonably anticipated to achieve economies in the operation, maintenance or repair of the Property or portion thereof provided, however, the maximum amount which is added to Operating Expenses for any given calendar year for a capital investment item(s) installed for the purpose of achieving economies in the operation, maintenance or repair of the Property or portion thereof shall not exceed the actual costs saved as a result of the installation thereof in excess of amounts previously amortized therefor but only to the extent such expenses are incurred after October 1, 2012; or to comply with Applicable Laws; provided, however, the same shall be amortized (including a reasonable interest rate on the unamortized cost) over the cost recovery period (i.e., the anticipated period to recover the full cost of such capital item), of the relevant capital item as reasonably determined by Landlord; (xii) depreciation of the cost of acquiring, or the rental expense of, personal property used in the maintenance, operation and repair of the Buildings or Property; and (xiii) Real Property Taxes.

Operating Expenses shall not include the following:

(a) The cost of repair to the Buildings, including the Premises, to the extent the cost of the repairs is reimbursed by insurance or condemnation proceeds or is covered by warranty;

(b) Leasing commissions paid to agents of Landlord, other brokers or any other persons in connection with the leasing of space in the Buildings or any other portion of the Property;

(c) The cost of improving or renovating space for tenants (including Tenant) or space vacated by any tenant (including Tenant);

(d) The cost of utilities charged to individual tenants (including Tenant) and payroll, material and contract costs of other services charged to tenants (including Tenant);

(e) The cost of painting and decorating the Premises or premises of other tenants as well as costs including permit, license and inspection fees incurred in renovating or otherwise improving, decorating or painting or altering space for current or prospective tenants or other occupants or of vacant space in the Property;

(f) Depreciation of the Buildings and other real property structures in the Property;

(g) Ground lease payments, principal, interest, points, and other charges and fees on debt or amortization payments on any mortgages on the Property or any part thereof;

(h) Legal and other related expenses associated with the negotiation or enforcement of leases or the defense of (i) Landlord’s title to the Land, the Buildings or other portions of the Property; or (ii) any action based solely on an alleged breach by Landlord of a lease pertaining to space within the Buildings;

(i) Advertising costs incurred directly for leasing individual space in the Buildings or other portions of the Property;

(j) Landlord’s general corporate overhead, including salaries of officers or other employees of Landlord above the level of Area Manager, and Landlord’s general administrative expenses not directly related to the operation of the Property;

(k) Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord (excluding compensation paid to clerks, attendants or other persons in connection with the operations of the Parking Facilities);

(l) All items and services for which Tenant or any other tenant in the Building reimburses Landlord (other than Operating Expenses), provided that, any item or service supplied selectively to Tenant shall be paid for by Tenant;

(m) Costs of capital improvements to the Buildings and other portions of the Property, except to the extent included in Operating Expenses pursuant to (xi) above;

(n) Amounts paid to any party, including a division or affiliate of Landlord, providing materials, services (except building management), labor, or equipment to the extent that such amounts exceed the competitive costs of such materials, services (except building management), labor or equipment when provided by an independent party in an arm’s-length transaction;

(o) Any costs, fines or penalties imposed due to Landlord’s deliberate or grossly negligent actions or omissions with respect to any governmental rule or authority;

(p) Any costs incurred by Landlord (i) to bring the Buildings or the Property or any equipment maintained therein in compliance with laws, ordinances, rules, regulations, requirements, directives, guidelines and orders in effect and applicable to the Property as of the Commencement Date, and/or (ii) to complete the improvements to the Building necessary to satisfy the shell condition described in Section 8.3 and Exhibit I;

(q) The cost of any services or materials supplied to other tenants and not supplied to Tenant;

(r) Depreciation on the Property;

(s) Federal, state, county, city or any other income taxes imposed on or measured by the income of Landlord from the operation of the Property to the extent not included in the definition of Real Property Taxes contained herein;

(t) Repairs, alterations, additions, improvements, replacements made to rectify or correct any defect in the design, materials or workmanship of the Buildings or the Property;

(u) Damage and repairs necessitated by the gross negligence or willful misconduct of Landlord, Landlord’s employees, contractors or agents or by Landlord’s breach of this Lease;

(v) Landlord’s general overhead expenses not related to the Property to the extent not permitted hereunder;

(w) Costs incurred due to a violation by Landlord or any other tenant of the Property of the terms and conditions of a lease;

(x) Fines, penalties, late payment charges, and interest;

(y) Contributions to any organizations whether political or charitable;

(z) Reserves, including reserves for capital items, bad debts, or rental losses;

(aa) Costs, taxes, and fees assessed by or payable to public authorities in connection with any construction, renovation, or expansion of the Building or Property (including, without limitation, costs, taxes, and fees for infrastructure, transit, housing, schools, open space, child care and art work), or incurred for, or in connection with, traffic studies, environmental impact reports, transportation systems management plans, and traffic mitigation measures;

(bb) Rentals and other related expenses incurred in leasing items where the cost of such items would, if purchased, be excluded from Operating Expenses, except for equipment used for making repairs or keeping permanent systems in operation while repairs are being made;

(cc) Costs, including, without limitation, costs of investigation, monitoring, removal, or remediation, arising from the presence of Hazardous Materials (as defined in this Lease) in or about the Property, including, without limitation, the soil or groundwater;

(dd) Costs associated with the operation or maintenance of the corporation, partnership, or other entity which constitutes Landlord, as distinguished from the costs of operation of the Property, including accounting and legal costs, costs of defending lawsuits with any mortgagee, and costs of selling, syndicating, financing, mortgaging, or hypothecating any ownership interest of Landlord or any of Landlord’s interests in the Property; and

(ee) Travel and entertainment expenses.

15.1 Gross Up. If the average amount of the Rentable Square Feet in the Buildings leased during any calendar year of the Term is less than 100% of the Rentable Square Feet in the Buildings on an average annualized basis, and Landlord estimates in its reasonable discretion that the Operating Expenses actually incurred by Landlord for the variable costs of (i) utilities, (ii) the property management fee and/or (iii) janitorial services for the Buildings are lower than what would be incurred for such items if at least 100% of the Buildings were occupied, then at Landlord’s election appropriate adjustments using reasonable cost projections based on industry standards (calculated in a manner which is consistent with the methodology put forth in Exhibit M of this Lease) shall be made to increase Operating Expenses for such calendar year for the variable costs incurred for utilities and/or janitorial services as specified above as though

Landlord had furnished utilities and janitorial services to 100% of the Rentable Floor Area of the Buildings. Notwithstanding Landlord’s right to adjust the three expenses as provided above or anything contained in this Lease to the contrary, in no event will Landlord bill tenants of the Buildings or collect from tenants of the Buildings more than one hundred percent (100%) of the actual amount incurred by Landlord for any calendar year for each item specified above. In the event an adjustment (increase(s)) is made pursuant to the terms stated above, Landlord shall provide Tenant with written notice specifying in reasonable detail the adjustment which was made (including the specifics of the calculation) at the same time Landlord provides Tenant the Annual Operating Expenses Statement specified in Section 5.4 of this Lease; provided, however, for purposes of this paragraph, the amount of Rentable Square Footage leased shall be determined by the total amount of rentable square feet specified in all of the leases in the Property for which the commencement date of each lease term has begun for each such calendar year during the term of the Lease. Landlord hereby (i) represents that all existing tenants of the Buildings have agreed to use the 100% of the Rentable Square Feet in the Buildings standard (the “Gross Up Standard”) to adjust Operating Expenses, and (ii) agrees all future tenants of the Buildings will be required to agree to the Gross Up Standard.

16.	Parking Facility. The garage and parking areas located at the Property and serving the Buildings.

17.	Prohibited Uses. Shall mean the operations of any of the following entities or persons or for any of the following purposes:

(a) collection or employment agencies;

(b) schools, day-care facilities or other similar organizations, other than training facilities ancillary to general office use;

(c) radio, television or other broadcasting stations;

(d) living quarters, sleeping apartments or lodging rooms;

(e) any foreign consulates or domestic or foreign government agencies;

(f) governmental agencies, or any subdivision or agency thereof, regularly visited by members of the general public at that office for services provided at that office;

(g) an office working environment with a population density greater than 6.67 persons per 1,000 Rentable Square Feet determined in full floor increments;

(h) any medical groups or practitioners providing medical services;

(i) retail sales operation, retail showroom, classroom (other than for Tenant’s employees), testing center or for non-incidental storage;

(j) any use which would violate any Applicable Laws, including, without limitation, those with respect to hazardous or toxic materials, or the provisions of any governmental permit or document related to the Property;

(k) any use which would adversely affect or render more expensive any fire or other insurance maintained by Landlord for the Building or any of its contents; provided, however Landlord agrees and acknowledges that Tenant’s permitted use hereunder will not result in an adverse effect or more expense;

(l) any use which would impair or interfere with the Building Systems, the Service Facilities or the other tenants in the Buildings;

(m) any use the providing of which is the exclusive right of another tenant in the Building; provided, however, Landlord agrees and acknowledges that (i) no tenant in the Buildings has any exclusive right as of the Effective Date of this Lease that Tenant’s permitted use would violate, (ii) it will not agree to any exclusive use(s) which would result in a conflict with Tenant’s permitted use;

(n) any use which would tend to create a nuisance or tend to injure, annoy, interfere with or disturb other tenants or occupants of the Property; or

(o) any use which would impair the appearance of the Buildings or be prejudicial to the business or reputation of Landlord or the Property or confuse or mislead the public as to the relationship between Landlord and Tenant.

18.	Property. The Land, those two (2) office buildings located on the Land with an address of 11305 Four Points Drive, Austin, Texas 78726, described as the Building containing approximately 96,056 rentable square feet and Building I (“Building I”) containing approximately 96,006 rentable square feet (the Building and Building I are sometimes collectively referred to as the “Buildings”), the Parking Facility, the Common Area and private access roads and building appurtenances on the Land.

19.	Pro Rata Share. A percentage calculated by dividing the Rentable Square Feet in the Premises by the total Rentable Square Feet in the Buildings. For purposes of this Lease, and subject to adjustment as provided in Section 2(b), Landlord and Tenant agree that (i) upon the Commencement Date, Tenant’s Pro Rata Share will be 15.6938% for all purposes, (ii) upon the Phase 1 Commencement Date, Tenant’s Pro Rata Share will be 17.8286% for all purposes and (iii) upon the Phase 2 Commencement Date, Tenant’s Pro Rata Share will be 19.9680% for all purposes.

20.

Real Property Taxes. All taxes, assessments (special or otherwise) and charges levied upon or with respect to the Property and any ad valorem taxes on personal property used in connection therewith. Real Property Taxes shall include, without limitation, any tax, fee or excise on the act of entering into this Lease, on the occupancy of Tenant, the Rent hereunder or in connection with the business of owning and/or renting space in the Property which are now or hereafter levied or assessed against Landlord by the United States of America, the State of Texas, or any political subdivision, public corporation, district or other political or public entity, and shall also include any other tax, assessment, fee or excise, however described (whether general or special, ordinary or extraordinary, foreseen or unforeseen), which may be levied or assessed in lieu of, or as a substitute for, either in part or in whole, any Real Property Taxes. Without limiting the generality of the foregoing and notwithstanding anything contained in this

Lease to the contrary, Real Property Taxes shall include the tax (sometimes referred to as business, margin or franchise tax) enacted by House Bill 3 as passed during the 3rd called session of the Texas Legislature in 2006, which has been codified in Chapter 171, Texas Tax Code, and any supplements, replacements, additions or other modifications thereto but only to the extent and for so long as such taxes are determined by reference to the “taxable margin” of Landlord, such taxes to be apportioned as provided by the Texas Tax Code and determined using elections or methods applicable to Landlord that result in the lowest taxable margin, with such taxes being allocated to the Property under generally accepted accounting principles based on the portion of the taxable margin of Landlord from the Property relative to the taxable margin from other sources of Landlord and its affiliates included in any combined group report. Landlord may pay any such special assessments in installments when allowed by Applicable Law, in which case Real Property Taxes shall include any interest charged thereon. Real Property Taxes shall also include any private assessments or the Buildings’ contribution towards a private or quasi-public cost-sharing agreement for the purpose of augmenting or improving the quality of service and amenities normally provided by governmental agencies. Real Property Taxes shall also include legal fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Real Property Taxes. Except as expressly provided herein, Real Property Taxes shall not include income, franchise, transfer, inheritance or capital stock taxes, unless, due to a change in the method of taxation, any of such taxes are levied or assessed against Landlord, in whole or in part, in lieu of, as a substitute for, any other tax which would otherwise constitute a Real Property Tax. In the event that at any time during the Term of this Lease the assessment for the Property is reduced on appeal with a result that Landlord receives a refund of any real estate taxes, Landlord shall pay to, or credit against installments of Rent, at Landlord’s election, Tenant its Pro Rata Share of any such refund (net of Landlord’s out-of-pocket expenditures in connection with such appeal).

21.	Rentable Area or Rentable Square Feet. The actual, measurable usable floor area(s) (“usable square footage”) within the Premises or portion thereof with respect to the Phase 1 Must Take Premises and/or the Phase 2 Must Take Premises based on the BOMA Standards stated below determined by multiplying such usable square footage of the Premises or portion thereof with respect to the Phase 1 Must Take Premises and/or the Phase 2 Must Take Premises by 1.0467 to calculate the Rentable Area for the 1st floor, and 1.1761 to calculate the Rentable Area for the 2nd floor so as to allocate to the Premises or portion thereof with respect to the Phase 1 Must Take Premises and/or the Phase 2 Must Take Premises a portion of the Common Areas of the Building. The 1.0467 and 1.1761 multipliers stated above are referred to in this Lease as the “Common Area Add-On Factors”. Subject to adjustment as provided in Section 2(b), the parties agree that (A) (i) upon the Commencement Date, the Premises contain 30,142 Rentable Square Feet, (ii) upon the Phase 1 Commencement Date, the Premises contain 34,242 Rentable Square Feet and (iii) upon the Phase 2 Commencement Date, the Premises contain 38,351 Rentable Square Feet, and (B) the Buildings contain a total of 192,062 Rentable Square Feet and such measurements have been determined pursuant to the BOMA Standards ANSI-BOMA Z65.1-1996 Standard Method for Measuring Floor Area in Office Buildings, as amended; provided, however, notwithstanding the BOMA Standards, Landlord and Tenant agree the Common Area Add-On Factors are not subject to change.

22.	Service Facilities. The janitorial, security and building maintenance services used in the Buildings.

23.	Tenant Improvements. Physical improvements to the Premises, including, without limitation, partitions, wiring, floor coverings, wall coverings, kitchens, HVAC, lighting, ceilings, outlets, data and telecommunications cable and millwork, all as specifically shown or described in Tenant’s Final Plans (defined in Exhibit D).

24.	Tenant Party or Parties. Means any of the following persons: Tenant; any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors, employees, licensees and invitees.

EXHIBIT C

MEMORANDUM OF LEASE COMMENCEMENT

THIS MEMORANDUM is made and entered into as of             20    , by and between NEW TPG-FOUR POINTS, L.P. (“Landlord”), and SAILPOINT TECHNOLOGIES, INC. (“Tenant”) with respect to that certain Office Lease between Landlord and Tenant dated as of             , 2012, (the “Lease”).

The term of the Lease commenced on             , 2012, defined in the Lease as the Commencement Date. The term of the Lease shall expire on                     unless sooner terminated or extended pursuant to the terms of the Lease.

C-1

IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum as of the date set forth in the first paragraph above.

LANDLORD:

NEW TPG-FOUR POINTS, L.P., a Texas limited partnership

By: TPG-NEW FP GP, LLC,
a Delaware limited liability company
Its: General Partner

By: Thomas Properties Group, L.P.,
a Maryland limited partnership
Its: Manager

By: Thomas Properties Group, Inc.,
a Delaware corporation
Its: General Partner

By:
Name:
Title:
Date:

TENANT:

SAILPOINT TECHNOLOGIES, INC., a Delaware corporation

By:
Name:
Title:
Date:

C-2

EXHIBIT D

TENANT IMPROVEMENT LETTER

This Tenant Improvement Letter (the “Tenant Improvement Letter”) supplements the Office Lease (the “Lease”) dated                     , 2012, executed concurrently herewith, by and between NEW TPG-FOUR POINTS, L.P., a Texas limited partnership, as Landlord, and SAILPOINT TECHNOLOGIES, INC., a Delaware corporation, as Tenant, covering certain Premises described in the Lease. Terms capitalized, but not otherwise defined herein, shall have the meanings ascribed to them in the Lease.

The parties hereby agree as follows:

1. Construction of the Tenant Improvements.

1.1 Tenant Improvements. Subject to and in accordance with the terms and conditions of this Tenant Improvement Letter and the other terms and conditions of the Lease, Landlord agrees that it will oversee, manage and provide the construction and installation of the Tenant Improvements set forth in the “Final Plans” (as hereinafter defined) in a good and workmanlike manner. To the extent that the Tenant requests that the Building be changed or added to in order to accommodate the needs of Tenant in the Premises, such changes or additions shall be considered Tenant Improvements and shall be set forth in the Final Plans. Any items provided by Landlord pursuant to the terms of this Tenant Improvement Letter shall be paid for by Tenant, subject to Section 3 below. Subject to any items on the “Punchlist” (as hereinafter defined), Tenant’s taking possession of and occupying the Premises for any purpose except the Pre-Commencement Period as provided in Section 4 of the Lease shall constitute Tenant’s acknowledgment that it has inspected the Premises, is satisfied therewith and that the Premises and all of the Tenant Improvements are in good condition and acceptable to Tenant. Notwithstanding anything herein to the contrary, any delay in the completion of the Tenant Improvements shall not subject Landlord to any liability for any loss or damage resulting therefrom or entitle Tenant to any credit, abatement or adjustment of Rent or other sums payable under the Lease, provided Landlord shall take commercially reasonable steps to complete the Tenant Improvements by October 19, 2012.

1.2 Construction of and Payment for Tenant Improvements. The Final Plans will be submitted to three (3) general contractors selected solely by Tenant from the following list within two (2) days after approval of such Final Plans: (i) Balfour Beatty, (ii) Trimbuilt, (iii) Harvey Cleary, (iv) Burt Watts, (v) Marcon Construction, or (vi) Shropshire Construction for competitive, sealed bids. Tenant shall have the right, in its sole discretion, to select the general contractor from the three (3) who submitted bids to provide the construction and installation of the Tenant Improvements set forth in the Final Plans after the competitive bids have been submitted and any subsequent actions-e.g. reductions in the scope of work have been submitted to the three contractors for revised pricing, which selection will be made within five (5) days of the bids being submitted (the bid of the selected contractor shall be referred to herein as the “Approved Construction Bid”). Once the Tenant has selected the general contractor (the “Selected Contractor”), Landlord shall promptly enter into a contract with the Selected Contractor to provide the materials and perform the work to complete the Tenant Improvements. In addition to any amounts for which Tenant may be responsible under Article 8 of the Lease and subject to Section 3 below, Tenant shall be solely responsible for (a) the design and function of all Tenant Improvements; (b) all costs and expenses, if any, necessary to increase permitted structural floor loading in order to accommodate Tenant’s libraries, file rooms, unusual live loads and other such uses; and (c) incidental costs of construction such as hoisting. In addition to the foregoing, Tenant shall be solely responsible for any delay or increased cost in completing the Tenant Improvements if and to the extent caused by any Tenant Delay (as herein defined).

1.3 Permits. Landlord shall, at Tenant’s sole cost and expense (subject to Section 3 below), secure the approval of governmental authorities and all permits required by governmental authorities having jurisdiction over such approvals and permits for the Tenant Improvements.

2. Tenant’s Plans and Specifications.

2.1 Submission of Plans and Specifications.

(a) Tenant and Landlord, their engineers and architects shall coordinate with each other in the design of Tenant’s Plans (defined below) prior to the initial submission of Tenant’s Plans to Landlord.

(b) On or before the forty-fifth (45th) day following the Effective Date (the “Plans Due Date”), Tenant shall submit to Landlord for Landlord’s approval, fully completed and engineered working drawings and specifications suitable for review and permitting by local agencies having jurisdiction (if applicable), for the layout, improvement and finish of the entire Premises consistent with the design and construction of the Building, including electrical and mechanical drawings, capacity reports, dimensioned partition plans, floor and wall finish plans, reflected ceiling plans, power, telephone communications and data plans, life safety devices, construction detail sheets including millwork detail plans, showing the location of partitions, light fixtures, electrical outlets, telephone outlets, sprinklers, doors, equipment specifications (including weight specifications and cooling requirements) and power requirements (including voltage, amps, phase, and special plugs and connections), wall finishes, floor coverings, millwork and other Tenant Improvements required by Tenant (collectively, “Tenant’s Plans”). If at any time (whether as part of the initial Tenant Improvements or later during the Term), Tenant intends to have a computer and data equipment room (the “Computer Room”) constructed in the Premises and have a supplemental cooling system installed to provided climate control in the Computer Room. Tenant’s Plans shall provide for an electric submeter to be installed for measuring electrical consumption use within the Computer Room. The cost for electrical consumption in the Computer Room will be subject to the terms and conditions specified in Section 9.1, (b) of this Lease.

(c) For any necessary engineering of Tenant’s Plans, Tenant shall directly employ [or have the engineer(s) selected contract with Tenant’s Architect (as defined herein)] contract with one of the following mechanical, electrical, and plumbing engineers: MEJ & Associates, Bay & Associates and Johnson Consulting and structural engineers, if one is required, approved by Landlord, which approval shall not be unreasonably conditioned, withheld or delayed. Landlord shall have no responsibility for any of such engineering of Tenant’s Plans, which shall be at Tenant’s expense, subject to Section 3 below. Tenant’s Plans shall be prepared by STG Design

(“Tenant’s Architect”) and one (1) or more of the engineer(s) specified above and shall be sufficient for Landlord to secure the approval of governmental authorities with jurisdiction over the approval thereof (if applicable) and shall be in a form meeting Landlord’s reasonable requirements. Tenant’s architect and engineers shall coordinate with Landlord’s architect, engineers and tenant improvement manager to make all of Tenant’s Plans consistent with the plans and specifications for construction of the Building and the Premises. Landlord and Landlord’s engineers shall have the right to review each phase of Tenant’s design development and Tenant’s Plans to assure their compatibility and coordination with Building Systems. Tenant and/or Tenant’s Architect, engineer(s), and the Selected Contractor shall be responsible for the design and function of Tenant’s Plans, including their integration with Building Systems, notwithstanding Landlord’s review and approval thereof.

2.2 Approval by Landlord. Tenant’s Plans shall be subject to Landlord’s approval, which approval shall not be unreasonably conditioned, withheld or delayed. Landlord agrees to approve or disapprove Tenant’s Plans within ten (10) business days after receipt thereof.

2.3 Required Substitutions Before Plans Approved. After Landlord’s initial review of Tenant’s Plans, Landlord may give Tenant notice of all specified materials and methods of construction required in connection with Tenant Improvements, the procurement or construction or the use of which, in Landlord’s opinion, would violate any Applicable Law. Notwithstanding the other provisions of this Section 2.3, Landlord shall not be obligated to ascertain the existence of, or notify Tenant of any such violations of Applicable Law and the parties agree that it is the responsibility of Tenant’s architect and engineers to assure the compliance by Tenant with such codes, rules, laws and regulations. Tenant shall make reasonable substitutions of such materials or methods of construction, which such substitutions will not themselves cause such violation of Applicable Law, subject to Landlord’s approval, which shall not be unreasonably withheld or delayed (provided that Landlord’s disapproval based on the fact that the use of such materials or methods of construction would violate such Applicable Law shall be deemed reasonable). If Tenant fails to promptly make a reasonable substitution, Tenant shall be responsible for any increases in the costs of the materials or construction of the Tenant Improvements incurred by Landlord as a result of such failure.

2.4 Required Substitutions After Plans Approved. If during the course of construction and after the approval of the Final Plans (as defined below) Landlord reasonably determines that the procurement of particular materials or construction of portions of the Tenant Improvements specified in the Final Plans will exceed the Tenant Improvement Allowance or violate any Applicable Law, then Landlord shall give notice thereof to Tenant and Tenant shall (i) in the case of materials or construction which will cause the Tenant Improvement Allowance to be exceeded, either pay such excess in accordance with Section 3.4 below or make a reasonable substitution of such materials and construction, and (ii) in all other cases, make reasonable substitutions of such materials and construction, which such substitutions will not themselves cause such violation of Applicable Law, subject to Landlord’s approval; provided, however, Tenant will not be required to pay any amount until the Landlord has paid the Tenant Improvement Allowance less “retainage” equaling ten percent (10%) of the total cost of constructing the Tenant Improvements to vendors, contractors, etc. performing the approved improvements and/or approved work related thereto. If Tenant fails to promptly make a reasonable substitution, Tenant shall be responsible for any increases in the costs of the materials or construction of the Tenant Improvements incurred by Landlord as a result of such failure.

2.5 Landlord Disapproval; Tenant Revisions. If Landlord disapproves Tenant’s Plans, or any portion thereof, Landlord shall promptly notify Tenant thereof and of the revisions which Landlord reasonably requires in order to obtain Landlord’s approval. As promptly as reasonably possible thereafter, Tenant shall submit to Landlord plans and specifications incorporating the revisions required by Landlord. Said revisions shall be subject to Landlord’s approval, which shall not be unreasonably conditioned, withheld or delayed. If Landlord disapproves revised Tenant’s Plans, Landlord shall so notify Tenant thereof and of the further revisions Landlord reasonably requires in order to grant approval. The foregoing process shall be repeated until Landlord finally approves all of Tenant’s Plans required for the Tenant Improvements in all of the Premises, so that Landlord and Tenant have an agreed upon set of final plans and specifications. The final plans and specifications approved by Landlord shall be referred to as the “Final Plans.” Approval by Landlord shall not be deemed to be a representation by Landlord as to the adequacy or correctness of the design of the Tenant Improvements.

2.6 Changes, Additions or Alterations. If Tenant shall request any change, addition, deletion or alteration in the Final Plans (“Change Order”), any such Change Order shall be subject to the provisions of Article 2 of this Tenant Improvement Letter and shall be authorized only in writing by Landlord and Tenant. To the extent the cost of such Change Order, when added to the Estimate referred to in Section 3.3, will cause the Total Cost (based on such Estimate) to exceed the Tenant Improvement Allowance, Tenant shall pay Landlord the additional cost, if any, of the Tenant Improvements attributable to such Change Order in accordance with Section 3.4 below, provided, however, Tenant will not be required to pay any amount until the Landlord has paid the Tenant Improvement Allowance less “retainage” equaling ten percent (10%) of the total cost of constructing the Tenant Improvements to vendors, contractors, etc. performing the approved improvements and/or approved work related thereto. Landlord shall not be obligated to proceed with such Change Order until Landlord receives said payment.

2.7 Space Planning. Tenant’s Architect is hereby approved by Landlord. All design and programming, space planning and interior decorating services such as selection of wall paint colors and/or wall coverings, furniture, fixtures, carpeting and any or all other decorator selection efforts required by Tenant shall be provided by Tenant at Tenant’s expense (excluding test fits performed prior to the Effective Date of the Lease), subject to Landlord’s obligations under Section 3 hereof.

3. Tenant Improvement Allowance.

3.1 Tenant Improvement Allowance. Tenant shall be credited with an allowance equal to the Tenant Improvement Allowance. The Tenant Improvement Allowance shall be used solely for the expenses described in Article 8 of the Lease and otherwise subject to the provisions set forth in said Article 8 and this Section 3.1.

3.2 Tenant Obligation. Tenant, at its sole expense, shall pay for the cost of all Tenant Improvements in accordance with Section 3.4 below, to the extent such cost exceeds the Tenant Improvement Allowance, provided, however, Tenant will not be required to pay any amount until the Landlord has paid the Tenant Improvement Allowance less “retainage” equaling ten percent (10%) of the total cost of constructing the Tenant Improvements to vendors, contractors, etc. performing the approved improvements and/or approved work related thereto.

3.3 Total Cost. The “Total Cost” is defined as the sum of (a) the amounts payable under the construction contracts for the Tenant Improvements (e.g. the amount of the Approved Construction Bid), including all amounts payable under the general contracts, subcontracts, purchase orders and labor and materials cost of the Tenant Improvements excluding any and all costs associated with materials, supplies, labor, etc. provided by Landlord and/or others to fulfill the requirements of the Shell Condition specified in Exhibit I of this Lease, contractors’ fees, overhead and general conditions charges, plus (b) the cost of Change Orders, if any, plus (c) design costs, including space planning, architectural and engineering expenses pursuant to Sections 2.1 and 2.7 above, plus (d) an amount equal to 2.0% of the sum of items (a) through (c) above for Landlord’s construction management fee (“Landlord’s Construction Fee”) as compensation for Landlord’s direction, coordination and supervision of the construction of the Tenant Improvements.

3.4 Payment. If the Total Cost exceeds the Tenant Improvement Allowance, then after the Landlord has paid the Tenant Improvement Allowance less “retainage” equaling ten percent (10%) of the total cost of constructing the Tenant Improvements to vendors, contractors, etc. performing the approved improvements and/or approved work related thereto and after presentation of an acceptable invoice or statement detailing such excess amount, Tenant shall pay to Landlord ninety percent (90%) of such projected excess amount with ten percent (10%) of such excess amount withheld as retainage until the date that is 30 days after Substantial Completion (at which time Tenant shall pay to Landlord such amount). Landlord shall keep Tenant reasonably informed with respect to construction progress of the Tenant Improvements, the occupancy of the Premises by Tenant and costs thereof. Landlord shall submit to Tenant monthly progress statements illustrating the cost to date of constructing the Tenant Improvements. The statements of costs submitted to Landlord by Landlord’s contractors shall be conclusive for purposes of determining the actual cost of the items described therein. The amounts payable by Tenant hereunder constitute Rent payable pursuant to the Lease, and the failure to timely pay same constitutes an Event of Default. Within ten (10) days after submission by Landlord of the foregoing statement, Tenant shall pay Landlord the amount, as set forth in such notice, by which the Total Cost exceeds the Tenant Improvement Allowance plus any amount previously paid by Tenant to Landlord. As soon as reasonably practical upon completion of the Tenant Improvements, Landlord shall prepare and submit to Tenant a statement showing, in reasonable detail an accounting for the Total Cost and the total amount payable hereunder by Landlord to Tenant or Tenant to Landlord. Within ten (10) days after submission by Landlord of the foregoing statement, Tenant shall pay Landlord the amount, as set forth in such notice, by which the Total Cost exceeded the Tenant Improvement Allowance and any funds previously paid by Tenant to Landlord. If the Total Cost is less than the Tenant Improvement Allowance and any funds previously paid by Tenant to Landlord, then the excess funds previously paid by Tenant to Landlord shall be used to offset Rent; and Tenant shall not be entitled to any payment, Rent reduction or offset for any unused part of the Tenant Improvement Allowance.

4. Punchlist. Prior to the Commencement Date, Landlord shall cause the general contractor to inspect the Premises with a representative of Tenant and complete a written punchlist (“Punchlist”) of unfinished items of Tenant Improvements prior to Tenant’s moving into the Premises. Tenant’s representative shall execute said Punchlist to indicate approval thereof, and if Tenant does not disapprove the Punchlist within five days after receipt thereof, Tenant shall be deemed to have approved the same. Landlord shall complete remedying any items on the Punchlist as soon as commercially reasonable.

5. Construction Management. Tenant shall pay to Landlord the Landlord’s Construction Fee. The Landlord’s Construction Fee shall be, at Landlord’s option, retained by, or paid to Landlord periodically and pro rata with the disbursement of the Tenant Improvement Allowance.

6. Tenant Delay. As used herein, “Tenant Delay” shall mean any delay in construction of the Tenant Improvements, as reasonably determined by Landlord, caused by any of the following: (i) Tenant’s failure to furnish any information or approvals which Landlord requests in connection with construction of the Tenant Improvements within the date specified herein, or within three (3) business days after Tenant’s receipt of such request if no date is specified herein, including, without limitation, the failure to deliver Tenant’s Plans on or before the Plans Due Date or to submit and award bids within the time frames set forth in Section 1.2 hereof; (ii) any Change Order, including, without limitation, any Change Order requested by Tenant prior to commencement of construction as a part of any value engineering; (iii) Tenant directly, or indirectly through any person, firm or corporation employed by Tenant, interferes with the work of Landlord’s general contractor, (iv) any request by Tenant that Landlord delay the completion of constructing any of the Tenant Improvements, or (v) any breach or default by Tenant in the performance of Tenant’s obligations under this Tenant Improvement Letter and/or the Lease.

7. Substantial Completion. As used herein, “Substantial Completion” or “Substantially Complete” shall mean that Landlord has (i) completed construction of the Tenant Improvements in substantial compliance with the Final Plans (exclusive of any equipment, furniture or fixtures to be installed by Tenant and exclusive of any items on the Punchlist), as certified by Tenant’s architect, and (ii) delivered to Tenant a temporary or permanent certificate of use and occupancy for the Premises from the appropriate public official.

8. Default. Any default by Tenant under the terms of this Tenant Improvement Letter shall constitute an Event of Default under the Lease to which this Improvement Letter is attached, and shall entitle Landlord to exercise all remedies set forth in the Lease. Without limiting the generality of the foregoing, it shall be an Event of Default if Tenant directs Landlord to stop or delay construction of the Tenant Improvements other than through a Change Order. Notwithstanding anything contained herein to the contrary, Landlord shall not be obligated to credit Tenant with any portion of the Tenant Improvement Allowance during the continuance of an Event of Default, and Landlord’s obligation to credit the Tenant Improvement Allowance shall only resume when and if such Event of Default is cured by Tenant. If there exists an Event of Default prior to Substantial Completion of the Tenant Improvements, Landlord may, in addition to all remedies and rights set forth in the Lease, elect to do any of the following (such rights being cumulative and not exclusive): (i) stop construction of the Tenant Improvements, at Tenant’s sole cost and expense; (ii) complete construction of the Tenant Improvements, with such Change Orders as Landlord reasonably determines necessary to put the Premises in a marketable condition, at Tenant’s sole cost and expense; (iii) demolish any or all Tenant Improvements to bring the Premises back to the condition in which they existed as of the Effective Date, at Tenant’s sole cost and expense; and/or (iv) in addition to the amount of the Security Deposit set forth in Section 6 of the Lease, hold any amount of money deposited with Landlord by Tenant pursuant to Section 3 of this Exhibit D as a portion of the Security Deposit, which shall be governed by the terms of the Lease.

9. Reasonable Diligence. Both Landlord and Tenant agree to use reasonable diligence in performing all of their respective obligations and duties under this Tenant Improvement Letter and in proceeding with the construction and completion of the Tenant Improvements in the Premises.

10. Applicability. This Exhibit shall not be deemed applicable to any additional space added to the Premises at any time or from time to time (without any right to expand the Premises being granted by this sentence), or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease (without any right to extend the Term being granted by this sentence), unless expressly so provided in the Lease or any amendment or supplement to the Lease. Further, the right to receive the Tenant Improvement Allowance pursuant to this Exhibit D and the Lease is personal to SailPoint Technologies, Inc. and may not be assigned, transferred or conveyed to any individual, entity, successor or assign (except in connection with a Permitted Transfer or in connection with a Transfer to which Landlord has given its consent); in the event any Transfer (except in connection with a Permitted Transfer or in connection with a Transfer to which Landlord has given its consent) is made prior to the date after which the Landlord is required to pay the entire or any remaining Tenant Improvement Allowance including the retainage (the “Tenant Improvement Payment Date”), the right of Tenant to receive the Tenant Improvement Allowance shall automatically terminate and be of no further force and effect. After the Tenant Improvement Payment Date this provision shall have no further force or effect.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Tenant Improvement Letter as of the date set forth in the first paragraph above.

LANDLORD:

NEW TPG-FOUR POINTS, L.P., a Texas limited partnership

By: TPG-NEW FP GP, LLC,
a Delaware limited liability company
Its: General Partner

By: Thomas Properties Group, L.P.,
a Maryland limited partnership
Its: Manager

By: Thomas Properties Group, Inc.,
a Delaware corporation
Its: General Partner

By: /s/ Randall L. Scott
Name: Randall L. Scott
Title: Authorized Signatory
Date: July 3, 2012
TENANT:

SAILPOINT TECHNOLOGIES, INC., a Delaware corporation

By: /s/ Cam McMartin
Name: Cam McMartin
Title: Chief Financial Officer
Date: June 29, 2012

EXHIBIT E

RULES AND REGULATIONS

1. Except as otherwise provided in the Lease or any exhibits thereto, no sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the Building without the prior written consent of Landlord. Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice, unless Landlord has given written consent, without notice to and at the expense of Tenant. Landlord shall not be liable in damages for such removal unless the written consent of Landlord had been obtained. All approved signs or lettering on doors and walls to the Premises shall be printed, painted, affixed or inscribed at the expense of Tenant by Landlord or by a person approved by Landlord in a manner and style acceptable to Landlord. Tenant shall not use any blinds, shades, awnings, or screens in connection with any window or door of the Premises unless approved in writing by Landlord. Tenant shall use the Building standard window covering specified by Landlord and Landlord reserves the right to disapprove interior improvements visible from the ground level outside the Building on wholly esthetic grounds. Such improvements must be submitted for Landlord’s written approval prior to installation, or Landlord may remove or replace such items at Tenant’s expense.

2. Smoking is prohibited anywhere in the Building.

3. Except as otherwise provided in this Lease or any exhibits thereto and except for the type of food generally found in office buildings (e.g. catered lunches and employee’s food), Tenant shall not obtain for use upon the Premises, food, milk, soft drinks, bottled water, plant maintenance or other services, except for persons authorized by Landlord and at the hours and under regulations fixed by Landlord. The foregoing shall not be deemed to apply to the ordering of food by Tenant for incidental delivery to the Premises, but shall apply to service providers making regular visits to the Premises. No vending machines shall be installed, maintained or operated upon the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

4. The bulletin board or directory of the Building shall be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom.

5. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by any tenants nor used by them for any purpose other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant’s business unless such persons are engaged in illegal activities. No tenant and no employees or invitees of any tenant shall go upon the roof of the Building.

6. Tenant, upon the termination of its tenancy, shall deliver to Landlord the parking and security access cards issued to Tenant and all keys of offices, rooms and toilet rooms which shall have been furnished to Tenant or which Tenant shall have made, and in the event of loss of any access cards or keys so furnished, shall pay Landlord a reasonable fee based on the actual cost of such items therefor. Tenant shall not alter any lock or install any new or additional locks or any bolts on any door of the Premises without the written consent of Landlord.

7. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by Tenant who, or whose employees or invitees, shall have caused it.

8. Tenant shall not use the Premises in any manner which exceeds the floor load capacity of the floor on which the Premises are located or mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof, provided, however, Tenant may use small nails, etc. to hang pictures and other items in the Premises without Landlord’s approval.

9. No furniture, packages, supplies, merchandise, freight or equipment which cannot be hand carried shall be brought into the Building without the consent of Landlord. All moving of the same into or out of the Building shall be via the Building’s freight handling facilities, if any, unless otherwise directed by Landlord, at such time and in such manner as Landlord shall prescribe. No hand trucks or vehicles (other than a wheelchair for an individual) shall be used in passenger elevators. Any hand trucks permitted in the Building must be equipped with soft rubber tires and side guards.

10. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and manner of moving the same in and out of the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on a platform of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause, and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant. Tenant’s business machines and mechanical equipment shall be installed, maintained and used so as to minimize vibration and noise that may be transmitted to the Building structure or beyond the Premises.

11. Tenant shall not use the Premises in any manner which would injure or annoy, or obstruct or interfere with the rights of other tenants or occupants of the Building.

12. Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises unless otherwise agreed to by Landlord. Except with the written consent of Landlord no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of any tenant by the janitor or any other employee or other person. Janitor service shall include ordinary dusting and cleaning by the janitor assigned to such work and shall not include shampooing of carpets or rugs or moving of furniture or other special services. Janitor service will not be furnished on nights when rooms are occupied after 7:00 p.m. Window cleaning shall be done only by Landlord.

13. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in any manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals (other than as required for handicapped persons) or birds be brought in or kept in or about the Premises or the Building.

14. Other than heating and reheating in areas designed for such use, no cooking shall be done or permitted by Tenant on the Premises, nor shall the Premises be used for the manufacture or storage of merchandise, for washing clothes, for lodging, or for any improper, objectionable or immoral purpose.

15. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable, explosive or combustible fluid or material, or use any method of heating or air-conditioning other than that supplied by Landlord.

16. Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced. Except for the Tenant Improvements, no boring or cutting for wires or stringing of wires will be allowed without written consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

17. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord. The expenses of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Tenant.

18. Landlord reserves the right to close and keep locked all entrance and exit doors and otherwise regulate access of all persons to the halls, corridors, elevators and stairways in the Building on Saturdays, Sundays and Holidays and on other days between the hours of 6:00 p.m. and 7:00 a.m., and at such other times as Landlord may deem advisable for the adequate protection and safety of the Building, its tenants and property in the Building. Access to the Premises may be refused unless the person seeking access is known to the employee of the Building in charge, and has a pass or is otherwise properly identified. Landlord shall in no case be liable for damages for any error with regard to the admission or exclusion from the Building of any person.

19. Tenant shall see that the doors of the Premises are closed and securely locked before leaving the Building.

20. Tenant shall not use the Premises in any manner which would increase the amount of water typically furnished for office use, nor connect any appliance directly to the water pipes.

21. Landlord may refuse admission to the Building outside of ordinary business hours to any person not known to the watchman in charge or not having a pass issued by Landlord or not properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register. Any person whose presence in the Building at any time shall, in the sole judgment of Landlord, be prejudicial to the safety, character, reputation and interests of the Building or its tenants may be denied access to the Building or may be ejected therefrom. Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of any tenant.

22. The requirements of Tenant shall be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from the Landlord.

23. Intentionally deleted.

24. Landlord may request that Tenant cooperate with Landlord in obtaining maximum effectiveness of the cooling system by closing the window coverings when the sun’s rays fall directly on windows of the Premises. Tenant shall not obstruct, alter or in any way impair the efficient operation of Landlord’s heating, ventilating and air-conditioning system and shall not place bottles, machines, parcels or other articles on the induction unit enclosure, intake or other vents so as to interfere with air flow.

25. Intentionally deleted.

26. Canvassing, soliciting and peddling within the entire Property is prohibited unless specifically approved by Landlord and each tenant shall cooperate to prevent such activity.

27. All parking ramps and areas plus other public areas forming a part of the Property shall be under the sole and absolute control of Landlord with the exclusive right to regulate and control these areas subject to the terms of this Lease. Tenant agrees to conform to the reasonable rules and regulations that may be established by Landlord for these areas from time to time subject to the terms of this Lease.

28. The Premises shall not be used for manufacturing or the storage of merchandise except as such storage may be incidental to the use of the Premises for general office purposes. No tenant shall occupy nor permit any portion of its premises to be occupied for the manufacture or sale of narcotics, liquor, or tobacco in any form, or as a barber or manicure shop. No tenant shall engage or pay any employees on its premises except those actually working for such tenant on the premises nor advertise for laborers giving an address at the Premises or Property. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

29. Tenant shall not conduct any auction, fire, bankruptcy, going out of business, liquidation or similar public sales at the Property.

30. Tenant shall not place any radio or television antennae on the roof of the Property or on any exterior part of the Premises or the Property.

31. No animals of any kind shall be brought into or kept in or about the Premises or Property, except those assisting the disabled.

EXHIBIT F

JANITORIAL SPECIFICATIONS

OFFICE AREAS:

Daily:

Five (5) days each week, including Monday through Friday, and excluding Holidays:

1.	Empty and clean all waste receptacles; remove waste materials from the Premises.

2.	Dry-mop all uncarpeted areas.

3.	Vacuum all rugs and carpet areas in offices, lobbies and corridors.

4.	Hand-dust all office furniture, fixtures and all other horizontal surfaces (but only to the extent surfaces are cleared of all materials such as papers, documents and files).

5.	Sweep all private stairways, vacuum if carpeted.

6.	Police all stairwells throughout the entire Building and keep in clean condition.

7.	Spot-clean spill marks on resilient floor tile.

8.	Spot-clean all water coolers and fountains.

9.	It is understood that Landlord shall have no obligations to (a) wash or otherwise clean dishes, glasses and other utensils used for preparing food or beverages, or (b) to remove or store such dishes, glasses and other utensils in order to clean any area, fixture or surface of the Premises.

Weekly:

1.	Hand-dust all door louvers.

2.	Dust and/or wash directory boards and display glass.

3.	Wipe clean and polish all metal and bright work.

4.	Damp-mop and polish all resilient flooring in the Premises, public corridors and elevator lobbies.

5.	Wash, clean and polish all water coolers and fountains.

6.	Dust in place all picture frames, charts, graphs and similar wall hangings.

7.	Clean glass around tenant entrances, including conference rooms and other interior rooms.

Monthly:

1.	Dust all paneled walls, doors and other similar surfaces not reached in nightly or weekly cleaning.

2.	Vacuum high moldings and other areas not reached in nightly or weekly cleaning.

3.	Remove all finger marks and smudges from doors, door frames, around light switches, private entrance glass and partitions.

4.	Spot clean carpets throughout the Premises to remove stains, if needed.

Quarterly:

1.	Vacuum all ventilating and air conditioning louvers.

2.	Dust exterior of lighting fixtures.

LAVATORIES:

Daily:

Five (5) days each week, including Monday through Friday, and excluding Holidays

1.	Clean and damp-mop floors.

2.	Wash and polish all mirrors, bright work and enameled surfaces.

3.	Wash and sanitize all basins, bowls and urinals.

4.	Wash and sanitize toilet seats.

5.	Dust, clean and wash, where necessary, all partitions, tile walls, dispensers and receptacles.

6.	Empty and sanitize all receptacles and sanitary disposals.

7.	Provide materials and fill towel, sanitary napkin, toilet paper and soap dispensers.

Monthly:

1.	Machine-scrub lavatory floors, apply floor finishing where applicable.

2.	Wash and polish all partitions, tile walls and enamel surfaces.

Quarterly:

1.	Dust light fixtures.

2.	Vacuum all louvers and ventilating grills.

MISCELLANEOUS SERVICES:

1.	Maintain building lobby, corridors and other public areas in a clean and orderly condition.

2.	Damp-mop spillage in office and public areas as required.

3.	Interior curtain-wall window washing once per year.

These janitorial specifications may be changed or altered from time to time to facilitate the inclusion of the latest methods of maintenance and cleaning technology generally recognized as acceptable for a first-class office building.

EXHIBIT G

ADDENDUM

1. Renewal Option.

1.1 Provided that the Lease is in full force and effect and no Event of Default has occurred and is continuing (beyond any applicable notice and cure periods) (i) on the date of Tenant’s notice of its intention to exercise its Renewal Option (as defined herein) and (ii) on the date of commencement of the Renewal Term (as defined herein), Tenant shall have the option (the “Renewal Option”) to renew this Lease for the entire Premises only for one (1) additional term (the “Renewal Term”) beginning on the day following the Expiration Date and continuing for sixty (60) months thereafter by notifying Landlord of its election in writing not more than fifteen (15) months and not less than twelve (12) months prior to the last day of the sixty-sixth (66th) month of the Term.

1.2 Such renewal shall include all of the Premises, as well as any other space within the Building then being leased by Tenant as of the date of exercise of the Renewal Option. The renewal of this Lease will be upon the same terms, covenants and conditions applicable during the Term, as provided in the Lease, except that (a) the base rent payable during the Renewal Term shall be an amount equal to the existing “Fair Market Rental Rate” as of the date the Renewal Term commences, (b) the defined term “Term” shall be deemed to include the “Renewal Term”, (c) no concession applicable during the initial Term, if any, (such as construction allowance, moving allowance or free rent) shall be applicable during the Renewal Term, and (d) Tenant shall possess no further renewal options. Prior to the commencement of the Renewal Term, Landlord and Tenant shall execute an amendment to this Lease confirming the renewal of the Lease pursuant to this Exhibit, the commencement and expiration of the Renewal Term and the base rent payable during the Renewal Term.

1.3 Within thirty (30) days after receipt of Tenant’s renewal notice (and any required supporting information), Landlord shall notify Tenant in writing of the Fair Market Rental Rate. Within fifteen (15) days thereafter, Tenant shall notify Landlord that Tenant either (a) accepts Landlord’s renewal terms, in which event the parties shall promptly enter into an amendment to this Lease incorporating such terms, or (b) rejects Landlord’s renewal terms. Failure of Tenant to respond within such fifteen (15) day period shall be deemed acceptance of Landlord’s terms. If Tenant rejects such determination, the Fair Market Rental Rate shall be determined in accordance with Section 1.5 of this Exhibit G.

1.4 The failure of Tenant to exercise the Renewal Option within the time period set forth herein shall constitute a waiver and termination of such Renewal Option. This Renewal Option is personal to Tenant and may not be assigned, transferred or conveyed to any party, other than a transferee permitted by Landlord, provided, however, this Renewal Option may be assigned, transferred or conveyed to a successor to Tenant in a Permitted Transfer without Landlord’s approval and shall remain valid for such successor.

1.5 In the event Landlord and Tenant are unable to agree within sixty (60) days after Tenant’s rejection of Landlord’s determination of the then prevailing Fair Market Rental Rate, then such dispute may, at Tenant’s option, be submitted to “Baseball Arbitration” whereby Tenant shall give written notice to Landlord specifying (i) Tenant’s final opinion as to the Fair Market Rental Rate (“Tenant’s Rent Proposal”), which opinion may be supported by such corroborating data as Tenant may consider appropriate and (ii) the name and address of the person designated to act as arbitrator on its behalf. Within fifteen (15) days thereafter, Landlord shall give written notice to Tenant specifying (i) Landlord’s final opinion as to the Fair Market Rental Rate (“Landlord’s Rent Proposal”) and (ii) the name and address of the person designated to act as arbitrator on its behalf. The arbitrators so chosen shall meet within ten (10) days after the second arbitrator is appointed and shall attempt to agree which of Landlord’s Rent Proposal or Tenant’s Rent Proposal most closely reflects the Fair Market Rental Rate (i.e. Baseball Arbitration). If the arbitrators agree, then such agreement shall be the determination of the arbitrators and such determination shall in all cases be final, binding and conclusive upon the parties and shall be enforceable in any court having jurisdiction. If the two arbitrators cannot agree within thirty (30) days, then the two arbitrators shall themselves appoint a third arbitrator who shall be a competent and impartial person; and in the event of their being unable to agree upon such appointment within ten (10) days after the aforesaid time, the third arbitrator shall be selected by the Landlord and Tenant themselves if they can agree thereon within the further period of fifteen (15) days. If the parties do not so agree, then either Landlord or Tenant, on behalf of both, may request that such independent arbitrator be appointed within fifteen (15) days by the American Arbitration Association in accordance with its rules of commercial arbitration, but subject to the requirements herein for the appointment of arbitrators. Either Landlord or Tenant may submit corroborating data, testimony and other information with respect to its opinion to the arbitrators for their consideration. In the event of the failure, refusal or inability of any arbitrator to act, a new arbitrator shall be appointed in his or her stead, which appointment shall be made in the same manner as hereinbefore provided for the appointment of such arbitrator so failing, refusing or unable to act. The third arbitrator shall determine, within a period of thirty (30) days after the appointment of such third arbitrator, which of Landlord’s Rent Proposal or Tenant’s Rent Proposal is closest to the Fair Market Rental Rate, and such determination shall be the determination of the arbitrators and shall in all cases be final, binding and conclusive upon the parties and enforceable in any court having jurisdiction. Each party shall pay the fees and expenses of the one of the two original arbitrators appointed by such party, or in whose stead such arbitrator was appointed, and the fees and expenses of the third arbitrator, if any, shall be borne equally by both parties, provided, however, any leasing commission(s) which are payable related to the Renewal Option shall be paid by Landlord. Any arbitrator appointed to serve under this Section 1.5 must be a Qualified Commercial Real Estate Broker. For the purpose hereof the term “Qualified Commercial Real Estate Broker” shall mean a real estate broker who (i) is licensed as a real estate broker in the State of Texas pursuant to all Applicable Laws, (ii) has been actively and continuously engaged in leasing office space in multi-story office buildings in Austin, Texas or buildings comparable to the Building for not less than the previous 10-year period and in leasing office space in Class-A Buildings for the last five (5) years and (iii) as to the 3rd arbitrator, has not represented either Landlord or Tenant in the previous five (5) years. The Federal Arbitration Act (9 USC § 1 et. seq.) shall govern all arbitration provisions under this Section 1.5, except that the qualifications and appointment of the arbitrators shall be as set forth herein and except that the arbitrators so chosen shall solely address and determine the subject matter of the arbitration in the manner outlined herein and not otherwise.

2. Right of First Refusal. Landlord hereby grants to Tenant an ongoing right of first refusal (the “Right of First Refusal”) during the Term pursuant to terms and conditions of this Section 2 of Exhibit G on space that is contiguous to the Premises (any such space, the “First Refusal Space”) on the second (2nd) floor of the Building that a bona fide third party prospective tenant (a “Prospect”) has agreed to lease.

2.1 The Right of First Refusal shall be subject and subordinate to the following: (i) any renewal, expansion, right of refusal, right of offer or any other preferential rights which are included in any lease executed hereafter as to which Tenant fails or elects not to exercise the Right of First Refusal pursuant to this Section 2 and (ii) Landlord’s right to renew or extend the Lease of any tenant or subtenant then leasing or subleasing space in the First Refusal Space pursuant to a formal right contained in such tenant’s or subtenant’s lease or sublease.

2.2 When Landlord has a Prospect interested in leasing the First Refusal Space on terms acceptable to Landlord (in Landlord’s sole and absolute discretion), Landlord shall give Tenant notice (the “Refusal Notice”) of the terms under which Landlord is prepared to lease the First Refusal Space to such Prospect, and that such terms have been accepted by Prospect and Landlord is prepared to draft a lease for Prospect reflecting such terms. The Refusal Notice shall at a minimum include the rentable floor area of the First Refusal Space, lease term, Base Rental rate(s), abated Base Rent and/or Operating Expenses, Landlord’s allowance for leasehold improvements, and lease commission structure. Tenant shall have five (5) business days after receipt of the Refusal Notice to notify Landlord in writing (an “Acceptance Notice”) that Tenant will lease all of the First Refusal Space offered in the Refusal Notice on the terms and conditions set forth in the Refusal Notice, otherwise, Tenant’s rights with respect to such First Refusal Space shall terminate as to that portion of the space. Once Tenant delivers an Acceptance Notice, Tenant may not thereafter revoke such exercise and refuse to lease the First Refusal Space on the terms set forth in the Refusal Notice. If Landlord delivers the Refusal Notice and Tenant fails to timely exercise its right to lease the First Refusal Space by delivering an Acceptance Notice within the required five (5) business days, Landlord shall be free to lease such portion of the First Refusal Space to such Prospect and Tenant shall have no priority with respect to such First Refusal Space except as provided for below. Tenant agrees that Landlord and the Prospect proposing to lease the First Refusal Space shall not be precluded from making changes to the terms specified in the Refusal Notice during lease negotiations so long as such changes do not reduce the net effective per square foot rental rate (as hereinafter defined) for such Prospect by more than five percent (5%) below the net effective per rentable square foot rental rate set forth in the Refusal Notice, and so long as such changes do not materially modify any other terms set forth in the Refusal Notice. In the event Landlord and the Prospect have not entered into a binding lease for the First Refusal Space in question within 150 days of Tenant’s rejection (or deemed rejection) of the terms set forth in the Refusal Notice, Tenant’s Right of First Refusal shall be reinstated in its entirety. Notwithstanding the foregoing, should the Prospect be interested in leasing the First Refusal Space and additional space in the Building, Tenant shall be required to lease all of the space that such Prospect is interested in leasing (i.e. First Refusal Space plus any additional space) in accordance with the other requirements of this Section 2. As used herein, the term “net effective per square foot rental rate” shall mean the average per square foot base rent and additional rent over the term of the proposed lease as adjusted for any rent abatement or abatement of other charges, parking charges or inclusion of such charges in the rent, any other allowances such as a moving allowance, any concessions such as capping increases in controllable operating costs, whether the rent is “gross” (includes operating costs or base operating costs in base rent) or “net”, the scope of services provided, tenant improvement allowances, lease takeovers or assumptions, relocation allowances, and any other concessions or incentives.

2.3 The term for the First Refusal Space shall commence upon the commencement date stated in the Refusal Notice and thereupon such First Refusal Space shall be considered a part of the Premises, provided that all of the terms stated in the Refusal Notice, including the termination date set forth in the Refusal Notice, shall govern Tenant’s leasing of the First Refusal Space and only to the extent that they do not conflict with the Refusal Notice, the terms and conditions of the Lease shall apply to the First Refusal Space. Tenant shall pay Base Rental, Tenant’s Additional Rental and all other rent for the First Refusal Space in accordance with the terms and conditions of the Refusal Notice.

2.4 Notwithstanding anything to the contrary contained herein, Tenant shall only have the Right of First Refusal with respect to the First Refusal Space if no Event of Default has occurred and is continuing on (i) the date Landlord delivers a Refusal Notice to Tenant, (ii) the date of Tenant’s Acceptance Notice, or (iii) the date of delivery of the First Refusal Space to Tenant.

2.5 Prior to Landlord’s delivery of the First Refusal Space to Tenant, Landlord and Tenant shall execute an amendment (a “ROFR Amendment”) to the Lease documenting the expansion of the Premises pursuant to this Section 2; provided, however, that the exercise of the Right of First Refusal is binding and shall not be revocable after Tenant’s delivery of an Acceptance Notice and a failure to execute a ROFR Amendment shall not void Tenant’s exercise of the Right of First Refusal.

2.6 The First Refusal Space (including improvements and personalty, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the First Refusal Space or the date the term for such First Refusal Space commences, unless the Refusal Notice specifies work to be performed by Landlord in the First Refusal Space and/or Landlord’s allowance for leasehold improvements, in which case Landlord shall perform such work in the First Refusal Space and/or provide the allowance for leasehold improvements.

2.7 The Right of First Refusal set forth above is personal to SailPoint Technologies, Inc. and may not be assigned, transferred or conveyed to any party, provided, however, the Right of First Refusal may be assigned, transferred or conveyed to a successor to Tenant in a Permitted Transfer without Landlord’s approval and shall remain valid for such successor.

3. Termination Right. Notwithstanding anything else herein contained to the contrary, Tenant shall have the one time right (the “Termination Right”) to terminate this Lease effective as of the expiration of the third full calendar year following the expiration of the Rent Abatement Period (the “Early Termination Date”), subject to the following terms and conditions:

3.1 Landlord shall provide Tenant written confirmation of the Early Termination Date within thirty (30) days of the Commencement Date. Tenant shall pay Landlord, in consideration for such early termination, a fee (the “Termination Fee”) in the amount of $1,402,490.86 , which is equal to (A) the unamortized transaction costs (calculated using a return on capital factor of 10% per annum) as of the Early Termination Date, including, without limitation, all of the Tenant Improvement Allowance, abated Base Rent and Tenant’s Pro Rata Share of Operating Expenses, and brokerage commissions, funded or incurred by Landlord with respect to this Lease, amortized over the Term, plus (B) four (4) months of the then payable Base Rent and Tenant’s Pro Rata Share of Operating Expenses based on Landlord’s estimate for such expenses for 2012.

3.2 The Termination Right is conditioned on Tenant satisfying the following conditions:

(a) Tenant shall have delivered written notice of its election to terminate the Lease to Landlord, which notice can be delivered no less than twelve months prior to the Early Termination Date (the “Termination Notice”);

(b) Tenant shall pay one hundred percent (100%) of the Termination Fee concurrently with the delivery of the Termination Notice to Landlord;

(c) no Event of Default shall have occurred and be continuing (beyond any applicable notice and cure periods) on the date Tenant delivers the Termination Notice.

3.3 If the foregoing conditions are met, this Lease shall terminate upon the Early Termination Date, and Tenant shall have no further obligations under this Lease as of such date.

EXHIBIT H

FORM OF ILOC

STANDBY LETTER OF CREDIT
DRAFT of Standby Letter of Credit
Draft for discussion purposes only
begin format
BENEFICIARY:
New TPG-Four Points, L.P.
c/o Thomas Properties Group, LP
2005 Market Street, Suite 3200
Philadelphia, PA 19103
Attn: Mr. Randall L. Scott
Ladies and Gentlemen:
Letter of credit number 2012100000XX
Issue Date: XX/XX/XX
At the request and for the account of SailPoint Technologies, Inc., 6034 W. Countyaard Dr., Suite 309, Austin, TX 78730, we hereby establish our standby letter credit number 2012100000XX in your favor in the amount of six hundred fifty-nine thousand six hundred thirty-seven U.S dollars and twenty-seven cents (USD659,637.27) (hereinafter the “maximum amount”) available with us at our office listed below, by payment of your draft(s) drawn on us at sight accompanied by the following:
1. The original of this letter of credit and all amendment(s) (if any).
2. Beneficiary’s signed and dated statement reading as follows:
“ This demand in the amount of [insert amount] is pursuant to the Lease dated [insert date] by and between New TPG-Four Points, L.P., as Landlord and SailPoint Technologies. Inc. as Tenant, as (A) Tenant is in default of said lease beyond any applicable cure period or (B) We have received notice from Square 1 Bank that the letter of credit will not be automatically extended and the Tenant has failed to renew or replace this Letter of Credit at least thirty (30) days prior to any expiration date hereof.”
Partial and multiple drawings under this letter of credit are permitted. We shall, after each presentation of this letter of credit, return the same to you, marking this letter of credit to show the amount paid by us and the date of such payment.
Each draft must be marked “Drawn under Square 1 Bank letter of credit number 2012100000XX.”
This letter of credit expires at our office listed below at 5 p.m. eastern time on [insert 1 year from issuance date].
Square 1 Bank, 406 Blackwell St., Ste. 240, Durham, NC 27701

Notwithstanding the foregoing, this letter of credit shall be automatically extended for periods of one year unless at least sixty (60) calendar days prior to any expiration date we have sent written notice to your above address by courier that we elect not to renew this letter of credit for such additional period. In any event, this letter of credit will not be extended beyond [insert date 60 days beyond lease term].
This letter of credit amount will automatically be reduced as per the attached Exhibit B, unless we receive a signed and dated written notice (the “Automatic Reduction Stop Notice”) from the beneficiary in person or via courier that the automatic reduction is not to take place prior to such reduction date.
If such Automatic Reduction Stop Notice is received from the beneficiary, no further reductions will take place until such time as we receive a signed and dated written notice from the beneficiary in person or via courier stating that the automatic reductions may again take place (the Automatic Reduction Re-Start Notice”). Upon receipt of the Automatic Reduction Re-Start Notice any reductions that should have taken place prior to the receipt of the Automatic Reduction Re-Start Notice will take effect.
Notwithstanding any provision herein to the contrary, our aggregate obligation to honor such drafts shall not exceed the maximum amount, as reduced by prior draws or automatic reductions hereunder.
If any instructions accompanying a drawing under this letter of credit request that payment is to be made by transfer to an account with us or at another bank, we and/or such other bank may rely on an account number specified in such instructions even if the number identifies a person or entity different from the intended payee.
This Letter of Credit is transferable one or more times, but in each instance to a single transferee and only in the full amount available to be drawn under the Letter of Credit at the time of such transfer. Any such transfer may be effected only through ourselves and only upon presentation to us at our below-specified office of a duly executed instrument of transfer in the format attached hereto as Exhibit A together with the original of this letter of credit. Each transfer shall be evidenced by our endorsement on the reverse of the original of this letter of credit, and we shall deliver the original of this letter of credit so endorsed to the transferee. Without prejudice to the foregoing, such transfer shall be permitted without our approval, provided that such transfer is not in favor of any person or entity identified on a then-current list of specially Designated Nationals and Blocked Persons provided by the Office of Foreign Assets Control of the U.S. Department of the Treasury. All charges in connection with any transfer under this letter of credit shall be paid by the beneficiary at the time written notice of a transfer is submitted.
This letter of credit shall be promptly surrendered to us by you (or any subsequent transferee) upon expiration.
Except so far as otherwise expressly stated, this documentary credit is subject to Uniform Customs and Practice for Documentary Credits, 2007 revision, International Chamber of Commerce Publication No. 600.
We engage with you that each draft drawn under and in compliance with the terms of this letter of credit will be duly honored on delivery of the specified documents, if presented at this office during regular business hours: 406 Blackwell St., Suite 240, Durham, NC 27701 or via facsimile to 919-627-
Square 1 Bank, 406 Blackwell St., Ste. 240, Durham, NC 27701

6335.
To the extent a presentation is made by facsimile, and to ensure timely payment, you must provide telephone notification thereof to us at 919-314-3064, prior to or simultaneously with the sending of such facsimile transmission.
In the event that your presentation is via facsimile with confirmation of receipt of presentation via phone, we will require you to submit original documents and the original letter of credit to our address noted above via courier. Presentation of the original documents after the expiry date of this credit corresponding with your fax received on or before the expiry date of the credit will constitute a presentation of the documents within the expiry date of the credit. In any event, we will not make payment under the letter of credit until the original documents and letter of credit are received at our counters, 406 Blackwell St., Suite 240, Durham, NC 27701.
Very truly yours,
Square 1 Bank
Square 1 Bank, 406 Blackwell St., Ste. 240, Durham, NC 27701

Exhibit A
Square 1 Bank
Letter of Credit Number 2012100000xx
Date:
Square 1 Bank
406 Blackwell Street
Suite 240
Durham, NC 27701
Subject: Your Letter of Credit No. 2012100000xx
Ladies and Gentlemen:
For value received, we hereby irrevocably assign and transfer all our rights under the above-captioned Letter of Credit, as heretofore and hereafter amended, extended or increased, to:
[insert name of transferee]
[insert address]
By this transfer, all of our rights in the Letter of Credit are transferred to the transferee, and the transferee shall have sole rights as beneficiary under the Letter of Credit, including sole rights relating to any amendments, whether increases or extensions or other amendments, and whether now existing or hereafter made. You are hereby irrevocably instructed to advise future amendment(s) of the Letter of Credit to the transferee without our consent or notice to us.
Enclosed are the original Letter of Credit and the original of all amendments to this date. Please notify the transferee of this transfer and of the terms and conditions of the Letter of Credit as transferred. This transfer will not become effective until the transferee is so notified.
Very truly yours,
[insert name of transferor]
By:
Name:
Title:
Signature of Transferor Guaranteed
[insert name of bank]
By:
Name:
Title:
Square 1 Bank, 406 Blackwell St., Ste. 240, Durham, NC 27701

Exhibit B
Square 1 Bank
Letter of Credit Number 201200000xx
Schedule of Reduction
Date Amount of Reduction New Maximum Amount
[Insert date 270 days after Lease Commencement Date] USD 41,227.33 USD 618,409.94
[Insert date 360 days after Lease Commencement Date] USD 41,227.33 USD 677,182.61
[Insert date 450 days after Lease Commencement Date] USD 41,227.33 USD 535,955.28
[Insert date 540 days after Lease Commencement Date] USD 41,227.33 USD 494,727.95
[Insert date 630 days after Lease Commencement Date] USD 41,227.33 USD 453,500.62
[Insert date 720 days after Lease Commencement Date] USD 41,227.33 USD 412,273.29
[Insert date 810 days after Lease Commencement Date] USD 41,227.33 USD 371,045.96
[Insert date 900 days after Lease Commencement Date] USD 41,227.33 USD 329,818.63
[Insert date 990 days after Lease Commencement Date] USD 41,227.33 USD 288,591.30
[Insert date 1080 days after Lease Commencement Date] USD 41,227.33 USD 247,363.97
[Insert date 1170 days after Lease Commencement Date] USD 41,227.33 USD 206,136.64
[Insert date 1260 days after Lease Commencement Date] USD 41,227.33 USD 164,909.31
[Insert date 1350 days after Lease Commencement Date] USD 41,227.33 USD 123,681.98
[Insert date 1440 days after Lease Commencement Date] USD 23,681.98 USD 100,000.00 end format
Agreed to and accepted by:
APPLICANT
Square 1 Bank, 406 Blackwell St., Ste. 240, Durham, NC 27701

EXHIBIT I

SHELL CONDITION

FOUR POINTS SHELL CONDITION

The Building shall have the following shell conditions in place &/or the Landlord shall indirectly supply the materials as provided for below:

•	Electrical power ceiling distribution grid. 208/120 volt and 480/277 volt power panels (fused to current building code) connected to building power. Note: Landlord reserves the right to separately meter the Premises pursuant to the terms and conditions provided for in this Lease.

•	Ceiling grid (2x2) and ceiling tile stacked tile to be purchased by general contractor and invoiced separately to TPG.

•	All HVAC main duct lines installed. VAV boxes with controls at a ratio of one box and related controls per 1,500 usable square feet, and perimeter return air slots stacked on/in the Premises in the amounts required to complete the Tenant Improvements at the above ratio.

•	Separate electrical and telephone rooms on each floor. Tenant’s communications equipment shall be installed by tenant in the Premises.

•	Potable water at designated points.

•	All “core” functions including, but not limited to, restrooms, drinking fountains, HVAC mechanical room(s), telephone and electrical rooms, ground floor elevator lobby, exit signs at corridors, fire stairwells and all fire and life safety equipment, etc.

•	Sprinklers: temporary protection consisting of mains, laterals and up rights, installed according to building code and on a ratio of one head per 225 usable square feet.

•	2 lamp, T5, electronic ballast energy efficient light fixtures (approximately 100 square feet/fixture allocation) to be purchased by general contractor and invoiced separately to TPG.

•	Mini-blinds installed on all perimeter windows - in plastic bags.

•	Perimeter interior walls - drywall/tape & float (not painted).

I-1

EXHIBIT J

SUBORDINATION AGREEMENT

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO:

WELLS FARGO BANK, NATIONAL ASSOCIATION

Commercial Real Estate

Institutional and Metro Markets Group (AU#63650)

1800 Century Park East, 12th Floor

Los Angeles, California 90067-2113

Attn: Beth Cebra

Loan No.:104470

SUBORDINATION AGREEMENT; ACKNOWLEDGMENT OF LEASE ASSIGNMENT, ESTOPPEL, ATTORNMENT AND NON-DISTURBANCE AGREEMENT

(Lease To Deed of Trust)

NOTICE:	THIS SUBORDINATION AGREEMENT RESULTS IN YOUR SECURITY INTEREST IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

THIS SUBORDINATION AGREEMENT; ACKNOWLEDGMENT OF LEASE ASSIGNMENT, ESTOPPEL, ATTORNMENT AND NON-DISTURBANCE AGREEMENT (“Agreement”) is made             , 2012 by and between NEW TPG-FOUR POINTS, L.P. a Texas limited partnership (“Owner”), SAILPOINT TECHNOLOGIES, INC., a Delaware corporation (“Lessee”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender).

R E C I T A L S

A.	Pursuant to the terms and provisions of a lease dated , 2012 by and between Lessee and Owner (“Lease”), Owner, as “Lessor”, granted to Lessee a leasehold estate in and to a portion of the property described on Exhibit A attached hereto and incorporated herein by this reference (which property, together with all improvements now or hereafter located on the property, is defined as the “Property”).

B.	Owner has executed an Amended and Restated Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing dated October 13, 2009 (“Deed of Trust”) securing, among other things, an Amended and Restated Promissory Note Secured by Deed of Trust (“Note”) in the principal sum of FORTY MILLION FOUR HUNDRED FORTY FIVE THOUSAND AND NO/100THS DOLLARS ($40,445,000.00), dated October 13, 2009, in favor of Lender, which Note is payable with interest and upon the terms and conditions described therein (“Loan”). The Deed of Trust was recorded October 14, 2009, as Instrument No. 2009172817 in the Official Public Records of Travis County, State of Texas.

C.	As a condition to making the Loan secured by the Deed of Trust, Lender requires that the Deed of Trust be unconditionally and at all times remain a lien on the Property, prior and superior to all the rights of Lessee under the Lease and that the Lessee specifically and unconditionally subordinate the Lease to the lien of the Deed of Trust subject to and in accordance with the terms of this Agreement.

D.	Owner and Lessee have agreed to the subordination, attornment and other agreements herein in favor of Lender.

NOW THEREFORE, for valuable consideration and to induce Lender to make the Loan, Owner and Lessee hereby agree for the benefit of Lender as follows:

subnonds_ca doc

(WFRE19 REV 02/11)

Loan No. 104470

1.	SUBORDINATION. Owner and Lessee hereby agree that:

1.1	Prior Lien. The Deed of Trust securing the Note in favor of Lender, and any modifications, renewals or extensions thereof (including, without limitation, any modifications, renewals or extensions with respect to any additional advances made subject to the Deed of Trust), shall unconditionally be and at all times remain a lien on the Property prior and superior to the Lease;

1.2	Subordination. Lender would not make the Loan without this agreement to subordinate; and

1.3	Whole Agreement. This Agreement shall be the whole agreement and only agreement with regard to the subordination of the Lease to the lien of the Deed of Trust and shall supersede and cancel, but only insofar as would affect the priority between the Deed of Trust and the Lease, any prior agreements as to such subordination, including, without limitation, those provisions, if any, contained in the Lease which provide for the subordination of the Lease to a deed or deeds of trust or to a mortgage or mortgages.

AND FURTHER, Lessee individually declares, agrees and acknowledges for the benefit of Lender, that:

1.4	Use of Proceeds. Lender, in making disbursements pursuant to the Note, the Deed of Trust or any loan agreements with respect to the Property, is under no obligation or duty to, nor has Lender represented that it will, see to the application of such proceeds by the person or persons to whom Lender disburses such proceeds, and any application or use of such proceeds for purposes other than those provided for in such agreement or agreements shall not defeat this agreement to subordinate in whole or in part;

1.5	Waiver, Relinquishment and Subordination. Lessee intentionally and unconditionally waives, relinquishes and subordinates all of Lessee’s right, title and interest in and to the Property to the lien of the Deed of Trust and understands that in reliance upon, and in consideration of, this waiver, relinquishment and subordination, specific loans and advances are being and will be made by Lender and, as part and parcel thereof, specific monetary and other obligations are being and will be entered into which would not be made or entered into but for said reliance upon this waiver, relinquishment and subordination.

2.	ASSIGNMENT. Lessee acknowledges and consents to the assignment of the Lease by Lessor in favor of Lender. Lender acknowledges receipt of a fully executed copy of the Lease.

3.	ESTOPPEL. Lessee acknowledges and represents that, as of the date hereof:

3.1	Lease Effective. The Lease has been duly executed and delivered by Lessee and, subject to the terms and conditions thereof, the Lease is in full force and effect, the obligations of Lessee thereunder are valid and binding and there have been no modifications or additions to the Lease, written or oral;

3.2	No Default. To the best of Lessee’s knowledge: (i) there exists no breach, default or event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default under the Lease; and (ii) there are no existing claims, defenses or offsets against rental due or to become due under the Lease;

3.3	Entire Agreement. The Lease constitutes the entire agreement between Lessor and Lessee with respect to the Property and Lessee claims no rights with respect to the Property other than as set forth in the Lease; and

3.4	No Prepaid Rent. No deposits or prepayments of rent have been made in connection with the Lease, except as follows: (i) prepaid rent for the seventh month of the Lease term, as contemplated by Section 5.2 of the Lease and (ii) monthly estimated additional rental payments, as required by the Lease.

3.5	No Broker Liens. Lessee has not incurred any fee or commission with any real estate broker which would give rise to any lien right under state or local law, except as follows: NONE.

4.	ADDITIONAL AGREEMENTS. Lessee covenants and agrees that, during all such times as Lender is the Beneficiary under the Deed of Trust:

Loan No. 104470

4.1	Modification, Termination and Cancellation. Lessee will not consent to any modification, amendment, termination or cancellation of the Lease (in whole or in part) without Lender’s prior written consent and will not make any payment to Lessor in consideration of any modification, termination or cancellation of the Lease (in whole or in part) without Lender’s prior written consent, other than an amendment made to effectuate any renewal, extension or expansion option or right of first refusal set forth in the Lease, or to confirm the commencement date or any other date set forth in the Lease, or to confirm the square footage of the premises under the Lease and to modify the terms of the Lease to reflect such square footage, and provided further that nothing herein shall prevent the exercise by Lessee of any termination right expressly provided in the Lease and the payment of any termination payment in connection therewith.

4.2	Notice of Default. Lessee will notify Lender in writing concurrently with any notice given to Lessor of any default by Lessor under the Lease, and Lessee agrees that Lender has the right (but not the obligation) to cure any breach or default specified in such notice within the time periods set forth below and Lessee will not declare a default of the Lease, as to Lender, if Lender cures such default within (i) with respect to defaults that can be cured by the payment of money, five (5) days from and after the expiration of the time period provided in the Lease for the cure thereof by Lessor and (ii) with respect to defaults that cannot be cured by the payment of money, within fifteen (15) days from and after the expiration of the time period provided in the Lease for the cure thereof by Lessor, provided, however, that if such default cannot with diligence be cured by Lender within such fifteen (15) day period, then Lessee agrees not to pursue termination of the Lease as a result of such default provided Lender commences a cure within such fifteen (15) day period and pursues such cure with diligence to completion.

4.3	No Advance Rents. Except as expressly required by the terms of the Lease (e.g., Lessee’s estimated monthly payments of operating expenses), Lessee will make no payments or prepayments of rent more than one (1) month in advance of the time when the same become due under the Lease; and

4.4	Assignment of Rents. Upon receipt by Lessee of written notice from Lender that Lender has elected to terminate the license granted to Lessor to collect rents, as provided in the Deed of Trust, and directing the payment of rents by Lessee to Lender, Lessee shall comply with such direction to pay and shall not be required to determine whether Lessor is in default under the Loan and/or the Deed of Trust, and the payment of such rents to Lender shall constitute the payment of such rents under the Lease. Lessor hereby irrevocably authorizes Lessee to make the foregoing payments to Lender upon such notice and direction.

5.	ATTORNMENT. In the event of a foreclosure under the Deed of Trust or a deed-in-lieu, or in the event the Property is transferred by reason of foreclosure or by reason of any legal proceeding, Lessee agrees to attorn to the transferee (the “Transferee”) of the Property, and the Transferee shall accept such attornment, as follows:

5.1	Payment of Rent. Lessee shall pay to Transferee all rental payments required to be made by Lessee pursuant to the terms of the Lease;

5.2	Continuation of Performance. Lessee shall be bound to Transferee in accordance with all of the provisions of the Lease, Transferee shall be liable and responsible for the performance of all covenants and obligations of Lessor as landlord under the Lease accruing from and after the date that Transferee takes title to the Property, and Lessee hereby attorns to Transferee as its landlord, such attornment to be effective and self-operative without the execution of any further instrument immediately upon Transferee succeeding to Lessor’s interest in the Lease and giving written notice thereof to Lessee;

5.3	No Offset. Transferee shall not be liable for, nor subject to, any offsets or defenses which Lessee may have by reason of any act or omission of Lessor under the Lease occurring prior to the date of the transfer of title to Transferee unless the act or omission giving rise to any such offsets or defenses is ongoing following such date, nor for the return of any sums which Lessee may have paid to Lessor under the Lease as and for security deposits, advance rentals or otherwise, except to the extent that such sums are actually delivered by Lessor to Transferee; and

5.4	Subsequent Transfer. Upon the further transfer of the Property by Transferee, Transferee shall not have any obligations under the Lease arising from and after such transfer.

Loan No. 104470

5.5	Notice. Lender, Lessor and Transferee agree to provide Lessee prompt notice of any foreclosure under the Deed of Trust, or any transfer of the Property by a deed in lieu thereof or other legal proceeding; provided, however, Lender’s, Lessor’s or Transferee’s failure to deliver such notice shall not effect the rights and/or obligations of Lessee hereunder, the rights of Lender or Transferee, or otherwise render any of the terms hereof unenforceable.

6.	NON-DISTURBANCE. In the event of a foreclosure under the Deed of Trust or in the event the Property is transferred by reason of a deed-in-lieu of foreclosure or by reason of any legal proceeding, so long as there shall then exist no event of default (as defined in the Lease) on the part of Lessee under the Lease (following any applicable notice and cure period), Lender agrees for itself and its successors and assigns and for each Transferee that the leasehold interest of Lessee under the Lease shall not be extinguished or terminated by reason of such foreclosure, but rather the Lease shall continue in full force and effect as a direct lease between Lessee, as tenant, and the Transferee holding title to the Property, as landlord, and Lender and each Transferee shall recognize and accept Lessee as tenant under the Lease subject to the terms and provisions of the Lease except as modified by this Agreement; provided, however, that if Lender or its designee is the “Transferee”, then Lessee and Lender agree that the following provisions of the Lease (if any) shall not be binding on Lender, as “Transferee”: any option to purchase with respect to the Property; any right of first refusal to purchase the Property; any provision regarding the use of insurance proceeds or condemnation proceeds with respect to the Property which is inconsistent with the terms of the Deed of Trust; provided, further, however, that if Lender or its designee, as “Transferee”, elects not to apply insurance or condemnation proceeds to rebuild the building located on the Property in reliance on the foregoing, then Lender shall notify Lessee of such election promptly following Lender’s receipt of such insurance or condemnation proceeds and upon receipt of such notice by Lessee, the Lease shall automatically terminate.

7.	MISCELLANEOUS.

7.1	Heirs, Successors, Assigns and Transferees. The covenants herein shall be binding upon, and inure to the benefit of, Lender, Lessee, Lessor, Transferee, and their respective heirs, successors and assigns; and

7.2	Notices. All notices or other communications required or permitted to be given pursuant to the provisions hereof shall be deemed served upon delivery or, if mailed, upon the first to occur of receipt or the expiration of three (3) days after deposit in United States Postal Service, certified mail, postage prepaid and addressed to the address of Lessee or Lender appearing below:

“OWNER”

New TPG-Four Points, L.P. a Texas limited partnership

c/o Thomas Properties Group, Inc.

515 S. Flower Street, 6th Floor

Los Angeles, CA 90071

Attn:

“LENDER”

WELLS FARGO BANK, NATIONAL ASSOCIATION

Commercial Real Estate

Institutional and Metro Markets Group (AU #63650)

1800 Century Park East, 12th Floor

Los Angeles, California 90067-2113

Attn: Jordan Johnson

Loan No. 104470

Loan No. 104470

“LESSEE”

SailPoint Technologies, Inc.

11305 Four Points Drive, Suite 100

Austin, Texas 78726

Telephone: (512) 346-2000

Fax: (512) 346-2043

Attention: Cam McMartin, Chief Financial Officer

provided, however, any party shall have the right to change its address for notice hereunder by the giving of written notice thereof to the other party in the manner set forth in this Agreement; and

7.3	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute and be construed as one and the same instrument; and

7.4	Remedies Cumulative. All rights of Lender herein to collect rents on behalf of Lessor under the Lease are cumulative and shall be in addition to any and all other rights and remedies provided by law and by other agreements between Lender and Lessor or others; and

7.5	Paragraph Headings. Paragraph headings in this Agreement are for convenience only and are not to be construed as part of this Agreement or in any way limiting or applying the provisions hereof; and

7.6	Applicable Law. This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State of Texas and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of Texas; and

7.7	Recording. Lender, Lessee and Lessor shall cause this Agreement to be recorded in the County where the Property is located not later than October 31, 2012; and

7.8	Modifications. This Agreement may not be supplemented, amended or modified unless set forth in writing and signed by all of the parties hereto.

7.9.	Incorporation. Exhibit A is attached hereto and incorporated herein by this reference.

[Signatures Follow on Next Page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

NOTICE:	THIS SUBORDINATION AGREEMENT CONTAINS A PROVISION WHICH ALLOWS THE PERSON OBLIGATED ON YOUR REAL PROPERTY SECURITY TO OBTAIN A LOAN A PORTION OF WHICH MAY BE EXPENDED FOR OTHER PURPOSES THAN IMPROVEMENT OF THE LAND.

IT IS RECOMMENDED THAT, PRIOR TO THE EXECUTION OF THIS AGREEMENT, THE PARTIES CONSULT WITH THEIR ATTORNEYS WITH RESPECT HERETO.

“OWNER” & “LESSOR”

NEW TPG-FOUR POINTS, L.P. a Texas limited partnership

By: TPG-New FP GP, LLC, a Delaware limited liability company, general partner

By: Thomas Properties Group, L.P., a Maryland limited partnership, manager

By: Thomas Properties Group, Inc., d/b/a TP-Thomas Properties Group, Inc., a Delaware corporation, general partner

By:
Name:
Title:

“LENDER’

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Jordan B. Johnson Its: Assistant Vice President

“LESSEE”

SAILPOINT TECHNOLOGIES, INC., a Delaware corporation

By:
Its:

(ALL SIGNATURES MUST BE ACKNOWLEDGED)

STATE OF CALIFORNIA

COUNTY OF                     ss.

On                      before me,                     (insert name and title of the officer), personally appeared                     , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal

Signature

My commission expires                    .

STATE OF                     ss.

COUNTY OF

On                      before me,                      (insert name and title of the officer), personally appeared                     , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of                      that the foregoing paragraph is true and correct.

WITNESS my hand and official seal

Signature

My commission expires                    .

STATE OF TEXAS

COUNTY OF TRAVIS ss.

This instrument was acknowledged before me on the          day of                     , 2012, by                      ,                      of Sailpoint Technologies, Inc., a Delaware corporation, on behalf of said corporation.

Notary Public, State of Texas

SFI-736143v2

EXHIBIT A

Loan No. 104470

DESCRIPTION OF PROPERTY

EXHIBIT A to Subordination Agreement; Acknowledgment of Lease Assignment, Estoppel, Attornment and Non-Disturbance

Agreement dated as of         , 2012, executed by NEW TPG-FOUR POINTS, L.P. a Texas limited partnership, as ‘‘Owner’’, SAILPOINT TECHNOLOGIES, INC., a Delaware corporation, as “Lessee’’, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as “Lender”.

All that certain real property located in the County of Travis, State of Texas, described as follows:

Tract One: Lots Four (4), Five (5) and Six (6), Block “A”; Lots Two (2) Four (4), Five (5) and Six (6), Block “B”; and Lot One (1), Block “C”, of FOUR POINTS CENTRE P.U.D., a subdivision in Travis County, Texas, according to the map or plat thereof, recorded in Document No. 200200080, as corrected under Document No. 2004185158 of the Official Public Records of Travis County, Texas.

Tract Two: Easements created by Declaration of Covenants, Restrictions, and Easements for Four Points Centre dated as of March 3, 1998, as recorded under Volume 13131, Page 3100 of the Real Property Records of Travis County, Texas, as supplemented and/or amended by instruments recorded under Volume 13381, Page 68, Real Property Records of Travis County, Texas; and Document No.(s) 2000175226, 2000092820, 2000175361, 2000140712, 2000175362, 2000175227, 2000204920, 2000091243, 2000091244, 2004023085, and 2008143477 all of the Official Public Records of Travis County, Texas.

Tract Three: Easements created by Declaration of Easements and Restrictive Covenants Regarding the Maintenance of a Regional Stormwater Detention Pond for Four Points Centre Planned Unit Development dated September 26, 2000, as recorded under Document No. 2000164665 of the Official Public Records of Travis County, Texas; Four Points Regional Detention Pond Construction and Maintenance Agreement dated December 14, 2000, as recorded under Document No. 2001074400 of the Official Public Records of Travis County, Texas, as amended by instrument(s) recorded under Document Nos. 2001074401 and 2004023087 of the Official Public Records of Travis County, Texas.

Tract Four: Joint Use Drive and Access and Landscaping Easement appurtenant to Lot 2, Block “B”, FOUR POINTS CENTRE P.U.D., over, upon and across Lot 1, Block “B”, FOUR POINTS CENTRE P.U.D., Lot(s) 3 and 3-A, Block A and Lot(s) 1 and 1-A, Block “B”, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded in Volume 100, Page 309 of the Plat Records of Travis County, Texas, as created and defined in documents recorded in Volume 13103, Page 161, Volume 13126, Page 536 and Volume 13131, Page 3172 of the Real Property Records of Travis County, Texas.

EXHIBIT A

Loan No. 104470

Tract Five: Easement(s) appurtenant to Lot 2, Block “B”, FOUR POINTS CENTRE P.U.D. out of and a part of Lots 1 and 2, Block “A”, FOUR POINTS CENTRE OUTPARCEL ONE, a subdivision in Travis County, Texas, according to the map or plat thereof, recorded under Document No. 200100068 of the Official Public Records of Travis County, Texas, and Lot 3, Block “B”, FOUR POINTS CENTRE P.U.D., a subdivision in Travis County, Texas, according to the map or plat thereof, recorded under Document No. 200200080 and corrected by Document No. 2004185158 of the Official Public Records of Travis County, Texas, and being more particularly described and defined in that certain Operation and Easement Agreement between Target

Corporation and TPG Four Points Land L.P. and recorded under Document No. 2004023090 of the Official Public Records of Travis County, Texas.

Tract Six: Ingress and egress easement across portions of Lots 3 and 4, Block “B” FOUR POINTS CENTRE P.U.D., a subdivision in Travis County, Texas, according to the map or plat thereof, recorded under Document No. 200200080 and corrected by Document No. 2004185158 of the Official Public Records of Travis County, Texas, said easement being more particularly described and defined in that certain Declaration of Easements and Restrictions recorded under Document No. 2003203099 of the Official Public Records of Travis County, Texas, and being more particularly described and defined in that certain Operation and Easement Agreement between Target Corporation and TPG Four Points Land L.P. and recorded under Document No. 2004023090 of the Official Public Records of Travis County, Texas,

Tract Seven: Being 1.280 acres of land, more or less, out of the ALEX DUNLAP SURVEY NO. 805, in Travis County, Texas, being the same tract as described in Document No. 2004203573 of the Official Public Records of Travis County, Texas, being more particularly described by metes and bounds in Exhibit “A” attached hereto and made a part hereof.

Tract Eight: Being 2.059 acres of land, more or less, out of the ALEX DUNLAP SURVEY NO. 805, In Travis County, Texas, being the same tract as described in Document No. 2004203573 of the Official Public Records of Travis County, Texas, being more particularly described by metes and bounds in Exhibit “B” attached hereto and made a part hereof.

EXHIBIT A

Loan No. 104470

EXHIBIT “A”

DESCRIPTION OF A 1.280 ACRE TRACT OF LAND LOCATED IN THE ALEXANDER DUNLAP SURVEY NO. 805, TRAVIS COUNTY, TEXAS, BEING ALL OF A CALLED 1.28 ACRE TRACT OF LAND DESCRIBED IN THE AFFIDAVIT TO SYLVIA ANN COWAN TROUTMAN, AS RECORDED IN VOLUME 8572, PAGE 939 OF THE DEED RECORDS OF TRAVIS COUNTY, TEXAS, SAID 1.280 ACRE TRACT OF LAND AS SHOWN ON SAM INC. DWG NO. T034-23061-01.DWG AND BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

BEGINNING at a  1⁄2-inch iron rod found for a west common corner of said 1.28 acre tract and a called, 1.022 acre tract of land conveyed in the deed to Austin Marine Service Corporation as recorded in Volume 11225, Page 1031 of the Real Property Records of Travis County, Texas, same being in the east right-of-way (ROW) line of Farm to Market Road (F.M.) 2222 (varying width ROW), from which a  1⁄2-inch iron rod found for the northwest corner of said 1.022 acre tract bears, N 28° 00’ 43” W a distance of 210.08 feet,

THENCE leaving said ROW line and with the common line of said 1.28 acre tract and said 1.022 acre tract, N 58° 10’ 08” E, a distance of 211.71 feet (called N 57° 58’ 56” E a distance of 211.75 feet in Volume 8572, Page 939 of the Deed Records of Travis County, Texas) to a  1⁄2-inch iron rod found in a west line of a called 39.838 acre tract of land conveyed in the deed to TPG Four Points Land, L.P., a California limited partnership, as recorded in Document No. 2000204912 of the Official Public Records of Travis County, Texas, for the north common corner of said 1.28 acre tract and said 1.022 acre tract,

THENCE with the west line of said 39.838 acre tract, S 25° 53’ 13” E, passing at a distance 111.94 feet a  1⁄2-inch iron rod found 0.41 feet to the right continuing for a total distance of 317.41 feet to a 1⁄2-inch iron rod with a “Chaparral” cap found for the east common corner of said 1.28 acre tract and said 39.838 acre tract,

THENCE with the common line of said 1.28 acre tract and said 39.838 acre tract, S 83° 52’ 03” W, a distance of 216.04 feet to a  1⁄2-inch iron rod with a SAM, Inc. plastic cap set in said east ROW line for the west common corner of said 1.28 acre tract and said 39.838 acre tract,

THENCE with said east ROW line same being the west line of said 1.28 acre tact, N 27° 45’ 08” W, a distance of 222.58 feet to the POINT OF BEGINNING and containing 1.280 acres of land, more or less.

EXHIBIT A

Loan No. 104470

EXHIBIT “B”

DESCRIPTION OF A 2.059 ACRE TRACT OF LAND LOCATED IN THE ALEXANDER DUNLAP SURVEY NO. 805, TRAVIS COUNTY, TEXAS, BEING ALL OF A CALLED 2.0456 ACRE TRACT OF LAND DESCRIBED IN THE DEED TO MELBA CRAVEN, AS RECORDED IN VOLUME 13122, PAGE 669 OF THE REAL PROPERTY RECORDS OF TRAVIS COUNTY, TEXAS, SAID 2.059 ACRE TRACT OF LAND AS SHOWN ON SAM INC. DWG NO. T034-23018-01.DWG AND BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

BEGINNING at a  1⁄2 inch iron rod with a SAM, Inc. plastic cap set in the north right-of-way (ROW) line of Farm to Market Road No. 2222 (varying width ROW), same being the south common corner of a called 1.0067 conveyed in the deed to KAF II Development Company, as recorded in Volume 13073, Page 1998 of the Real Property Records of Travis County, Texas, same being described in Document No. 2001121030 of the Official Public Records of Travis County, Texas, and said 2.0456 acre tract and the POINT OF BEGINNING, from which a  1⁄2 inch iron rod found for the southeast corner of said 1.0067 acre tract of land bears S 57° 21’ 28” E a distance of 207.64 feet,

THENCE with said north ROW line’ same being the south line of said 2.0456 acre tract the following three (3) courses and distances:

1.	N 54° 29’ 02” W a distance of 62.85 feet to a 1⁄2 inch iron rod with a SAM, Inc. plastic cap set for point of curvature,

2.	with a curve to the right having an arc distance of 194.12 feet, through a central angle of 27° 04’ 59” having a radius of 410.67 feet, and whose chord beard N 40° 56’ 32” W, a distance of 192.32 feet to a 1⁄2 inch iron rod found for point of tangency, and

3.	N 27° 24’ 02” W a distance of 156.98 feet to a 1⁄2 inch iron rod with a SAM, Inc. plastic cap set for the south common corner of a called 39.838 acre tract of land described in the deed to TPG Four Points Land, L.P. as recorded in Document No. 2000204912 of the Official Public Records of Travis County, Texas, from which a 1⁄2 inch iron rod found bears S 27° 03’ 39” W a distance of 1.42 feet,

THENCE leaving said ROW line and with the common line of said 39.838 acre tract and said 2.0456 acre tract, N 27° 03’ 39” E, a distance of 212.61 feet to a  1⁄2 inch iron rod with a SAM, Inc. plastic cap set for the west common corner of a called 11.12 acre tract of land described in the deed to Tommy Joe Pulatio as recorded in Volume 7601, Page 284 of the Deed Records of Travis County, Texas, and said 2.0456 acre tract from which a  1⁄2 inch iron rod found bears S 40° 42’ 34” E a distance of 0.95 feet, also from which a  1⁄2 inch iron rod found for a common corner of said 39.838 acre tract, said 11.12 acre tract and Lot 1, Block A Chipman Subdivision as recorded in Document No. 200000213 of the Official Public Records of Travis County, Texas, bears N 27° 03’ 39” E a distance of 33.91 feet,

EXHIBIT A

Loan No. 104470

THENCE with the common lines of said 11.12 and 2.0456 acre tracts the following two (2) course and distances:

1.	S 40° 42’ 34” E a distance of 159.10 feet to a 1⁄2 inch iron rod found, and

2.	S 36° 34’ 53” E a distance of 255.04 feet to a 1⁄2 inch iron rod found for a common corner of said Lot 1, said 11.12 acre tract, said 1.0067 acre tract and said 2.0456 acre tract from which a concrete monument found bears S 04° 25’ 05” W a distance of 4.15 feet, also from which a 1⁄2 inch iron rod found in the common line of said Lot 1 and said 1.0067 acre tract bears S 53° 54’ 07” E a distance of 38.68 feet,

3.	THENCE with a common line of said 2.0456 acre tract and said 1.0067 acre tract S 29° 06’ 43” W a distance of 211.84 feet to the POINT OF BEGINNING and containing 2.059 acres of land.

EXHIBIT K

PARKING

4 Reserved Parking Spaces

2nd Level Four Points Centre
(Buildings 1 & 2)
Parking Garage

LEVEL TWO GARAGE
UP
DOWN

EXHIBIT L

SIGNAGE

Monument Signage Location

Building Signage Location Options

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EXHIBIT M

GROSS UP CALCULATION

In the event of any contradicitions between the example calculation shown in this Exhibit M and the terms of the body of the Lease, the terms of the body of the Lease shall control. The following calculation will only be made to the variable portion of the costs for janitorial and electrical and water consumption for the Building as specified in Exhibit B, Section 15.1.

Four Points

Exhibit M

Gross Up Calculation At 100% Occupancy

Sample Based on 2011 Operating Expenses

		Code Formula

Building rentable square footage	192,062	A

Average Occupancy as a %	22.53%	B

Tenant rsf	38,351	C

Fixed Expenses
Building & Grounds	83,218.67
Engineering and HVAC	79,327.43
Elevators	34,019.37
Security	171,485.80
Administrative	170,383.91
Insurance	43,613.30
Property Taxes	379,651.52
TOTAL	961,700.00	D

Variable Expenses - Fixed portion
Jantiorial	66,979.18
Management Fees	0.00
Electricity	178,112.43
Water	27,076.68
TOTAL	272,168.29	E

Variable portion - Total	94,900.55	F
Janitorial	41,835.39
Management Fee	33,274.89
Electricity	19,790.27
Water	0

Variable gross-up	421,218.58	G	F divided by B
Cost per leased RSF	$2.19		G divided by A
Cost for 100% of Building	421,218.58	H	G times 100%
Cost Actually Incurred at Current Occupancy	367,068.84	I	E plus F

Total Variable Gross-Up for:
Janitorial	143,852.08
Management Fee	114,416.59
Electricity	68,049.37
Water	0.00
TOTAL	326,318.04	J	H minus F

Total Grossed Up Variable Expenses
Janitorial	252,666.65
Management Fee	147,691.48
Electricity	265,952.07
Water	27,076.68
TOTAL	693,386.88	K	E plus F plus J

Variable gross-Up Cost per leased rsf	$3.61	L	K divided by A
Cost for 100% of building rsf	$693,386.88	M	L times A
Cost actually incurred at current occupancy	$367,068.84	N
Total variable gross up	$326,318.04	O	M minus N

Fixed Expenses	$961,700.00	$5.01	D
Variable Expenses	$693,386.88	$3.61	M

Total Cost Pool At 100% of Building rsf	$1,655,086.88	$8.62

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EXHIBIT N

ANNUAL OPERATING EXPENSES STATEMENT

Four Points Centre

2012 Budget vs Actual Operating Costs

100% Gross Up

	2012 Budget		2012 Actual
Category	Cost per square feet	Cost per Dollar	Cost per square feet	Cost per Dollar
Cleaning & Janitorial	$1.47	$282,951	$—	$—
Building & Grounds	$0.38	$73,625	$—	$—
Engineering & HVAC	$0.53	$102,420	$—	$—
Elevator Maintenance	$0.18	$35,164	$—	$—
Electrical Maintenance	$0.06	$10,620	$—	$—
Utilities	$1.73	$322,480	$—	$—
Security & Life Safety	$0.98	$188,616	$—	$—
Administration	$1.02	$195,696	$—	$—
Management Fees	$0.86	$165,630	$—	$—
Insurance	$0.25	$47,242	$—	$—

Total Operating Exp	$7.47	$1,424,444	$—	$—

Real Estate Taxes	$2.25	$432,100	$—	$—

Total Escalatable Exp	$9.72	$1,856,544	$—	$—

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EXHIBIT O

FITNESS CENTER

1,573 USF
1,842 RSF
WOMEN'S SHOWER
BENCH
BENCH
MEN'S SHOWER
LOCKERS
TOWEL

Scale: 1/8" = 1'-0"

Fitness Center

6/15/2012 10:32:16 AM

Four Points

Test Fit

Plot User Name: mpaynter

File Path: n/a

SLG DESIGN

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